		Proposed Maximum	Proposed Maximum	Amount of
Title of each Class of	Amount to be	Offering	Aggregate	Registration
Securities to be Registered	Registered	Price Per Unit	Offering Price	Fee(1)
Common Stock, par value $0.01 per share	60,090,089	$27.75	1,667,499,969	$118,892.75

(1)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.

Filed pursuant to Rule 424b2
Registration No. 333-142044

Prospectus Supplement to Prospectus dated April 11, 2007.

52,252,252 Shares

The Hartford Financial Services Group, Inc.

Common Stock

We are offering 52,252,252 shares of our common stock, par value $0.01 per share (the “common stock”) to be sold in this offering. Our common stock is listed on the New York Stock Exchange, or the NYSE, under the symbol “HIG.” On March 17, 2010, the last reported sale price of our common stock on the NYSE was $28.58 per share.

Concurrently with this offering of common stock, we are offering 20,000,000 depositary shares (23,000,000 shares if the underwriters exercise their option to purchase additional depositary shares in full), each representing a 1/40th interest in a share of our 7.25% mandatory convertible preferred stock (the “depositary shares”). The depositary shares will be offered pursuant to a separate prospectus supplement (the “depositary shares offering”).

Shortly after the date hereof, we also plan to offer, by means of a separate prospectus supplement, $1.1 billion of our senior debt securities in one or more series (the “planned debt offering”). None of these offerings is conditioned upon the successful completion of any of the other offerings.

Investing in our common stock involves substantial risks. You should carefully consider the risks described under the “Risk Factors” section of this prospectus supplement beginning on page S-3 and similar sections in our filings with the Securities and Exchange Commission incorporated by reference herein before buying any of our shares of common stock offered hereby.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total

Public offering price	$27.75	$1,450,000,000
Underwriting discount	$0.888	$46,400,000
Proceeds, before expenses, to us	$26.862	$1,403,600,000

To the extent that the underwriters sell more than 52,252,252 shares of our common stock, the underwriters have the option to purchase up to an additional 7,837,837 shares of our common stock from us at the public offering price less the underwriting discount.

The underwriters expect to deliver the shares of our common stock to purchasers in book-entry form only, through The Depository Trust Company, on or about March 23, 2010 in New York, New York, against payment therefor in immediately available funds.

Joint Book-Running Managers

Goldman, Sachs & Co.	J.P. Morgan

Joint Lead Managers

Citi	Wells Fargo Securities

Senior Co-Managers
BofA Merrill Lynch	Credit Suisse	Morgan Stanley

Junior Co-Managers
Barclays Capital	BNY Mellon Capital Markets, LLC	Deutsche Bank Securities
Piper Jaffray & Co.	SunTrust Robinson Humphrey	UBS Investment Bank

Prospectus Supplement dated March 17, 2010.

Prospectus Supplement

About This Prospectus Supplement	S-ii
Where You Can Find More Information	S-ii
Information Incorporated by Reference	S-ii
Forward-Looking Statements	S-iv
Prospectus Supplement Summary	S-1
The Offering	S-2
Risk Factors	S-3
Use of Proceeds	S-23
Price Range of Our Common Stock	S-24
Dividend Policy	S-24
Capitalization	S-25
Description of Capital Stock	S-27
Certain U.S. Federal Tax Considerations	S-34
Underwriting	S-36
Validity of Common Stock	S-41
Experts	S-41

Prospectus

About This Prospectus	1
Forward-Looking Statements and Certain Risk Factors	1
The Hartford Financial Services Group, Inc.	2
The Hartford Capital Trusts	3
Use of Proceeds	5
Description of the Debt Securities	5
Description of Junior Subordinated Debentures	18
Description of Capital Stock of The Hartford Financial Services Group, Inc.	30
Description of Depositary Shares	34
Description of Warrants	36
Description of Stock Purchase Contracts and Stock Purchase Units	38
Description of Trust Preferred Securities	38
Description of Guarantee	50
Description of Corresponding Junior Subordinated Debentures	53
Relationship Among the Preferred Securities, the Corresponding Junior Subordinated Debentures and the Guarantees	55
Plan of Distribution	57
Legal Opinions	59
Experts	59
Where You Can Find More Information	59
Incorporation by Reference	60

We are responsible for the information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus with respect to this offering filed by us with the Securities and Exchange Commission, or the SEC. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. You should assume

S-i

that the information contained and incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus with respect to this offering filed by us with the SEC is only accurate as of the respective dates of such documents. Our business, financial condition, results of operations and prospects may have changed since those dates. We are offering to sell, and seeking offers to buy, the shares of our common stock offered hereby only in jurisdictions where such offers and sales are permitted.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of our common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering of our common stock.

If the description of this offering of our common stock in the accompanying prospectus is different from the description in this prospectus supplement, you should rely on the information contained in this prospectus supplement.

You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and the additional information described under “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus supplement before deciding whether to invest in the shares of our common stock offered by this prospectus supplement.

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to “The Hartford,” “we,” “us” and “our” or similar terms are to The Hartford Financial Services Group, Inc. and not to any of its subsidiaries, and references in this prospectus supplement to “the Company” are to The Hartford Financial Services Group, Inc. and its subsidiaries, collectively.

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of any of the shares of common stock offered by this prospectus supplement.

Currency amounts in this prospectus supplement are stated in U.S. dollars.

S-ii

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of a registration statement that we filed with the SEC. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules of the SEC allow us to omit from this prospectus supplement and the accompanying prospectus some of the information included in the registration statement. This information may be read and copied at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of these public reference facilities. The SEC maintains an Internet site, http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that are subject to the SEC’s reporting requirements.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We fulfill our obligations with respect to such requirements by filing periodic reports and other information with the SEC. These reports and other information are available as provided above and may also be inspected at the offices of The New York Stock Exchange at 20 Broad Street, New York, New York 10005.

INFORMATION INCORPORATED BY REFERENCE

The rules of the SEC allow us to incorporate by reference information into this prospectus supplement. The information incorporated by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. This prospectus supplement incorporates by reference the documents listed below:

•	our Annual Report on Form 10-K for the year ended December 31, 2009;

•	our Definitive Proxy Statement filed on April 13, 2009 (other than information in the Definitive Proxy Statement that is not specifically incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2008);

•	our Current Reports on Form 8-K filed on January 7, 2010, February 16, 2010, February 24, 2010, March 9, 2010, March 16, 2010 (Items 1.01 and 8.01) and March 17, 2010;

•	the description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on September 18, 1995, including any amendments or reports filed for the purposes of updating such description; and

•	all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this prospectus supplement and prior to the termination of this offering (other than information in the documents that is deemed not to be filed and that is not specifically incorporated by reference in this prospectus supplement).

Any statement made in this prospectus supplement, the accompanying prospectus or in a document incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You can obtain any of the filings incorporated by reference in this prospectus supplement through us or from the SEC through the SEC’s Internet site or at the address listed above. We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus supplement. You should direct requests for those documents to The Hartford Financial Services Group, Inc., One Hartford Plaza, Hartford, Connecticut 06155, Attention: Investor Relations (telephone: (860) 547-5000).

S-iii

FORWARD-LOOKING STATEMENTS

Certain of the statements contained or incorporated by reference in this prospectus supplement and the accompanying prospectus are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “projects,” and similar references to future periods.

Forward-looking statements are based on our current expectations and assumptions regarding economic, competitive and legislative developments. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. They have been made based upon management’s expectations and beliefs concerning future developments and their potential effect upon us. Future developments may not be in line with management’s expectations or have unanticipated effects. Actual results could differ materially from expectations, depending on the evolution of various factors, including, but not limited to, those set forth in this prospectus supplement and those set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2009 (as updated from time to time). These important risks and uncertainties include:

•	significant risks and uncertainties related to our current operating environment, which reflects continued volatility in financial markets, constrained capital and credit markets and uncertainty about the timing and strength of an economic recovery and the impact of governmental budgetary and regulatory initiatives and whether management’s initiatives to address these risks will be effective;

•	the risk that our actual sources and uses of capital in a stress scenario may vary materially and adversely from our modeled projected sources and uses of capital that we disclosed in connection with our planned repurchase of the Series E Preferred Stock, whether as a result of one or more assumptions proving to be materially inaccurate or as a result of the Company’s exposure to other risks during stressed economic conditions that were not taken into account in preparing such modeled projections;

•	risks associated with our continued execution of steps to realign our business and reposition our investment portfolio, including the potential need to adjust our plans to take other restructuring actions, such as divestitures;

•	market risks associated with our business, including changes in interest rates, credit spreads, equity prices, foreign exchange rates, as well as challenging or deteriorating conditions in key sectors such as the commercial real estate market, that have pressured our results and are expected to continue to do so in 2010;

•	volatility in our earnings resulting from our recent adjustment of our risk management program to emphasize protection of statutory surplus;

•	the impact on our statutory capital of various factors, including many that are outside our control, which can in turn affect our credit and financial strength ratings, cost of capital, regulatory compliance and other aspects of our business and results;

•	risks to our business, financial position, prospects and results associated with negative rating actions or downgrades in our financial strength and credit ratings or negative rating actions or downgrades relating to our investments;

•	the potential for differing interpretations of the methodologies, estimations and assumptions that underlie the valuation of our financial instruments that could result in changes to investment valuations;

•	the subjective determinations that underlie our evaluation of other-than-temporary impairments on available-for-sale securities;

•	losses due to nonperformance or defaults by others;

•	the potential for further acceleration of deferred policy acquisition cost amortization;

•	the potential for further impairments of our goodwill or the potential for establishing valuation allowances against deferred tax assets;

S-iv

•	the possible occurrence of terrorist attacks and our ability to contain our exposure, including the effect of the absence or insufficiency of applicable terrorism legislation on coverage;

•	the difficulty in predicting our potential exposure for asbestos and environmental claims;

•	the possibility of a pandemic or other man-made disaster that may adversely affect our businesses and cost and availability of reinsurance;

•	weather and other natural physical events, including the severity and frequency of storms, hail, snowfall and other winter conditions, natural disasters such as hurricanes and earthquakes, as well as climate change, including effects on weather patterns, greenhouse gases, sea, land and air temperatures, sea levels, rain and snow;

•	the response of reinsurance companies under reinsurance contracts and the availability, pricing and adequacy of reinsurance to protect us against losses;

•	the possibility of unfavorable loss development;

•	actions by our competitors, many of which are larger or have greater financial resources than we do;

•	the restrictions, oversight, costs and other consequences of being a savings and loan holding company, including from the supervision, regulation and examination by the Office of Thrift Supervision, or the OTS, and arising from our participation in the Capital Purchase Program, or the CPP, under the Emergency Economic Stabilization Act of 2008, certain elements of which will continue to apply to us for so long as the U.S. Department of the Treasury, or the Treasury Department, holds the warrant or shares of our common stock received on exercise of the warrant that we issued to the Treasury Department as part of our participation in the CPP, even after we repurchase the preferred stock issued in connection therewith;

•	unfavorable judicial or legislative developments;

•	the potential effect of domestic and foreign regulatory developments, including those that could adversely impact the demand for our products, operating costs and required capital levels, including changes to statutory reserves and/or risk-based capital requirements related to secondary guarantees under universal life and variable annuity products;

•	our ability to distribute our products through distribution channels, both current and future;

•	the uncertain effects of emerging claim and coverage issues;

•	the ability of our subsidiaries to pay dividends to us;

•	our ability to effectively price our property and casualty policies, including our ability to obtain regulatory consents to pricing actions or to non-renewal or withdrawal of certain product lines;

•	our ability to maintain the availability of our systems and safeguard the security of our data in the event of a disaster or other unanticipated events;

•	the potential for difficulties arising from outsourcing relationships;

•	the impact of potential changes in federal or state tax laws, including changes affecting the availability of the separate account dividend received deduction;

•	the impact of potential changes in accounting principles and related financial reporting requirements;

•	our ability to protect our intellectual property and defend against claims of infringement; and

•	other factors described in such forward-looking statements.

Any forward-looking statement made by us in this prospectus supplement, the accompanying prospectus, any document incorporated by reference herein or therein or any free writing prospectus with respect to this offering filed by us with the SEC speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

S-v

PROSPECTUS SUPPLEMENT SUMMARY

The following summary is qualified in its entirety by the more detailed information included elsewhere or incorporated by reference into this prospectus supplement or the accompanying prospectus. Because this is a summary, it may not contain all of the information that is important to you. You should read the entire prospectus supplement and the accompanying prospectus, including the section entitled “Risk Factors” and the documents incorporated by reference before making an investment decision.

The Hartford Financial Services Group, Inc.

The Hartford is an insurance and financial services holding company. We are among the largest providers of investment products, individual life, group life and disability insurance products, and property and casualty insurance products in the United States. Hartford Fire Insurance Company, or Hartford Fire, founded in 1810, is the oldest of our subsidiaries. At December 31, 2009, our total assets were $307.7 billion and our total stockholders’ equity was $17.9 billion.

Our principal executive offices are located at One Hartford Plaza, Hartford, Connecticut 06155, and our telephone number is (860) 547-5000.

Repurchase of Our Series E Fixed Rate Cumulative Perpetual Preferred Stock

In June 2009, we issued 3,400,000 shares of our Series E Fixed Rate Cumulative Perpetual Preferred Stock, or the Series E Preferred Stock, to the Treasury Department in connection with our participation in the Treasury Department’s CPP. The Treasury Department also received a warrant to purchase 52,093,973 shares of our common stock at an initial per share exercise price of $9.79, subject to adjustment, which expires ten years from the issuance date. The Series E Preferred Stock and the warrant were issued pursuant to a Letter Agreement dated June 26, 2009 and the Securities Purchase Agreement — Standard Terms attached thereto, which we collectively refer to as the CPP Agreement, for an aggregate purchase price of $3.4 billion. We provided the Treasury Department with registration rights covering the Series E Preferred Stock, the warrant and the underlying shares of common stock.

Following completion of this offering, the depositary shares offering and the planned debt offering, and subject to the approval of the Treasury Department, we will repurchase all 3,400,000 shares of the Series E Preferred Stock. There can be no assurance, however, that the Treasury Department will approve the repurchase of the Series E Preferred Stock. We do not intend to repurchase the warrant. See “Use of Proceeds” in this prospectus supplement.

The repurchase of the Series E Preferred Stock will result in a charge to income available to common shareholders of approximately $440 million, representing the accretion of the discount on the Series E Preferred Stock at December 31, 2009. In addition, upon the repurchase of the Series E Preferred Stock, the annual dividends of $170 million payable on the Series E Preferred Stock will be eliminated. The Company will incur dividend payments related to the issuance of the 7.25% mandatory convertible preferred stock, with a liquidation preference of $1,000 per share (equivalent to a $25 liquidation preference per depositary share) (the “Series F Preferred Stock”) in the depositary shares offering and additional interest expense related to the issuance of one or more series of the senior notes in the planned debt offering.

Concurrent Offering of Depositary Shares

Concurrently with this offering of common stock, we are offering 20,000,000 depositary shares (23,000,000 shares if the underwriters exercise their option to purchase additional depositary shares in full), each representing a 1/40th interest in a share of Series F Preferred Stock. The depositary shares will be offered pursuant to a separate prospectus supplement. Each depositary share, evidenced by a depositary receipt, entitles the holder, through the depositary, to a proportional fractional interest in all rights and preferences of the Series F Preferred Stock (including conversion, dividend, voting and liquidation rights). This common stock offering is not contingent on the successful completion of the depositary shares offering.

Debt Offering

In addition to this offering of our common stock and the depositary shares offering, we also plan to offer in one or more series $1.1 billion of senior debt to fund, in part, our proposed repurchase of our Series E Preferred Stock, subject to the approval of the Treasury Department, and, together with available funds, to pre-fund the maturity of our $275 million principal amount 7.9% Senior Notes due June 15, 2010 and our $400 million principal amount 5.25% Senior Notes due October 15, 2011. The planned debt offering is not contingent on the successful completion of this offering or the depositary shares offering.

THE OFFERING

Common stock we are offering:	52,252,252 shares.

Option to purchase additional shares of our common stock:	We have granted the underwriters an option to purchase up to an additional 7,837,837 shares of our common stock.

Common stock to be outstanding after this offering:	436,380,790 shares.(1)(2)

Use of proceeds after expenses:	We intend to use the net proceeds from this offering of our common stock, together with estimated net proceeds of $484 million from the depositary shares offering, estimated net proceeds of $425 million from our planned debt offering and available funds to repurchase in full, once we have received approval to do so, the Series E Preferred Stock held by the Treasury Department pursuant to our participation in the CPP. Pending such use we will invest the proceeds in high grade investments. We intend to use the remaining net proceeds from the planned debt offering, together with available funds, to pre-fund the maturity of our $275 million principal amount 7.9% Senior Notes due June 15, 2010 and our $400 million principal amount 5.25% Senior Notes due October 15, 2011. If the Treasury Department does not approve our request to repurchase the Series E Preferred Stock, or if we do not complete either the depositary shares offering or the planned debt offering, we will use the net proceeds of this offering for general corporate purposes.

New York Stock Exchange symbol for common stock:	HIG.

Risk factors:	An investment in shares of our common stock is subject to risks. Please refer to the section entitled “Risk Factors” and other information included or incorporated by reference in this prospectus supplement or the accompanying prospectus for a discussion of factors you should carefully consider before investing in shares of our common stock.

(1)	The number of shares of our common stock to be outstanding immediately after the closing of this offering is based on 384,128,538 shares of our common stock outstanding as of February 15, 2010.

(2)	Unless otherwise indicated, the number of shares of our common stock presented in this prospectus supplement excludes, as of December 31, 2009, a total of 503,099,394 shares, including 6,468,866 shares reserved for issuance upon exercise of outstanding options, warrants and rights under our stock compensation plans, 11,858,943 shares reserved for future issuance under our stock compensation plans, an additional 11,362,625 shares that will be reserved for issuance under our stock compensation plan subject to the approval of our shareholders, which we will seek at our next annual meeting, 65,000,000 shares reserved for issuance in connection with our contingent capital facility, 287,000,000 shares reserved for issuance in connection with certain of our 2008 debt instrument issuances, 52,093,973 shares reserved for issuance in connection with the conversion of outstanding warrant issued to the Treasury Department and 69,314,987 shares reserved for issuance in connection with the conversion of outstanding warrants issued to Allianz SE (assuming receipt of certain regulatory approvals), and further, excludes any anti-dilution adjustments that may arise from this offering and the depositary shares offering. For more information on the conversion of the warrants issued to Allianz SE and the related anti-dilution adjustments, see “Description of Capital Stock — Allianz’s Investment.”

RISK FACTORS

An investment in shares of our common stock is subject to certain risks. The trading price of our shares of common stock could decline due to any of these risks, and you may lose all or part of your investment. Before you decide to invest in the shares of our common stock, you should consider the risk factors below relating to our business and this offering, as well as other trends, risks and uncertainties identified in our Annual Report on Form 10-K for the year ended December 31, 2009 and in the other documents incorporated by reference into this prospectus supplement or the accompanying prospectus.

Risks Related to Our Business

Our operating environment remains challenging in light of uncertainty about the timing and strength of an economic recovery and the impact of governmental budgetary and regulatory initiatives. The steps we have taken to realign our businesses and strengthen our capital position may not be adequate to mitigate the financial, competitive and other risks associated with our operating environment, particularly if economic conditions deteriorate from their current levels or regulatory requirements change significantly, and we may be required to or we may seek to raise additional capital or take other strategic or financial actions that could adversely affect our business and results or trading prices for our common stock.

Persistent volatility in financial markets and uncertainty about the timing and strength of a recovery in the global economy adversely affected our business and results in 2009, and we believe that these conditions may continue to affect our operating environment in 2010. High unemployment, lower family income, lower business investment and lower consumer spending in most geographic markets we serve have adversely affected the demand for financial and insurance products, as well as their profitability in some cases. Our results, financial condition and statutory capital remain sensitive to equity and credit market performance, and we expect that market volatility will continue to pressure returns in our life and property and casualty investment portfolios and that our hedging costs will remain high. Until economic conditions become more stable and improve, we also expect to experience realized and unrealized investment losses, particularly in the commercial real estate sector where significant market illiquidity and risk premiums exist that reflect the current uncertainty in the real estate market. Deterioration or negative rating agency actions with respect to our investments could also indirectly adversely affect our statutory capital and risk-based capital (“RBC”) ratios, which could in turn have other negative consequences for our business and results.

The steps we have taken to realign our businesses and strengthen our capital position may not be adequate if economic conditions do not stabilize in line with our forecasts or if they experience a significant deterioration. These steps include ongoing initiatives, particularly the execution risk relating to the repositioning of our investment portfolios. In addition, we have modified our variable annuity product offerings and, in October 2009, launched a new variable annuity product. However, the future success of this new variable annuity product will be dependent on market acceptance. The level of market acceptance of this new product will directly affect the level of variable annuity sales of the Company in the future. If our actions are not adequate, our ability to support the scale of our business and to absorb operating losses and liabilities under our customer contracts could be impaired, which would in turn adversely affect our overall competitiveness. We could be required to raise additional capital or consider other actions to manage our capital position and liquidity or further reduce our exposure to market and financial risks. We may also be forced to sell assets on unfavorable terms that could cause us to incur charges or lose the potential for market upside on those assets in a market recovery. We could also face other pressures, such as employee recruitment and retention issues and potential loss of distributors for our products. Finally, trading prices for our common stock could decline as a result or in anticipation of sales of our common stock or equity-linked instruments.

Even if the measures we have taken (or take in the future) are effective to mitigate the risks associated with our current operating environment, they may have unintended consequences. For example, rebalancing our hedging program may better protect our statutory surplus, but also result in greater U.S. GAAP earnings volatility. Actions we take may also entail impairment or other charges or adversely affect our ability to compete successfully in an increasingly difficult consumer market.

Regulatory developments relating to the recent financial crisis may also significantly affect our operations and prospects in ways that we cannot predict. U.S. and overseas governmental and regulatory authorities, including the SEC, the OTS, NYSE or the Financial Industry Regulatory Authority are considering enhanced or new regulatory requirements intended to prevent future crises or otherwise stabilize the institutions under their supervision. The reforms being discussed include several that contemplate comprehensive restructuring of the regulation of the financial services industry, including possibly the merger of the OTS with the Office of the Comptroller of the Currency. Enactment of such measures likely would lead to stricter regulation of financial institutions generally, and heightened prudential requirements for systemically important firms in particular. Such measures could include taxation of financial transactions, liabilities and employee compensation.

Other changes under discussion in the U.S. include: breaking up firms that are considered “too big to fail” or mandating certain barriers between their activities in order to allow for an orderly resolution of failing financial institutions; establishing a “Federal Insurance Office” within the Treasury Department to, among other things, conduct a study of how to improve insurance regulation in the United States; providing regulators with new means of limiting activities of financial firms; regulating compensation in the financial services industry; enhancing corporate governance, especially regarding risk management; and creating a new agency, the “Consumer Financial Protection Agency,” to protect U.S. consumers who buy financial products. A substantial number of the financial reforms currently discussed in the U.S. and globally may become law, although it is difficult to predict which will become law, how such reforms will be implemented or the exact impact they will have on our business, financial condition, results of operations and cash flows for a particular future period. If adopted, these changes will require regulatory implementation, the full impact of which will not be known until later.

New regulations will likely affect critical matters, including capital requirements, and published proposals by insurance regulatory authorities that have reduced or could reduce the pressure on our capital position may not be adopted, may be adopted in a form that does not afford as much capital relief as anticipated or may be subsequently reversed in the future. If we fail to manage the impact of these developments effectively, our prospects, results and financial condition could be materially adversely affected.

The stress scenario modeled projections and the related assumptions that we have disclosed in connection with our planned repurchase of the Series E Preferred Stock have been prepared for purposes of planning the public offerings discussed herein. Actual sources and uses of capital under stressed economic conditions may vary significantly, as the stress scenario does not incorporate all risks to which the Company would be exposed under stressed economic conditions and the models used may, in any event, produce inaccurate projections. Investors are cautioned that the stress scenario modeled projections and related assumptions are therefore of limited value in assessing the Company’s future prospects.

In connection with determining the structure and size of our capital raise for the planned repurchase of the Series E Preferred Stock held by the Treasury Department, we have utilized stressed model projections that depend on a variety of factors and assumptions each of which is subject to business, economic and competitive uncertainties and contingencies that are inherently unpredictable. Using these stress model projections, we have also illustrated the potential sources and uses of capital during 2010 and 2011. We have created these hypothetical stress-scenario models on the basis of fundamental assumptions about the performance of key variables, including, among others, stressed equity market levels and losses in the residential and commercial real estate markets. The stress-scenario models resulting from these assumptions not only illustrate hypothetical sources and uses of capital, but also produce assumed stress-scenario values for a variety of other variables that can independently significantly affect surplus. Although our modeled stress-scenario projections reflect assumptions about the adverse performance of these other variables, they do not reflect further impacts on surplus that could arise from additional, discrete adverse performance of these other variables. The actual performance of these other variables, which include but are not limited to interest rates, Yen/U.S. dollar, Yen/Euro and other foreign exchange rates, market volatility, catastrophe loss experience and policyholder behavior, may differ materially from the assumptions included in the projections and may, as a result, cause actual results in a stress scenario to differ materially from those that were projected. Moreover, our assumptions do not reflect all risks to which the Company would be exposed under stressed economic conditions. As a result, actual results may differ, and in the past have differed, materially from projected results. Investors are cautioned that the stress scenario modeled projections and related assumptions are therefore of limited value in assessing our future prospects.

No outside party has approved or provided any other form of assurance with respect to these projections, and these projections have not been examined by any independent expert. Projections are also necessarily speculative in nature and the risk that our modeled projections will be wrong is increased as a result of the number and nature of the variables underlying the assumptions on which they are based and the fact that they do not reflect other important risks that would be present in a severely constrained operating environment as described above. Many of these variables are also beyond our control and influenced by a variety of factors, and it can be expected that one or more of our assumptions will prove to be incorrect, possibly in material ways, especially in a stress scenario. Moreover, the reliability of forecasted information diminishes the farther in the future that data is projected. Our actual sources and uses of capital in a stress scenario may vary significantly and adversely from those we have projected. Investors are accordingly cautioned not to place undue reliance on information included or incorporated by reference in this prospectus supplement relating to our projected capital position in these stress scenarios, and investors should also understand that these projections are of limited value in assessing the Company’s prospects in an environment that is not subject to stress assumptions. Because we have prepared this information for purposes of determining the structure and size of our capital raise for the planned repurchase of the Series E Preferred Stock, we do not undertake to update this information.

We are exposed to significant financial and capital markets risk, including changes in interest rates, credit spreads, equity prices, foreign exchange rates and global real estate market deterioration which may have a material adverse effect on our results of operations, financial condition and liquidity.

We are exposed to significant financial and capital markets risk, including changes in interest rates, credit spreads, equity prices, foreign currency exchange rates and global real estate market deterioration.

One important exposure to equity risk relates to the potential for lower earnings associated with certain of our Life businesses, such as variable annuities, where fee income is earned based upon the fair value of the assets under management. The decline in equity markets over the last two years has significantly reduced assets under management and related fee income during that period. In addition, certain of our Life products offer guaranteed benefits which increase our potential obligation and statutory capital exposure should equity markets decline. Due to declines in equity markets, our liability for these guaranteed benefits has significantly increased and our statutory capital position has decreased. Further sustained declines in equity markets may result in the need to devote significant additional capital to support these products. We are also exposed to interest rate and equity risk based upon the discount rate and expected long-term rate of return assumptions associated with our pension and other post-retirement benefit obligations. Sustained declines in long-term interest rates or equity returns are likely to have a negative effect on the funded status of these plans.

Our exposure to interest rate risk relates primarily to the market price and cash flow variability associated with changes in interest rates. A rise in interest rates, in the absence of other countervailing changes, will increase the net unrealized loss position of our investment portfolio and, if long-term interest rates rise dramatically within a six-to-twelve month time period, certain of our Life businesses may be exposed to disintermediation risk. Disintermediation risk refers to the risk that our policyholders may surrender their contracts in a rising interest rate environment, requiring us to liquidate assets in an unrealized loss position. An increase in interest rates can also impact our tax planning strategies and in particular our ability to utilize tax benefits to offset certain previously recognized realized capital losses. Due to the long-term nature of the liabilities associated with certain of our Life businesses, such as structured settlements and guaranteed benefits on variable annuities, sustained declines in long-term interest rates may subject us to reinvestment risks and increased hedging costs. In other situations, declines in interest rates or changes in credit spreads may result in reducing the duration of certain Life liabilities, creating asset liability duration mismatches and lower spread income.

Our exposure to credit spreads primarily relates to market price and cash flow variability associated with changes in credit spreads. If issuer credit spreads widen significantly or retain historically wide levels over an extended period of time, additional other-than-temporary impairments and increases in the net unrealized loss position of our investment portfolio will likely result. In addition, losses have also occurred due to the volatility in credit spreads. When credit spreads widen, we incur losses associated with the credit derivatives where the Company assumes exposure. When credit spreads tighten, we incur losses associated with derivatives where the Company has purchased credit protection. If credit spreads tighten significantly, the Company’s net investment income associated with new purchases of fixed maturities may be reduced. In addition, a reduction in market liquidity can make it difficult to value certain of our securities when trading becomes less frequent. As such, valuations may include assumptions or estimates that may be more susceptible to significant period-to-period changes which could have a material adverse effect on our consolidated results of operations or financial condition.

Our statutory surplus is also affected by widening credit spreads as a result of the accounting for the assets and liabilities on our fixed market value adjusted, or MVA, annuities. Statutory separate account assets supporting the fixed MVA annuities are recorded at fair value. In determining the statutory reserve for the fixed MVA annuities we are required to use current crediting rates in the U.S. and Japanese LIBOR in Japan. In many capital market scenarios, current crediting rates in the U.S. are highly correlated with market rates implicit in the fair value of statutory separate account assets. As a result, the change in the statutory reserve from period to period will likely substantially offset the change in the fair value of the statutory separate account assets. However, in periods of volatile credit markets, actual credit spreads on investment assets may increase sharply for certain sub-sectors of the overall credit market, resulting in statutory separate account asset market value losses. As actual credit spreads are not fully reflected in current crediting rates in the U.S. or Japanese LIBOR in Japan, the calculation of statutory reserves will not substantially offset the change in fair value of the statutory separate account assets resulting in reductions in statutory surplus. This has resulted and may continue to result in the need to devote significant additional capital to support the product.

Our primary foreign currency exchange risks are related to net income from foreign operations, non-U.S. dollar denominated investments, investments in foreign subsidiaries, our yen-denominated individual fixed annuity product, and certain guaranteed benefits associated with the Japan and U.K. variable annuities. These risks relate to potential decreases in value and income resulting from a strengthening or weakening in foreign exchange rates versus the U.S. dollar. In general, the weakening of foreign currencies versus the U.S. dollar will unfavorably affect net income from foreign operations, the value of non-U.S. dollar denominated investments, investments in foreign subsidiaries and realized gains or losses on the yen denominated individual fixed annuity product. In comparison, certain of our Life products offer guaranteed benefits which could substantially increase our potential obligation and statutory capital exposure should the yen strengthen versus other currencies. Correspondingly, a strengthening of the U.S. dollar compared to other currencies will increase our exposure to the U.S. variable annuity guarantee benefits where policyholders have elected to invest in international funds.

Our real estate market exposure includes investments in commercial mortgage-backed securities, residential mortgage-backed securities, commercial real estate collateralized debt obligations, mortgage and real estate partnerships, and mortgage loans. The recent deterioration in the global real estate market, as evidenced by increases in property vacancy rates, delinquencies and foreclosures, has negatively impacted property values and sources of refinancing resulting in market illiquidity and risk premiums that reflect the current uncertainty in the real estate market. Should these trends continue, further reductions in net investment income associated with real estate partnerships, impairments of real estate backed securities and increases in our valuation allowance for mortgage loans may result.

If significant, further declines in equity prices, changes in U.S. interest rates, changes in credit spreads, the strengthening or weakening of foreign currencies against the U.S. dollar, and global real estate market deterioration, individually or in combination, could continue to have a material adverse effect on our consolidated results of operations, financial condition and liquidity both directly and indirectly by creating competitive and other pressures including, but not limited to, employee retention issues and the potential loss of distributors for our products. In addition, in the conduct of our business, there could be scenarios where in order to reduce risks, fulfill our obligations or to raise incremental liquidity, we would sell assets at a loss.

Declines in equity markets, changes in interest rates and credit spreads and global real estate market deterioration can also negatively impact the fair values of each of our segments. If a significant decline in the fair value of a segment occurred and this resulted in an excess of that segment’s book value over fair value, the goodwill assigned to that segment might be impaired and could cause the Company to record a charge to impair a part or all of the related goodwill assets.

Our adjustment of our risk management program relating to products we offer with guaranteed benefits to emphasize protection of statutory surplus will likely result in greater U.S. GAAP volatility in our earnings and potentially material charges to net income in periods of rising equity market pricing levels.

Some of the products offered by our life businesses, especially variable annuities, offer certain guaranteed benefits which, in the event of a decline in equity markets, would not only result in lower earnings, but will also increase our exposure to liability for benefit claims. We are also subject to equity market volatility related to these benefits, especially the guaranteed minimum withdrawal benefit (“GMWB”), guaranteed minimum accumulation benefit (“GMAB”), guaranteed minimum death benefit (“GMDB”) and guaranteed minimum income benefit (“GMIB”) offered with variable annuity products. As of December 31, 2009, the net liability for GMWB and GMAB was $2.0 billion. At that date, the liability for GMIB and GMDB was a combined $989 million, net of reinsurance. We use reinsurance structures and have modified benefit features to mitigate the exposure associated with GMDB. We also use reinsurance in combination with a modification of benefit features and derivative instruments to attempt to minimize the claim exposure and to reduce the volatility of net income associated with the GMWB liability. However, due to the severe economic conditions in the fourth quarter of 2008, we adjusted our risk management program to place greater relative emphasis on the protection of statutory surplus. This shift in relative emphasis has resulted in greater U.S. GAAP earnings volatility in 2009 and, based upon the types of hedging instruments used, can result in potentially material charges to net income in periods of rising equity market pricing levels. While we believe that these actions have improved the efficiency of our risk management related to these benefits, we remain liable for the guaranteed benefits in the event that reinsurers or derivative counterparties are unable or unwilling to pay. We are also subject to the risk that other management procedures prove ineffective or that unanticipated policyholder behavior, combined with adverse market events, produces economic losses beyond the scope of the risk management techniques employed, which individually or collectively may have a material adverse effect on our consolidated results of operations, financial condition and cash flows.

The amount of statutory capital that we have and the amount of statutory capital that we must hold to maintain our financial strength and credit ratings and meet other requirements can vary significantly from time to time and is sensitive to a number of factors outside of our control, including equity market, credit market, interest rate and foreign currency conditions, changes in policyholder behavior and changes in rating agency models.

We conduct the vast majority of our business through licensed insurance company subsidiaries. Accounting standards and statutory capital and reserve requirements for these entities are prescribed by the applicable insurance regulators and the National Association of Insurance Commissioners, or the NAIC. Insurance regulators have established regulations that provide minimum capitalization requirements based on RBC formulas for both life and property and casualty companies. The RBC formula for life companies establishes capital requirements relating to insurance, business, asset and interest rate risks, including equity, interest rate and expense recovery risks associated with variable annuities and group annuities that contain death benefits or certain living benefits. The RBC formula for property and casualty companies adjusts statutory surplus levels for certain underwriting, asset, credit and off-balance sheet risks.

In any particular year, statutory surplus amounts and RBC ratios may increase or decrease depending on a variety of factors — the amount of statutory income or losses generated by our insurance subsidiaries (which itself is sensitive to equity market and credit market conditions), the amount of additional capital our insurance subsidiaries must hold to support business growth, changes in equity market levels, the value of certain fixed-income and equity securities in our investment portfolio, the value of certain derivative instruments, changes in interest rates and foreign currency exchange rates, as well as changes to the NAIC RBC formulas. Most of these factors are outside of the Company’s control. The Company’s financial strength and credit ratings are significantly influenced by the statutory surplus amounts and RBC ratios of our insurance company subsidiaries. In addition, rating agencies may implement changes to their internal models that have the effect of increasing the amount of statutory capital we must hold in order to maintain our current ratings. Also, in extreme scenarios of equity market declines, the amount of additional statutory reserves that we are required to hold for our variable annuity guarantees increases at a greater than linear rate. This reduces the statutory surplus used in calculating our RBC ratios. When equity markets increase, surplus levels and RBC ratios will generally increase, however, as a result of a number of factors and market conditions, including the level of hedging costs and other risk transfer activities, reserve requirements for death and living benefit guarantees and RBC requirements could increase resulting in lower RBC ratios. Due to all of these factors, projecting statutory capital and the related RBC ratios is complex. In 2009, our financial strength and credit ratings were downgraded by multiple rating agencies. If our statutory capital resources are insufficient to maintain a particular rating by one or more rating agencies, we may seek to raise additional capital through public or private equity or debt financing. If we were not to raise additional capital, either at our discretion or because we were unable to do so, our financial strength and credit ratings might be further downgraded by one or more rating agencies.

We have experienced and may experience additional future downgrades in our financial strength or credit ratings, which may make our products less attractive, increase our cost of capital and inhibit our ability to refinance our debt, which would have a material adverse effect on our business, results of operations, financial condition and liquidity.

Financial strength and credit ratings, including commercial paper ratings, are an important factor in establishing the competitive position of insurance companies. In 2009, our financial strength and credit ratings were downgraded by multiple rating agencies. Rating agencies assign ratings based upon several factors. While most of the factors relate to the rated company, some of the factors relate to the views of the rating agency, general economic conditions, and circumstances outside the rated company’s control. In addition, rating agencies may employ different models and formulas to assess the financial strength of a rated company, and from time to time rating agencies have, at their discretion, altered these models. Changes to the models, general economic conditions, or circumstances outside our control could impact a rating agency’s judgment of its rating and the rating it assigns us. We cannot predict what actions rating agencies may take, or what actions we may take in response to the actions of rating agencies, which may adversely affect us.

Our financial strength ratings, which are intended to measure our ability to meet policyholder obligations, are an important factor affecting public confidence in most of our products and, as a result, our competitiveness. A downgrade or an announced potential further downgrade in the rating of our financial strength or of one of our principal insurance subsidiaries could affect our competitive position and reduce future sales of our products.

Our credit ratings also affect our cost of capital. A downgrade or an announced potential downgrade of our credit ratings could make it more difficult or costly to refinance maturing debt obligations, to support business growth at our insurance subsidiaries and to maintain or improve the financial strength ratings of our principal insurance subsidiaries. Downgrades could begin to trigger potentially material collateral calls on certain of our derivative instruments and counterparty rights to terminate derivative relationships, both of which could limit our ability to purchase additional derivative instruments. These events could materially adversely affect our business, results of operations, financial condition and liquidity.

On March 16, 2010, Fitch Ratings affirmed all debt and insurer financial strength ratings for the Company and its primary life and property/casualty insurance subsidiaries, and also maintained its negative rating outlook. On March 17, 2010, Standard & Poor’s Ratings Services announced that it had affirmed the financial strength ratings of the operating subsidiaries of the Company and the ratings on the Company’s debt, but had changed the Company’s ratings outlook to negative. On that same date, Moody’s Investors Service affirmed the credit ratings of the Company and its principal operating subsidiaries. These ratings are not a recommendation to buy or hold any of the Company’s securities and they may be revised or revoked at any time at the sole discretion of the rating organization.

Our valuations of many of our financial instruments include methodologies, estimations and assumptions that are subject to differing interpretations and could result in changes to investment valuations that may materially adversely affect our results of operations and financial condition.

The following financial instruments are carried at fair value in the Company’s consolidated financial statements: fixed maturities, equity securities, freestanding and embedded derivatives, and separate account assets. The Company is required to categorize these securities into a three-level hierarchy, based on the priority of the inputs to the respective valuation technique. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). In many situations, inputs used to measure the fair value of an asset or liability position may fall into different levels of the fair value hierarchy. In these situations, the Company will determine the level in which the fair value falls based upon the lowest level input that is significant to the determination of the fair value.

The determination of fair values are made at a specific point in time, based on available market information and judgments about financial instruments, including estimates of the timing and amounts of expected future cash flows and the credit standing of the issuer or counterparty. The use of different methodologies and assumptions may have a material effect on the estimated fair value amounts.

During periods of market disruption, including periods of rapidly widening credit spreads or illiquidity, it may be difficult to value certain of our securities if trading becomes less frequent and/or market data becomes less observable. There may be certain asset classes that were in active markets with significant observable data that become illiquid due to the financial environment. In such cases, more securities may fall to Level 3 and thus require more subjectivity and management judgment. As such, valuations may include inputs and assumptions that are less observable or require greater estimation thereby resulting in values that may differ materially from the value at which the investments may be ultimately sold. Further, rapidly changing and unprecedented credit and equity market conditions could materially impact the valuation of securities as reported within our consolidated financial statements and the period-to-period changes in value could vary significantly. Decreases in value could have a material adverse effect on our results of operations and financial condition. As of December 31, 2009, 9%, 75% and 16% of our available for sale securities and short-term investments were considered to be Level 1, 2 and 3, respectively.

Evaluation of available-for-sale securities for other-than-temporary impairment involves subjective determinations and could materially impact our results of operations.

The evaluation of impairments is a quantitative and qualitative process, which is subject to risks and uncertainties and is intended to determine whether a credit and/or non-credit impairment exists and whether an impairment should be recognized in current period earnings or in other comprehensive income. The risks and uncertainties include changes in general economic conditions, the issuer’s financial condition or future recovery prospects, the effects of changes in interest rates or credit spreads and the expected recovery period. For securitized financial assets with contractual cash flows, the Company currently uses its best estimate of cash flows over the life of the security. In addition, estimating future cash flows involves incorporating information received from third-party sources and making internal assumptions and judgments regarding the future performance of the underlying collateral and assessing the probability that an adverse change in future cash flows has occurred. The determination of the amount of other-than-temporary impairments is based upon our quarterly evaluation and assessment of known and inherent risks associated with the respective asset class. Such evaluations and assessments are revised as conditions change and new information becomes available.

Additionally, our management considers a wide range of factors about the security issuer and uses their best judgment in evaluating the cause of the decline in the estimated fair value of the security and in assessing the prospects for recovery. Inherent in management’s evaluation of the security are assumptions and estimates about the operations of the issuer and its future earnings potential. Considerations in the impairment evaluation process include, but are not limited to:

•	the length of time and the extent to which the fair value has been less than cost or amortized cost;

•	changes in the financial condition, credit rating and near-term prospects of the issuer;

•	whether the issuer is current on contractually obligated interest and principal payments;

•	changes in the financial condition of the security’s underlying collateral;

•	the payment structure of the security;

•	the potential for impairments in an entire industry sector or sub-sector;

•	the potential for impairments in certain economically depressed geographic locations;

•	the potential for impairments of securities where the issuer, series of issuers or industry has suffered a catastrophic type of loss or has exhausted natural resources;

•	unfavorable changes in forecasted cash flows on mortgage-backed and asset-backed securities;

•	for mortgage-backed and asset-backed securities, commercial and residential property value declines that vary by property type and location and average cumulative collateral loss rates that vary by vintage year;

•	other subjective factors, including concentrations and information obtained from regulators and rating agencies;

•	our intent to sell a debt or an equity security with debt-like characteristics (collectively, “debt security”) or whether it is more likely than not that the Company will be required to sell the debt security before its anticipated recovery; and

•	our intent and ability to retain an equity security without debt-like characteristics for a period of time sufficient to allow for the recovery of its value.

During 2009, the Company recognized $1.5 billion of impairment losses in earnings. Additional impairments may be recorded in the future, which could materially adversely affect our results and financial condition.

Losses due to nonperformance or defaults by others, including issuers of investment securities (which include structured securities such as commercial mortgage backed securities and residential mortgage backed securities or other high yielding bonds) mortgage loans or reinsurance and derivative instrument counterparties, could have a material adverse effect on the value of our investments, results of operations, financial condition and cash flows.

Issuers or borrowers whose securities or loans we hold, customers, trading counterparties, counterparties under swaps and other derivative contracts, reinsurers, clearing agents, exchanges, clearing houses and other financial intermediaries and guarantors may default on their obligations to us due to bankruptcy, insolvency, lack of liquidity, adverse economic conditions, operational failure, fraud, government intervention or other reasons. Such defaults could have a material adverse effect on our results of operations, financial condition and cash flows. Additionally, the underlying assets supporting our structured securities or loans may deteriorate causing these securities or loans to incur losses.

Our investment portfolio includes securities backed by real estate assets that have been adversely impacted due to the recent recessionary period and the associated property value declines, resulting in a reduction in expected future cash flow for certain securities. Additional significant property value declines and loss rates, which exceed our current estimates, as outlined in Part II, Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2009, could have a material adverse effect on our results of operations, financial condition and cash flows.

The Company is not exposed to any credit concentration risk of a single issuer greater than 10% of the Company’s stockholders’ equity other than U.S. government and U.S. government agencies backed by the full faith and credit of the U.S. government. However, if issuers of securities or loans we hold are acquired, merge or otherwise consolidate with other issuers of securities or loans held by the Company, the Company’s credit concentration risk could increase above the 10% threshold, for a period of time, until the Company is able to sell securities to get back in compliance with the established investment credit policies.

If assumptions used in estimating future gross profits differ from actual experience, we may be required to accelerate the amortization of DAC and increase reserves for guaranteed minimum death and income benefits, which could have a material adverse effect on our results of operations and financial condition.

The Company defers acquisition costs associated with the sales of its universal and variable life and variable annuity products. These costs are amortized over the expected life of the contracts. The remaining deferred but not yet amortized cost is referred to as the Deferred Acquisition Cost (“DAC”) asset. We amortize these costs in proportion to the present value of estimated gross profits, or EGPs. The Company also establishes reserves for GMDB and GMIB using components of EGPs. The projection of estimated gross profits requires the use of certain assumptions, principally related to separate account fund returns in excess of amounts credited to policyholders, surrender and lapse rates, interest margin (including impairments), mortality, and hedging costs. Of these factors, we anticipate that changes in investment returns are most likely to impact the rate of amortization of such costs. However, other factors such as those the Company might employ to reduce risk, such as the cost of hedging or other risk mitigating techniques, could also significantly reduce estimates of future gross profits. Estimating future gross profits is a complex process requiring considerable judgment and the forecasting of events well into the future. If our assumptions regarding policyholder behavior, hedging costs or costs to employ other risk mitigating techniques prove to be inaccurate, if significant impairment charges are anticipated or if significant or sustained equity market declines persist, we could be required to accelerate the amortization of DAC related to variable annuity and variable universal life contracts, and increase reserves for GMDB and GMIB which would result in a charge to net income. Such adjustments could have a material adverse effect on our results of operations and financial condition. For 2009, the Company recorded a $1.0 billion, after-tax, charge related to the DAC unlock.

If our businesses do not perform well, we may be required to recognize an impairment of our goodwill or to establish a valuation allowance against the deferred income tax asset, which could have a material adverse effect on our results of operations and financial condition.

Goodwill represents the excess of the amounts we paid to acquire subsidiaries and other businesses over the fair value of their net assets at the date of acquisition. We test goodwill at least annually for impairment. Impairment testing is performed based upon estimates of the fair value of the “reporting unit” to which the goodwill relates. The reporting unit is the operating segment or a business one level below that operating segment if discrete financial information is prepared and regularly reviewed by management at that level. The fair value of the reporting unit is impacted by the performance of the business and could be adversely impacted by any efforts made by the Company to limit risk. If it is determined that the goodwill has been impaired, the Company must write down the goodwill by the amount of the impairment, with a corresponding charge to net income. These write downs could have a material adverse effect on our results of operations or financial condition.

Deferred income tax represents the tax effect of the differences between the book and tax basis of assets and liabilities. Deferred tax assets are assessed periodically by management to determine if they are realizable. Factors in management’s determination include the performance of the business including the ability to generate capital gains, to offset previously recognized capital losses, from a variety of sources and tax planning strategies. However, we anticipate limited ability, going forward, to recognize a full tax benefit on certain realized capital losses. Therefore, if based on available information, it is more likely than not that the deferred income tax asset will not be realized then a valuation allowance must be established with a corresponding charge to net income. Our valuation allowance of $86 million, as of December 31, 2009, based on future facts and circumstances may not be sufficient. Charges to increase our valuation allowance could have a material adverse effect on our results of operations and financial condition.

The occurrence of one or more terrorist attacks in the geographic areas we serve or the threat of terrorism in general may have a material adverse effect on our business, consolidated operating results, financial condition and liquidity.

The occurrence of one or more terrorist attacks in the geographic areas we serve could result in substantially higher claims under our insurance policies than we have anticipated. Private sector catastrophe reinsurance is extremely limited and generally unavailable for terrorism losses caused by attacks with nuclear, biological, chemical or radiological weapons. Reinsurance coverage from the federal government under the Terrorism Risk

Insurance Program Reauthorization Act of 2007 is also limited. Accordingly, the effects of a terrorist attack in the geographic areas we serve may result in claims and related losses for which we do not have adequate reinsurance. This would likely cause us to increase our reserves, adversely affect our earnings during the period or periods affected and, could adversely affect our liquidity and financial condition. Further, the continued threat of terrorism and the occurrence of terrorist attacks, as well as heightened security measures and military action in response to these threats and attacks, may cause significant volatility in global financial markets, disruptions to commerce and reduced economic activity. These consequences could have an adverse effect on the value of the assets in our investment portfolio as well as those in our separate accounts. The continued threat of terrorism also could result in increased reinsurance prices and potentially cause us to retain more risk than we otherwise would retain if we were able to obtain reinsurance at lower prices. Terrorist attacks also could disrupt our operations centers in the U.S. or abroad. As a result, it is possible that any, or a combination of all, of these factors may have a material adverse effect on our business, consolidated operating results, financial condition and liquidity.

It is difficult for us to predict our potential exposure for asbestos and environmental claims, and our ultimate liability may exceed our currently recorded reserves, which may have a material adverse effect on our operating results, financial condition and liquidity.

We continue to receive asbestos and environmental claims. Significant uncertainty limits the ability of insurers and reinsurers to estimate the ultimate reserves necessary for unpaid losses and related expenses for both environmental and particularly asbestos claims. We believe that the actuarial tools and other techniques we employ to estimate the ultimate cost of claims for more traditional kinds of insurance exposure are less precise in estimating reserves for our asbestos and environmental exposures. Traditional actuarial reserving techniques cannot reasonably estimate the ultimate cost of these claims, particularly during periods where theories of law are in flux. Accordingly, the degree of variability of reserve estimates for these exposures is significantly greater than for other more traditional exposures. It is also not possible to predict changes in the legal and legislative environment and their effect on the future development of asbestos and environmental claims. Because of the significant uncertainties that limit the ability of insurers and reinsurers to estimate the ultimate reserves necessary for unpaid losses and related expenses for both environmental and particularly asbestos claims, the ultimate liabilities may exceed the currently recorded reserves. Any such additional liability cannot be reasonably estimated now but could have a material adverse effect on our consolidated operating results, financial condition and liquidity.

We are particularly vulnerable to losses from the incidence and severity of catastrophes, both natural and man-made, the occurrence of which may have a material adverse effect on our financial condition, consolidated results of operations and liquidity.

Our property and casualty insurance operations expose us to claims arising out of catastrophes. Catastrophes can be caused by various unpredictable events, including earthquakes, hurricanes, hailstorms, severe winter weather, fires, tornadoes, explosions and other natural or man-made disasters. We also face substantial exposure to losses resulting from acts of terrorism, disease pandemics and political instability. The geographic distribution of our business subjects us to catastrophe exposure for natural events occurring in a number of areas, including, but not limited to, hurricanes in Florida, the Gulf Coast, the Northeast and the Atlantic coast regions of the United States, and earthquakes in California and the New Madrid region of the United States. We expect that increases in the values and concentrations of insured property in these areas will continue to increase the severity of catastrophic events in the future. Starting in 2004 and 2005, third-party catastrophe loss models for hurricane loss events have incorporated medium-term forecasts of increased hurricane frequency and severity — reflecting the potential influence of multi-decadal climate patterns within the Atlantic. In addition, changing climate conditions across longer time scales, including the potential risk of broader climate change, may be increasing, or may in the future increase, the frequency and severity of certain natural catastrophe losses across various geographic regions. In addition, changing climate conditions, primarily rising global temperatures, may be increasing, or may in the future increase, the frequency and severity of natural catastrophes such as hurricanes. Potential examples of the impact of climate change on catastrophe exposure include, but are not limited to the following: an increase in the frequency or severity of wind and thunderstorm and tornado/hailstorm events due to increased convection in the atmosphere, more frequent brush fires in certain geographies due to prolonged periods of drought, higher incidence of deluge flooding, and the potential for an increase in severity of the largest hurricane events due to higher sea surface temperatures. Our life insurance operations are also exposed to risk of loss from catastrophes. For example, natural or man-made disasters or a disease pandemic such as could arise from avian flu, could significantly increase our mortality and morbidity experience. Policyholders may be unable to meet their obligations to pay premiums on our insurance policies or make deposits on our investment products. Our liquidity could be constrained by a catastrophe, or multiple catastrophes, which could result in extraordinary losses. In addition, in part because accounting rules do not permit insurers to reserve for such catastrophic events until they occur, claims from catastrophic events could have a material adverse effect on our financial condition, consolidated results of operations and cash flows. To the extent that loss experience unfolds or models improve, we will seek to reflect any increased risk in the design and pricing of our products. However, the Company may be exposed to regulatory or legislative actions that prevent a full accounting of loss expectations in the design or price of our products or result in additional risk-shifting to the insurance industry.

We may incur losses due to our reinsurers’ unwillingness or inability to meet their obligations under reinsurance contracts and the availability, pricing and adequacy of reinsurance may not be sufficient to protect us against losses.

As an insurer, we frequently seek to reduce the losses that may arise from catastrophes or mortality, or other events that can cause unfavorable results of operations, through reinsurance. Under these reinsurance arrangements, other insurers assume a portion of our losses and related expenses; however, we remain liable as the direct insurer on all risks reinsured. Consequently, ceded reinsurance arrangements do not eliminate our obligation to pay claims, and we are subject to our reinsurers’ credit risk with respect to our ability to recover amounts due from them. Although we evaluate periodically the financial condition of our reinsurers to minimize our exposure to significant losses from reinsurer insolvencies, our reinsurers may become financially unsound or choose to dispute their contractual obligations by the time their financial obligations become due. The inability or unwillingness of any reinsurer to meet its financial obligations to us could have a material adverse effect on our consolidated operating results. In addition, market conditions beyond our control determine the availability and cost of the reinsurance we are able to purchase. Historically, reinsurance pricing has changed significantly from time to time. No assurances can be made that reinsurance will remain continuously available to us to the same extent and on the same terms as are currently available. If we were unable to maintain our current level of reinsurance or purchase new reinsurance protection in amounts that we consider sufficient and at prices that we consider acceptable, we would have to either accept an increase in our net liability exposure, reduce the amount of business we write, or develop other alternatives to reinsurance.

Our consolidated results of operations, financial condition and cash flows may be materially adversely affected by unfavorable loss development.

Our success, in part, depends upon our ability to accurately assess the risks associated with the businesses that we insure. We establish loss reserves to cover our estimated liability for the payment of all unpaid losses and loss expenses incurred with respect to premiums earned on the policies that we write. Loss reserves do not represent an exact calculation of liability. Rather, loss reserves are estimates of what we expect the ultimate settlement and administration of claims will cost, less what has been paid to date. These estimates are based upon actuarial and statistical projections and on our assessment of currently available data, as well as estimates of claims severity and frequency, legal theories of liability and other factors. Loss reserve estimates are refined periodically as experience develops and claims are reported and settled. Establishing an appropriate level of loss reserves is an inherently uncertain process. Because of this uncertainty, it is possible that our reserves at any given time will prove inadequate. Furthermore, since estimates of aggregate loss costs for prior accident years are used in pricing our insurance products, we could later determine that our products were not priced adequately to cover actual losses and related loss expenses in order to generate a profit. To the extent we determine that losses and related loss expenses are emerging unfavorably to our initial expectations, we will be required to increase reserves. Increases in reserves would be recognized as an expense during the period or periods in which these determinations are made, thereby adversely affecting our results of operations for the related period or periods. Depending on the severity and timing of any changes in these estimated losses, such determinations could have a material adverse effect on our consolidated results of operations, financial condition and cash flows.

Competitive activity may adversely affect our market share and financial results, which could have a material adverse effect on our business, results of operations and financial condition.

The insurance industry is highly competitive. Our competitors include other insurers and, because many of our products include an investment component, securities firms, investment advisers, mutual funds, banks and other financial institutions. In recent years, there has been substantial consolidation and convergence among companies in the insurance and financial services industries resulting in increased competition from large, well-capitalized insurance and financial services firms that market products and services similar to ours. The current economic environment has only served to further increase competition. Many of these firms also have been able to increase their distribution systems through mergers or contractual arrangements. These competitors compete with us for producers such as brokers and independent agents and for our employees. Larger competitors may have lower operating costs and an ability to absorb greater risk while maintaining their financial strength ratings, thereby allowing them to price their products more competitively. These highly competitive pressures could result in increased pricing pressures on a number of our products and services, particularly as competitors seek to win market share, and may harm our ability to maintain or increase our profitability. In addition, as actual or potential future downgrades occur, and if our competitors have not been similarly downgraded, sales of our products could be significantly reduced. Because of the highly competitive nature of the insurance industry, there can be no assurance that we will continue to effectively compete with our industry rivals, or that competitive pressure will not have a material adverse effect on our business, results of operations and financial condition.

Although we intend to repurchase our Series E Preferred Stock issued to the Treasury Department in the CPP following this offering, we will not be able to do so if all of our planned offerings are not completed or if the Treasury Department does not approve the repurchase of the Series E Preferred Stock. Even if we complete that repurchase, we will remain subject to certain restrictions, oversight and costs relating to our receipt of federal assistance and our status as a savings and loan holding company that could materially affect our business, results and prospects.

Following the repurchase of the Series E Preferred Stock issued to the Treasury Department, many of the restrictions associated with participation in the CPP will no longer apply to us. We believe that, effective from and after the date we repurchase the Series E Preferred Stock, limitations on the amount and form of bonus, retention and other incentive compensation that CPP participants may pay to executive officers and senior management will no longer apply. We expect to use proceeds from this offering, the depositary shares offering and the planned debt offering to fund, together with available cash, this repurchase. If we are unable to complete all of these offerings, however, we will not be able to repurchase the Series E Preferred Stock. If we cannot repurchase all of the Series E Preferred Stock as a result, or if the Treasury Department does not approve the repurchase, we would remain subject to all of the restrictions on our operations associated with participation in the CPP, including on executive compensation, which could impair our ability to attract and retain key personnel. We would also remain subject to limitations on our ability to increase our quarterly dividend absent the approval of the Treasury Department.

Even if we are able to repurchase all of the Series E Preferred Stock, we do not intend to repurchase the related warrant. Although we believe we will no longer be subject to the executive compensation restrictions referenced above, provisions of our agreement with the Treasury Department relating to the CPP will remain in effect for so long as the Treasury Department continues to hold the warrant or shares of our common stock received upon exercising the warrant, and we will continue to be a savings and loan holding company by virtue of our ownership of Federal Trust Bank (“FTB”), a federally chartered, FDIC-insured thrift, the acquisition of which was a condition to our participation in the CPP. We will therefore remain subject to various restrictions, oversight and costs and other potential consequences that could materially affect our business, results and prospects, including the following:

•	As a savings and loan holding company, we are subject to regulation, supervision and examination by the OTS, including with respect to required capital, cash flow, organizational structure, risk management and earnings at the parent company level, and to the OTS reporting requirements. All of our activities must be financially-related activities as defined by federal law (which includes insurance activities), and the OTS has enforcement authority over us, including the right to pursue administrative orders or penalties and the right to restrict or prohibit activities determined by the OTS to be a serious risk to FTB. We must also be a source of strength to FTB, which could require further capital contributions.

•	Assuming the repurchase of all of the Series E Preferred Stock, we believe the limitations on the amount and form of bonus, retention and other incentive compensation that we may pay to executive officers and senior management will no longer apply to us from and after the repurchase date. Nevertheless, recipients of federal assistance continue to be subject to intense scrutiny, and future regulatory initiatives could be adopted at the federal or state level that have the effect of constraining the business or management of those enterprises. These initiatives include a pending proposal before the Connecticut legislature that would, if adopted, impose a tax on bonuses paid by recipients of TARP funds. In addition, the Obama administration has proposed a financial crisis responsibility tax that would be levied on the largest financial institutions in terms of assets for at least the next ten years to recoup any shortfall from the TARP. We cannot predict the scope or impact of future regulatory initiatives or the effect that they may have on our ability to attract and retain key personnel, the cost and complexity of our compliance programs or on required levels of regulatory capital.

•	Future federal statutes may adversely affect the terms of the CPP that remain applicable to us following the repurchase of the Series E Preferred Stock, and the Treasury Department may amend the terms of our agreement unilaterally if required by future statutes, including in a manner materially adverse to us.

We may experience unfavorable judicial or legislative developments that could have a material adverse effect on our results of operations, financial condition and liquidity.

The Company is involved in claims litigation arising in the ordinary course of business, both as a liability insurer defending or providing indemnity for third-party claims brought against insureds and as an insurer defending coverage claims brought against it. The Company accounts for such activity through the establishment of unpaid loss and loss adjustment expense reserves. The Company is also involved in legal actions that do not arise in the ordinary course of business, some of which assert claims for substantial amounts. Pervasive or significant changes in the judicial environment relating to matters such as trends in the size of jury awards, developments in the law relating to the liability of insurers or tort defendants, and rulings concerning the availability or amount of certain types of damages could cause our ultimate liabilities to change from our current expectations. Changes in federal or state tort litigation laws or other applicable law could have a similar effect. It is not possible to predict changes in the judicial and legislative environment and their impact on the future development of the adequacy of our loss reserves, particularly reserves for longer-tailed lines of business, including asbestos and environmental reserves, and how those changes might adversely affect our ability to price our products appropriately. Our results, financial condition and liquidity could also be adversely affected if judicial or legislative developments cause our ultimate liabilities to increase from current expectations.

Potential changes in domestic and foreign regulation may increase our business costs and required capital levels, which could have a material adverse effect on our business, consolidated operating results, financial condition and liquidity.

We are subject to extensive U.S. and non-U.S. laws and regulations that are complex, subject to change and often conflicting in their approach or intended outcomes. Compliance with these laws and regulations is costly and can affect our strategy, as well as the demand for and profitability of the products we offer. There is also a risk that any particular regulator’s or enforcement authority’s interpretation of a legal issue may change over time to our detriment, or expose us to different or additional regulatory risks.

State insurance laws regulate most aspects of our U.S. insurance businesses, and our insurance subsidiaries are regulated by the insurance departments of the states in which they are domiciled, licensed or authorized to conduct business. U.S. state laws grant insurance regulatory authorities broad administrative powers with respect to, among other things:

•	licensing companies and agents to transact business;

•	calculating the value of assets to determine compliance with statutory requirements;

•	mandating certain insurance benefits;

•	regulating certain premium rates;

•	reviewing and approving policy forms;

•	regulating unfair trade and claims practices, including through the imposition of restrictions on marketing and sales practices, distribution arrangements and payment of inducements;

•	establishing statutory capital and reserve requirements and solvency standards;

•	fixing maximum interest rates on insurance policy loans and minimum rates for guaranteed crediting rates on life insurance policies and annuity contracts;

•	approving changes in control of insurance companies;

•	restricting the payment of dividends and other transactions between affiliates;

•	establishing assessments and surcharges for guaranty funds, second-injury funds and other mandatory pooling arrangements;

•	requiring insurers to dividend to policy holders any excess profits; and

•	regulating the types, amounts and valuation of investments.

State insurance regulators and the NAIC regularly re-examine existing laws and regulations applicable to insurance companies and their products. Our international operations are subject to regulation in the relevant jurisdictions in which they operate, which in many ways is similar to the state regulation outlined above, with similar related restrictions. Our asset management businesses are also subject to extensive regulation in the various jurisdictions where they operate. These laws and regulations are primarily intended to protect investors in the securities markets or investment advisory clients and generally grant supervisory authorities broad administrative powers. Changes in these laws and regulations, or in the interpretations thereof, are often made for the benefit of the consumer at the expense of the insurer and thus could have a material adverse effect on our business, consolidated operating results, financial condition and liquidity. Compliance with these laws and regulations is also time consuming and personnel-intensive, and changes in these laws and regulations may increase materially our direct and indirect compliance costs and other expenses of doing business, thus having an adverse effect on our business, consolidated operating results, financial condition and liquidity.

We may experience difficulty in marketing and distributing products through our current and future distribution channels.

We distribute our annuity, life and property and casualty insurance products through a variety of distribution channels, including brokers, independent agents, broker-dealers, banks, wholesalers, affinity partners, our own internal sales force and other third-party organizations. In some areas of our business, we generate a significant portion of our business through individual third-party arrangements. For example, we generated approximately 72% of our personal lines earned premium in 2009 under an exclusive licensing arrangement with AARP that continues until January 1, 2020. We periodically negotiate provisions and renewals of these relationships, and there can be no assurance that such terms will remain acceptable to us or such third parties. An interruption in our continuing relationship with certain of these third parties could materially affect our ability to market our products and could have a material adverse effect on our business, operating results and financial condition.

Our business, results of operations, financial condition and liquidity may be adversely affected by the emergence of unexpected and unintended claim and coverage issues.

As industry practices and legal, judicial, social and other environmental conditions change, unexpected and unintended issues related to claims and coverage may emerge. These issues may either extend coverage beyond our underwriting intent or increase the frequency or severity of claims. In some instances, these changes may not become apparent until some time after we have issued insurance contracts that are affected by the changes. As a result, the full extent of liability under our insurance contracts may not be known for many years after a contract is issued, and this liability may have a material adverse effect on our business, results of operations, financial condition and liquidity at the time it becomes known.

Limits on the ability of our insurance subsidiaries to pay dividends to us could have a material adverse effect on our liquidity.

The Hartford Financial Services Group, Inc. is a holding company with no significant operations. Our principal asset is the stock of our insurance subsidiaries. State insurance regulatory authorities limit the payment of dividends by insurance subsidiaries. These restrictions and other regulatory requirements affect the ability of our insurance subsidiaries to make dividend payments. Limits on the ability of the insurance subsidiaries to pay dividends could have a material adverse effect on our liquidity, including our ability to pay dividends to shareholders and service our debt. See “— Risks Related to Our Common Stock — Our ability to declare and pay dividends is subject to limitations.”

As a property and casualty insurer, the premium rates we are able to charge and the profits we are able to obtain are affected by the actions of state insurance departments that regulate our business, the cyclical nature of the business in which we compete and our ability to adequately price the risks we underwrite, which may have a material adverse effect on our consolidated results of operations, financial condition and cash flows.

Pricing adequacy depends on a number of factors, including the ability to obtain regulatory approval for rate changes, proper evaluation of underwriting risks, the ability to project future loss cost frequency and severity based on historical loss experience adjusted for known trends, our response to rate actions taken by competitors, and expectations about regulatory and legal developments and expense levels. We seek to price our property and casualty insurance policies such that insurance premiums and future net investment income earned on premiums received will provide for an acceptable profit in excess of underwriting expenses and the cost of paying claims.

State insurance departments that regulate us often propose premium rate changes for the benefit of the consumer at the expense of the insurer and may not allow us to reach targeted levels of profitability. In addition to regulating rates, certain states have enacted laws that require a property and casualty insurer conducting business in that state to participate in assigned risk plans, reinsurance facilities, joint underwriting associations and other residual market plans, or to offer coverage to all consumers and often restrict an insurer’s ability to charge the price it might otherwise charge. In these markets, we may be compelled to underwrite significant amounts of business at lower than desired rates, participate in the operating losses of residual market plans or pay assessments to fund operating deficits of state-sponsored funds, possibly leading to an unacceptable returns on equity. The laws and regulations of many states also limit an insurer’s ability to withdraw from one or more lines of insurance in the state, except pursuant to a plan that is approved by the state’s insurance department. Additionally, certain states require insurers to participate in guaranty funds for impaired or insolvent insurance companies. These funds periodically assess losses against all insurance companies doing business in the state. Any of these factors could have a material adverse effect on our consolidated results of operations.

Additionally, the property and casualty insurance market is historically cyclical, experiencing periods characterized by relatively high levels of price competition, less restrictive underwriting standards and relatively low premium rates, followed by periods of relatively low levels of competition, more selective underwriting standards and relatively high premium rates. Prices tend to increase for a particular line of business when insurance carriers have incurred significant losses in that line of business in the recent past or when the industry as a whole commits less of its capital to writing exposures in that line of business. Prices tend to decrease when recent loss experience has been favorable or when competition among insurance carriers increases. In a number of product lines and states, we continue to experience premium rate reductions. In these product lines and states, there is a risk that the premium we charge may ultimately prove to be inadequate as reported losses emerge. Even in a period of rate increases, there is a risk that regulatory constraints, price competition or incorrect pricing assumptions could prevent us from achieving targeted returns. Inadequate pricing could have a material adverse effect on our consolidated results of operations.

If we are unable to maintain the availability of our systems and safeguard the security of our data due to the occurrence of disasters or other unanticipated events, our ability to conduct business may be compromised, which may have a material adverse effect on our business, consolidated results of operations, financial condition or cash flows.

We use computer systems to store, retrieve, evaluate and utilize customer and company data and information. Our computer, information technology and telecommunications systems, in turn, interface with and rely upon third-party systems. Our business is highly dependent on our ability, and the ability of certain affiliated third parties, to access these systems to perform necessary business functions, including, without limitation, providing insurance quotes, processing premium payments, making changes to existing policies, filing and paying claims, administering variable annuity products and mutual funds, providing customer support and managing our investment portfolios. Systems failures or outages could compromise our ability to perform these functions in a timely manner, which could harm our ability to conduct business and hurt our relationships with our business partners and customers. In the event of a disaster such as a natural catastrophe, an industrial accident, a blackout, a computer virus, a terrorist attack or war, our systems may be inaccessible to our employees, customers or business partners for an extended period of time. Even if our employees are able to report to work, they may be unable to perform their duties for an extended period of time if our data or systems are disabled or destroyed. Our systems could also be subject to physical and electronic break-ins, and subject to similar disruptions from unauthorized tampering with our systems. This may impede or interrupt our business operations and may have a material adverse effect on our business, consolidated operating results, financial condition or liquidity.

If we experience difficulties arising from outsourcing relationships, our ability to conduct business may be compromised.

We outsource certain technology and business functions to third parties and expect to do so selectively in the future. If we do not effectively develop and implement our outsourcing strategy, third-party providers do not perform as anticipated, or we experience problems with a transition, we may experience operational difficulties, increased costs and a loss of business that may have a material adverse effect on our consolidated results of operations.

Potential changes in federal or state tax laws, including changes impacting the availability of the separate account dividend received deduction, could adversely affect our business, consolidated operating results or financial condition or liquidity.

Many of the products that the Company sells benefit from one or more forms of tax-favored status under current federal and state income tax regimes. For example, the Company sells life insurance policies that benefit from the deferral or elimination of taxation on earnings accrued under the policy, as well as permanent exclusion of certain death benefits that may be paid to policyholders’ beneficiaries. We also sell annuity contracts that allow the policyholders to defer the recognition of taxable income earned within the contract. Other products that the Company sells also enjoy similar, as well as other, types of tax advantages. The Company also benefits from certain tax benefits, including but not limited to, tax-exempt bond interest, dividends-received deductions, tax credits (such as foreign tax credits), and insurance reserve deductions.

Due in large part to the recent financial crisis that has affected many governments, there is an increasing risk that federal and/or state tax legislation could be enacted that would result in higher taxes on insurance companies and/or their policyholders. Although the specific form of any such potential legislation is uncertain, it could include lessening or eliminating some or all of the tax advantages currently benefiting the Company or its policyholders including, but not limited to, those mentioned above. In particular, the Obama administration has proposed changes to the tax law that, if enacted, could significantly reduce the benefit of the dividends received deduction we receive in connection with separate account variable annuity contracts. This could occur in the context of deficit reduction or other tax reforms. The effects of any such changes could result in materially lower product sales, lapses of policies currently held, and/or our incurrence of materially higher corporate taxes.

Changes in accounting principles and financial reporting requirements could result in material changes to our reported results and financial condition.

U.S. GAAP and related financial reporting requirements are complex, continually evolving and may be subject to varied interpretation by the relevant authoritative bodies. Such varied interpretations could result from differing views related to specific facts and circumstances. Changes in U.S. GAAP and financial reporting requirements, or in the interpretation of U.S. GAAP or those requirements, could result in material changes to our reported results and financial condition.

We may not be able to protect our intellectual property and may be subject to infringement claims.

We rely on a combination of contractual rights and copyright, trademark, patent and trade secret laws to establish and protect our intellectual property. Although we use a broad range of measures to protect our intellectual property rights, third parties may infringe or misappropriate our intellectual property. We may have to litigate to enforce and protect our copyrights, trademarks, patents, trade secrets and know-how or to determine their scope, validity or enforceability, which represents a diversion of resources that may be significant in amount and may not prove successful. The loss of intellectual property protection or the inability to secure or enforce the protection of our intellectual property assets could have a material adverse effect on our business and our ability to compete.

We also may be subject to costly litigation in the event that another party alleges our operations or activities infringe upon another party’s intellectual property rights. Third parties may have, or may eventually be issued, patents that could be infringed by our products, methods, processes or services. Any party that holds such a patent could make a claim of infringement against us. We may also be subject to claims by third parties for breach of copyright, trademark, trade secret or license usage rights. Any such claims and any resulting litigation could result in significant liability for damages. If we were found to have infringed a third-party patent or other intellectual property rights, we could incur substantial liability, and in some circumstances could be enjoined from providing certain products or services to our customers or utilizing and benefiting from certain methods, processes, copyrights, trademarks, trade secrets or licenses, or alternatively could be required to enter into costly licensing arrangements with third parties, all of which could have a material adverse effect on our business, results of operations and financial condition.

Risks Related to Our Common Stock

The trading price of our common stock may be subject to continued significant fluctuations and volatility.

The market price of our common stock could be subject to significant fluctuations due to a change in sentiment in the market regarding our operations or business prospects. Such risks may be affected by:

•	the factors described above under the headings “— Risks Related to our Business” and “Forward-Looking Statements;”

•	operating results that vary from the expectations of management, securities analysts and investors;

•	developments in our businesses or in the financial sector generally;

•	regulatory changes affecting our industry generally or our businesses and operations;

•	the operating and securities price performance of companies that investors consider to be comparable to us;

•	announcements of strategic developments, acquisitions and other material events by us or our competitors;

•	speculation in the press or investment community generally or relating to our reputation or the financial services industry;

•	actions by our current stockholders or warrant holders, including sales of common stock by existing securityholders, including Allianz or the Treasury Department, and/or directors and executive officers;

•	future sales of our equity or equity-related securities; and

•	changes in the frequency or amount of dividends.

•	changes in the credit, mortgage and real estate markets, including the markets for mortgage-related securities; and

•	changes in global financial markets and global economies and general market conditions, such as interest or foreign exchange rates, stock, commodity, credit or asset valuations or volatility.

Stock markets in general and our common stock in particular have experienced over the past eighteen months, and continue to experience, significant price and volume volatility. As a result, the market price of our common stock may continue to be subject to similar market fluctuations that may be unrelated to our operating performance or business prospects. Increased volatility could result in a decline in the market price of our common stock.

Our ability to declare and pay dividends is subject to limitations.

The payment of future dividends on our capital stock is subject to the discretion of our board of directors, which considers, among other factors our operating results, overall financial condition, credit-risk considerations and capital requirements, as well as general business and market conditions.

Moreover, as a holding company that is separate and distinct from our insurance subsidiaries, we have no significant business operations of our own. Therefore, we rely on dividends from our insurance company subsidiaries and other subsidiaries as the principal source of cash flow to meet our obligations. These obligations include payments on our debt securities and the payment of dividends on our capital stock. The Connecticut insurance holding company laws limit the payment of dividends by Connecticut-domiciled insurers. In addition, these laws require notice to and approval by the state insurance commissioner for the declaration or payment by those subsidiaries of any dividend if the dividend and other dividends or distributions made within the preceding 12 months exceeds the greater of:

•	10% of the insurer’s policyholder surplus as of December 31 of the preceding year, and

•	net income, or net gain from operations if the subsidiary is a life insurance company, for the previous calendar year, in each case determined under statutory insurance accounting principles.

In addition, if any dividend of a Connecticut-domiciled insurer exceeds the insurer’s earned surplus, it requires the prior approval of the Connecticut Insurance Commissioner.

The insurance holding company laws of the other jurisdictions in which our insurance subsidiaries are incorporated, or deemed commercially domiciled, generally contain similar, and in some instances more restrictive, limitations on the payment of dividends. Our property-casualty insurance subsidiaries are permitted to pay up to a maximum of approximately $1.4 billion in dividends to us in 2010 without prior approval from the applicable insurance commissioner. Statutory dividends from our life insurance subsidiaries in 2010 require prior approval from the applicable insurance commissioner. The aggregate of these amounts, net of amounts required by our subsidiary Hartford Life, Inc., or HLI, is the maximum our insurance subsidiaries could pay to us in 2010. In 2009, we and HLI received $700 million in dividends from our life insurance subsidiaries representing the movement of a life subsidiary to us, and we received $251 million in dividends from our property-casualty insurance subsidiaries.

Our rights to participate in any distribution of the assets of any of our subsidiaries, for example, upon their liquidation or reorganization, and the ability of holders of our common stock to benefit indirectly from a distribution, are subject to the prior claims of creditors of the applicable subsidiary, except to the extent that we may be a creditor of that subsidiary. Claims on these subsidiaries by persons other than us include, as of December 31, 2009, claims by policyholders for benefits payable amounting to $117.8 billion, claims by separate account holders of $150.4 billion, and other liabilities including claims of trade creditors, claims from guaranty associations and claims from holders of debt obligations, amounting to $14.8 billion.

In addition, as a savings and loan holding company, we are subject to regulation, supervision and examination by the OTS, including with respect to required capital, cash flow, organization structure, risk management and earnings at the parent company level.

Holders of our common stock are only entitled to receive such dividends as our board of directors may declare out of funds lawfully available for such payments. Moreover, our common stockholders are subject to the prior dividend rights of any holders of our preferred stock or depositary shares representing such preferred stock then outstanding. As of December 31, 2009, there were 3,400,000 shares of our Series E Preferred Stock issued and outstanding, and following completion of the depositary shares offering, we expect there will be 500,000 shares of our Series F Preferred Stock issued and outstanding, assuming no exercise of the underwriters’ option to purchase additional depositary shares representing additional shares of our Series F Preferred Stock. Under the terms of the Series E Preferred Stock and the Series F Preferred Stock, our ability to declare and pay dividends on or repurchase our common stock will be subject to restrictions in the event we fail to declare and pay (or set aside for payment) full dividends on the Series E Preferred Stock or the Series F Preferred Stock, as the case may be. In addition, under the terms of the CPP Agreement, except in limited circumstances, the consent of the Treasury Department is required for us to, among other things, increase our quarterly common stock dividend above $0.05 prior to the third anniversary of the Treasury Department’s investment unless we have repurchased all of the Series E Preferred Stock or the Treasury Department has transferred all of such preferred stock to third parties. We intend to use the net proceeds from this offering, together with the net proceeds from the concurrent depositary shares offering, net proceeds from the planned debt offering and available funds, to repurchase all outstanding shares of the Series E Preferred Stock, subject to the approval of the Treasury Department.

The terms of our outstanding junior subordinated debt securities also prohibit us from declaring or paying any dividends or distributions on our capital stock, including our common stock, or purchasing, acquiring, or making a liquidation payment on such stock, if we have given notice of our election to defer interest payments but the related deferral period has not yet commenced or a deferral period is continuing.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.

In connection with this offering, we are restricted from issuing additional shares of common stock, subject to specified exceptions, for a period of 90 days from the date of this prospectus supplement. Additionally, our directors and executive officers have agreed not to sell or otherwise dispose of any of their shares, subject to specified exceptions, for a period of 60 days from the date of this prospectus supplement. Exceptions to these lock-up agreements are described below under “Underwriting.”

Otherwise, we are not restricted from issuing additional shares of common stock, including the common shares issuable upon conversion of the Series F Preferred Stock. The issuance of any additional shares of common or of preferred stock or convertible securities or the exercise of such securities could be substantially dilutive to holders of our common stock, including purchasers of common stock in this offering. For instance, exercise of the warrants issued to Allianz SE, or Allianz, in October 2008 (described below under “Description of Capital Stock — Allianz’s Investment”), assuming the receipt of requisite regulatory approvals, or the warrant that was issued to the Treasury Department in connection with our participation in the Treasury Department’s CPP (described below under “Description of Capital Stock — CPP-Related Preferred Stock and Warrant”) or any anti-dilution adjustments triggered on such warrants would dilute the value of our common shares (including any anti-dilution adjustments that may be triggered on the warrants issued to Allianz as a result of this offering and the depositary shares offering). In addition, we have granted the Treasury Department registration rights with respect to the Series E Preferred Stock and the warrant issued to it and the shares of common stock underlying its warrant. For additional information on shares of our common stock reserved for awards under our stock compensation plans, for issuance in connection with our contingent capital facility and for issuance in connection with certain of our 2008 debt instrument issuances, see “Description of Capital Stock — Common Stock.” Holders of our shares of common stock are not entitled to any preemptive rights by virtue of their status as stockholders and that status does not entitle them to purchase their pro rata share of any offering of shares of any class or series and, therefore, such sales or offerings could result in increased dilution to our stockholders.

The price of our common stock may be adversely affected by future sales of our common stock or securities that are convertible into or exchangeable for, or of securities that represent the right to receive, our common stock (including the warrants issued to Allianz and the Treasury Department) or other dilution of our equity, or by our announcement that such sales or other dilution may occur.

The issuance of additional shares of common stock or securities convertible into or exchangeable for common stock or that represent the right to receive common stock could negatively impact our position for U.S. Federal income tax purposes by limiting our ability to utilize net operating losses and capital losses to offset future income.

Contractual and statutory provisions may delay or make more difficult acquisitions or changes of control of us.

Provisions of Delaware law, state insurance law, federal banking law, our Amended and Restated Certificate of Incorporation and our Amended and Restated By-laws and contracts to which we are a party could make it more difficult for a third party to acquire control of us or have the effect of discouraging a third party from attempting to acquire control of us. See “Description of Capital Stock — Contractual and Statutory Provisions May Delay or Make More Difficult Acquisitions or Changes of Control of The Hartford.”

USE OF PROCEEDS

We estimate that the net proceeds from the sale of 52,252,252 shares of our common stock in this offering, after deducting underwriting discounts and estimated offering expenses payable by us, will be approximately $1.4 billion (or $1.61 billion if the underwriters exercise in full their option to purchase additional shares of our common stock).

We intend to use the net proceeds from this offering of our common stock, together with estimated net proceeds of $484 million from the depositary shares offering (or $556 million if the underwriters exercise their option to purchase additional depositary shares), estimated net proceeds of $425 million from our planned debt offering and available funds to repurchase in full, once we have received approval to do so, the shares of the Series E Preferred Stock held by the Treasury Department pursuant to our participation in the CPP. Pending such use we will invest the proceeds in high grade investments. We intend to use the remaining net proceeds from the planned debt offering, together with available funds, to pre-fund the maturity of our $275 million principal amount 7.9% Senior Notes due June 15, 2010 and our $400 million principal amount 5.25% Senior Notes due October 15, 2011. If the Treasury Department does not approve our request to repurchase the Series E Preferred Stock, or if we do not complete either the depositary shares offering or the planned debt offering, we will use the net proceeds of this offering for general corporate purposes.

PRICE RANGE OF OUR COMMON STOCK

Our common stock is listed and traded on the New York Stock Exchange under the symbol “HIG.” The following table sets forth, for the quarters shown, the range of high and low composite prices of our common stock on the New York Stock Exchange and the cash dividends declared on our common stock. The last reported sales price of our common stock on the New York Stock Exchange on March 17, 2010 was $28.58 per share.

			Dividends
	High	Low	Declared

2010
First quarter (through March 17)	$28.58	$22.34	$0.05
2009
Fourth quarter	29.20	23.16	0.05
Third quarter	28.62	10.18	0.05
Second quarter	18.16	7.67	0.05
First quarter	19.68	3.62	0.05
2008
Fourth quarter	38.11	4.95	0.32
Third quarter	67.74	40.99	0.53
Second quarter	79.13	64.57	0.53
First quarter	84.93	66.05	0.53

DIVIDEND POLICY

The payment of future dividends on our common stock is subject to the discretion of our board of directors, which will consider, among other factors, our operating results, overall financial condition, credit-risk considerations and capital requirements, as well as general business and market conditions. As discussed above under “Risk Factors — Risks Related to the Common Stock — Our Ability to Declare and Pay Dividends is Subject to Limitations,” dividends from our insurance company subsidiaries and other subsidiaries are the primary source of funds for payment of dividends to our stockholders and there are statutory limits on the amount of dividends that our insurance company subsidiaries can pay to us without regulatory approval. In addition, as a savings and loan holding company, we are subject to regulation, supervision and examination by the OTS, including with respect to required capital, cash flow, organization structure, risk management and earnings at the parent company level.

Under the CPP Agreement, prior to June 26, 2012 we are prohibited, without the consent of the Treasury Department, from declaring or paying any dividend or making any distribution on our common stock, other than regular quarterly cash dividends not exceeding $0.05 per share of common stock and dividends payable only in shares of our common stock, unless prior to June 26, 2012 the Series E Preferred Stock has been repurchased in whole or the Treasury Department has transferred all of that preferred stock to third parties. We intend to use the net proceeds from this offering, together with estimated net proceeds of $484 million million from the depositary shares offering, estimated net proceeds of $425 million from the planned debt offering and available funds, to repurchase all outstanding shares of the Series E Preferred Stock, subject to the approval of the Treasury Department. See “Prospectus Supplement Summary — Repurchase of Our Series E Fixed Rate Cumulative Perpetual Preferred Stock.”

Under the terms of the Series E Preferred Stock and the Series F Preferred Stock to be issued pursuant to the depositary shares offering, our ability to declare and pay dividends on or repurchase our common stock will be subject to restrictions in the event we fail to declare and pay (or set aside for payment) full dividends on the Series E Preferred Stock, or the Series F Preferred Stock, as the case may be. In addition, the terms of our outstanding junior subordinated debt securities prohibit us from declaring or paying any dividends or distributions on our capital stock, including our common stock, or purchasing, acquiring, or making a liquidation payment on such stock, if we have given notice of our election to defer interest payments but the related deferral period has not yet commenced or a deferral period is continuing.

CAPITALIZATION

The following table sets forth our total debt and other obligations and capitalization as of December 31, 2009:

•	on an actual basis;

•	on an as adjusted basis to give effect to the receipt of the estimated net proceeds of $1.4 billion from the sale of our common stock in this offering (assuming no exercise of the underwriters’ option to purchase additional shares of our common stock); and

•	on a further as adjusted basis to give effect to (i) the receipt of the estimated net proceeds of $1.4 billion from the issuance of shares of our common stock in this offering (assuming no exercise of the underwriters’ option to purchase additional shares of our common stock), (ii) the receipt of the estimated net proceeds of $484 million from the issuance of the depositary shares in the depositary shares offering (assuming no exercise of the underwriters’ option to purchase additional depositary shares), (iii) the receipt of the estimated net proceeds of $1.09 billion from the issuance of one or more series of senior debt in an aggregate principal amount of $1.1 billion in the planned debt offering, (iv) the repurchase of all outstanding shares of the Series E Preferred Stock, subject to the approval of the Treasury Department, as set forth in “Use of Proceeds,” and (v) a charge to income available to common shareholders resulting from the repurchase of the Series E Preferred Stock of $440 million, representing the accretion of the discount on the Series E Preferred Stock at December 31, 2009.

None of this offering, the depositary shares offering or the planned debt offering is conditioned upon the successful completion of any of the other offerings. Furthermore, there can be no assurance, that the Treasury Department will approve our repurchase of the Series E Preferred Stock.

You should read the data set forth in the table below in conjunction with our audited consolidated financial statements, including the related notes, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” from our Annual Report on Form 10-K for the year ended December 31, 2009, incorporated by reference herein.

	As of December 31, 2009
			As Further
			Adjusted
			for the
			Depositary
			Shares
			Offering and
		As Adjusted	the Planned
	Actual	for this Offering	Debt Offering
	(Unaudited, in millions)

Total Short-Term Debt	$343	$343	$343
Total Long-Term Debt(1)	5,496	5,496	6,596
Total Debt(2)	5,839	5,839	6,939
Stockholders’ Equity
Common stock (par value $0.01 per share; 1.5 billion shares authorized; 410,184,182 shares issued and 462,436,434 issued as adjusted and as further adjusted) (3)	4	5	5
Preferred Stock (50 million shares authorized)
Series E Preferred Stock (3,400,000 issued and as adjusted and no shares issued as further adjusted)	2,960	2,960	—
Series F Preferred Stock (no shares issued and as adjusted, 500,000 shares issued as further adjusted)	—	—	484
Additional paid-in capital	8,985	10,387	10,387
Retained earnings	11,164	11,164	10,724
Treasury stock, at cost (27,177,019 shares)	(1,936)	(1,936)	(1,936)
Accumulated other comprehensive loss, net of tax	(3,312)	(3,312)	(3,312)
Total Stockholders’ Equity	17,865	19,268	16,352
Total Capitalization	$23,704	$25,107	$23,291

(1)	We expect to use the proceeds of the planned debt offering, together with available funds, to pre-fund the maturity of our $275 million principal amount 7.9% Senior Notes due June 15, 2010 and our $400 million principal amount 5.25% Senior Notes due October 15, 2011.

(2)	Total debt of The Hartford excludes $1.1 billion of consumer notes as of December 31, 2009 and $78 million of Federal Home Loan Bank advances recorded in other liabilities as of December 31, 2009 that were acquired through the purchase of Federal Trust Corporation in the second quarter of 2009.

(3)	The number of shares of our common stock presented in this prospectus supplement excludes, as of December 31, 2009, a total of 503,099,394 shares, including 6,468,866 shares reserved for issuance upon exercise of outstanding options, warrants and rights under our stock compensation plans, 11,858,943 shares reserved for future issuance under our stock compensation plans, an additional 11,362,625 shares that will be reserved for issuance under our stock compensation plan subject to the approval of our shareholders, which we will seek at our next annual meeting, 65,000,000 shares reserved for issuance in connection with our contingent capital facility, 287,000,000 shares reserved for issuance in connection with certain of our 2008 debt instrument issuances, 52,093,973 shares reserved for issuance in connection with the conversion of the outstanding warrant issued to the Treasury Department and 69,314,987 shares reserved for issuance in connection with the conversion of outstanding warrants issued to Allianz SE (assuming receipt of certain regulatory approvals), and further excludes any anti-dilution adjustments that may arise from this offering and the depositary shares offering. For more information on the conversion of the warrants issued to Allianz SE and the related anti-dilution adjustments, see “Description of Capital Stock — Allianz’s Investment.”

DESCRIPTION OF CAPITAL STOCK

The following description of the terms of our capital stock is only a summary. For a complete description, we refer you to the Delaware General Corporation Law, our Amended and Restated Certificate of Incorporation and our Amended and Restated By-laws. See “Where You Can Find More Information” for information on how to obtain copies of these documents.

Common Stock

Subject to any preferential rights of any preferred stock created by our board of directors, holders of our common stock are entitled to dividends as our board of directors may declare from time to time out of funds that we can lawfully use to pay dividends. See “Dividend Policy.” Holders of our common stock possess exclusive voting rights, except to the extent provided by law and as set forth in our Amended and Restated Certificate of Incorporation, including any certificate of designations of a series of preferred stock. Holders of our common stock are entitled to one vote for each share of common stock and do not have any right to cumulate votes in the election of directors.

Holders of our common stock have no preference, conversion, exchange, sinking fund or redemption rights, are not entitled to any preemptive rights by virtue of their status as stockholders and that status does not entitle them to purchase their pro rata share of any offering of shares of any class or series, and generally have no appraisal rights except in certain limited transactions. Under Delaware law, our stockholders generally are not liable for our debts or obligations.

In the event of our liquidation, dissolution or winding-up, holders of our common stock will be entitled to receive on a proportionate basis any assets remaining after provision for payment of creditors and after payment or provision for payment of any liquidation preferences to holders of preferred stock. Our common stock is listed on the New York Stock Exchange under the symbol “HIG.”

The transfer agent and registrar for our common stock is The Bank of New York Mellon.

We have 1,500,000,000 authorized shares of common stock. As of February 15, 2010, 384,128,538 shares were outstanding, 65,000,000 shares were reserved for issuance in connection with our contingent capital facility, 287,000,000 shares were reserved for issuance in connection with certain of our 2008 debt instrument issuances, 52,093,973 shares were reserved for issuance in connection with the conversion of the outstanding warrant issued to the Treasury Department and 69,314,987 were shares reserved for issuance in connection with the conversion of outstanding warrants issued to Allianz SE (assuming receipt of certain regulatory approvals), subject to further anti-dilution adjustments that may arise from this offering and the depositary shares offering. For more information on the conversion of the warrants issued to Allianz SE and the related anti-dilution adjustments, see “Description of Capital Stock — Allianz’s Investment.” In addition, as of December 31, 2009, the most recent date for which information is available, 6,468,866 shares were reserved for issuance upon exercise of outstanding options, warrants and rights under our stock compensation plans, 11,858,943 shares were reserved for future issuance under our stock compensation plans and an additional 11,362,625 shares that will be reserved for issuance under our stock compensation plan subject to the approval of our shareholders, which we will seek at our next annual meeting.

Preferred Stock

We have 50,000,000 shares of authorized preferred stock, 3,400,000 shares of which are currently outstanding, having been issued to the Treasury Department as our Series E Preferred Stock, par value $0.01 per share and liquidation preference of $1,000 per share. See “— CPP-Related Preferred Stock and Warrant.”

In addition, 300,000 shares are designated for our Series A Participating Cumulative Preferred Stock, par value $0.01 per share, none of which are currently outstanding; 8,800,000 shares are designated for our Series B Non-Voting Contingent Convertible Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”), none of which are currently outstanding; 8,900,000 are designated for our Series C Non-Voting Contingent Convertible Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock”), none of which are currently outstanding; and 6,300,000 are designated for our Series D Non-Voting Contingent Convertible Preferred Stock, none of which are currently outstanding and 6,048,387 of which were issued to Allianz and subsequently converted according to their terms to shares of our common stock. We have reserved an aggregate of 17,278,831 shares of preferred stock for issuance to Allianz in connection with the conversion of outstanding warrants (assuming regulatory approvals required for Allianz to exercise the warrants for our common stock have not yet been received), 8,701,613 shares of which are reserved for issuance under our Series B Preferred Stock and 8,577,218 shares of which are reserved for issuance under our Series C Preferred Stock. See “— Allianz’s Investment.” If issued, the Series B Preferred Stock and the Series C Preferred Stock will rank pari passu with each other, will rank junior to each other series of preferred stock of the Company unless specifically determined otherwise by our board of directors, and will participate on a pari passu basis with dividends and other distributions paid on our common stock. If issued, the Series B Preferred Stock and the Series C Preferred Stock will have no voting rights. Each share of the Series B Preferred Stock and the Series C Preferred Stock is currently convertible into approximately 4.01 shares of our common stock, subject to receipt of certain regulatory approvals, which vary by series. The conversion ratios under the Series B Preferred Stock and the Series C Preferred Stock are subject to adjustment in certain circumstances, and will be adjusted in connection with this offering and the depositary shares offering, as further specified under the terms of the warrants issued to Allianz.

Although we intend to repurchase the Series E Preferred Stock with the proceeds from this offering, the depositary shares offering, the planned debt offering and additional funds, subject to the approval of the Treasury Department, additional shares of preferred stock may be issued from time to time in one or more series. Our board of directors is empowered, without the approval of our stockholders, to cause our preferred stock to be issued in one or more classes or series, or both, with the numbers of shares of each class or series and the provisions, designations, powers, preferences and relative, participating, optional and other special rights and the qualifications, limitations or restrictions thereof, of each class or series to be determined by it. The specific matters that may be determined by our board of directors include dividend rights, voting rights, redemption rights, liquidation preferences, conversion and exchange rights, retirement and sinking fund provisions, conditions or restrictions on our creation of indebtedness or our issuance of additional shares of stock, and other powers, preferences and relative, participating, optional and other special rights and any qualifications, limitations or restrictions on any wholly unissued series of preferred stock, or of the entire class of preferred stock if none of the shares have been issued, the number of shares constituting that series and the terms and conditions of the issue of the shares.

Concurrently with this offering, in an underwritten offering pursuant to a separate prospectus supplement, we are offering depositary shares representing fractional interests in shares of a new series of our preferred stock designated as the Series F Preferred Stock that will rank with respect to dividend rights and rights upon our liquidation, winding-up or dissolution:

•	senior to all of our common stock and to each other class of other capital stock or series of preferred stock issued after the original issue date of the Series F Preferred Stock unless the terms of that stock expressly provide that it ranks senior to, or on a parity with, the Series F Preferred Stock;

•	on a parity with any class of capital stock or series of preferred stock established after the original issue date of the Series F Preferred Stock, the terms of which expressly provide that such class or series will rank on a parity with the Series F Preferred Stock;

•	junior to each class of capital stock or series of preferred stock established after the original issue date of the Series F Preferred Stock, the terms of which expressly provide that such class or series will rank senior to the Series F Preferred Stock; and

•	junior to our and our subsidiaries’ existing and future indebtedness (including, in the case of our subsidiaries, trade payables).

We will pay cumulative dividends on each share of the Series F Preferred Stock at a rate of 7.25% per annum on the initial liquidation preference of $1,000 per share. Dividends will accrue and cumulate from the date of issuance and, to the extent that we are lawfully permitted to pay dividends and our board of directors declares a dividend payable, we will pay or deliver, as the case may be, dividends on January 1, April 1, July 1 and October 1 of each year prior to April 1, 2013 in cash and on April 1, 2013 in cash, shares of our common stock, or a combination thereof, at our election.

Each share of the Series F Preferred Stock will automatically convert into shares of common stock on April 1, 2013 if not earlier converted at the option of the holder, upon the occurrence of a fundamental change (as defined in the Series F Preferred Stock). The number of shares issuable upon mandatory conversion of each share of Series F Preferred Stock will be a variable amount based on the average of the daily volume weighted average price per share of our common stock during a specified period of 20 consecutive trading days with the number of shares of common stock to range from 29.536 to 36.036 per share of Series F Preferred Stock, subject to anti-dilution adjustments.

At any time prior to March 15, 2013, holders of the Series F Preferred Stock may elect to convert their shares at the minimum conversion rate, and will not receive accrued and unpaid dividends for the current dividend period. Upon a fundamental change, holders of the Series F Preferred Stock may elect to convert their shares at a fundamental change conversion rate (as defined in the Series F Preferred Stock), and will receive accrued and unpaid dividends. We may elect to pay accrued and unpaid dividends payable in connection with any conversion of the Series F Preferred Stock in cash, shares of our common stock or a combination thereof.

Except as required by law, our Amended and Restated Certificate of Incorporation, which will include the certificate of designation for the Series F Preferred Stock, and our Amended and Restated By-Laws, the holders of Series F Preferred Stock will have no voting rights (other than with respect to matters regarding the Series F Preferred Stock or when dividends payable on the Series F Preferred Stock have not been paid for an aggregate of six quarterly divided periods, or more, whether or not consecutive). This prospectus supplement shall not be deemed an offer to sell or a solicitation to buy any of our Series F Preferred Stock in the depositary shares offering.

Allianz’s Investment

Under our Investment Agreement with Allianz (the “Investment Agreement”), we agreed to issue and sell securities in a private placement to Allianz, including warrants to acquire certain of our securities (the “Allianz Warrants”). The Allianz Warrants are exercisable for 8,701,613 shares of our Series B Preferred Stock and 8,577,218 shares of our Series C Preferred Stock, and subject to receipt of any required regulatory approvals by Allianz, are exercisable for 69,314,987 shares of our common stock at an exercise price of $25.25 per share of common stock. The Allianz Warrants expire on October 17, 2018.

In connection with this offering and the depositary shares offering, we may be required to make certain anti-dilution adjustments to increase the number of shares of our common stock deliverable under the warrants issued to Allianz. The precise amount of any such adjustment will depend on the extent to which the securities offered hereby and in the depositary shares offering are issued at a discount to the then-current value of our common stock, as further specified under the terms of the warrants.

Under the Investment Agreement, if on or prior to the seventh anniversary of October 17, 2008, we propose to issue any shares of common stock, rights or options to acquire common stock or securities convertible or exchangeable into common stock (other than any issuance (i) as consideration in any merger, acquisition of a business or a similar transaction with a third party, (ii) to a financial institution in connection with any borrowing or (iii) that is “Qualifying Employee Stock,” as defined in the Allianz Warrants), we must provide prompt written notice to Allianz, and Allianz (or its designated subsidiary) shall have the right to participate in such issuance and to purchase from us an amount up to Allianz’s pro rata share (as defined in the Investment Agreement) of each class or series of shares, rights, options or securities so issued at a price and on terms no less favorable to Allianz than those provided to any other person purchasing in the issuance. Allianz has waived any application of its notice and participation rights to the offering of the securities described in this prospectus supplement or the concurrent offering of the depositary shares.

Under the Investment Agreement, for so long as Allianz Warrants that are exercisable for at least 1% of our outstanding common stock remain outstanding, we may not, without the prior written consent of the Investor (as defined in the Investment Agreement) (which shall not be unreasonably withheld), issue equity securities other than our common stock, subject to specified exceptions. Allianz has consented to the depositary shares offering.

The Investment Agreement contains standstill provisions that apply to Allianz and its subsidiaries and affiliates lasting until October 6, 2018, including limitations or prohibitions on, among other things, the acquisition of shares of common stock that would result in its beneficially owning more than 25% of our outstanding common stock, making or proposing a merger or change of control transaction with respect to us or soliciting proxies with respect thereto, subject in each case to certain exceptions for a change of control and other matters, as specified in the Investment Agreement. We have also agreed under the Investment Agreement that, prior to entering into any binding agreement to effect a merger or similar business combination with a third party or to pay a break-up fee or similar compensation to a third party with respect to such a potential transaction, we will permit Allianz a reasonable period of time to conduct due diligence and make a bona fide competing proposal to us.

CPP-Related Preferred Stock and Warrant

On June 26, 2009, we entered into the CPP Agreement with the Treasury Department. For an aggregate purchase price of $3.4 billion in cash, we issued to the Treasury Department 3,400,000 shares of Series E Preferred Stock and a warrant, or the CPP Warrant, to purchase, within the ten-year term of the CPP Warrant, up to 52,093,973 shares of our common stock at an initial exercise price of $9.79 per share.

The Series E Preferred Stock ranks senior to our common stock and will rank pari passu with any other future preferred stock (excepting any future preferred stock that by its terms ranks junior to any other preferred stock). The Series E Preferred Stock is non-voting, other than (a) class voting rights on any amendment to the rights of the Series E Preferred Stock, any merger, exchange or similar transaction or on other matters that could adversely affect the Series E Preferred Stock or any authorization or issuance of shares senior to the Series E Preferred Stock and (b) the right, together with the holders of any other affected classes of future parity stock, voting as a single class, to elect two additional directors to our board of directors, should we fail to pay six quarterly dividends, whether or not for consecutive dividend periods. The Series E Preferred Stock provides for cumulative dividends at a rate of 5% per annum until the fifth anniversary of the investment and thereafter at a rate of 9% per annum. We are prohibited from paying dividends on our common stock, or repurchasing or redeeming our common stock, without paying dividends on the Series E Preferred Stock in full. In addition, except in limited circumstances, the consent of the Treasury Department is required for us to, among other things, increase our quarterly common stock dividend above $0.05 prior to the third anniversary of the Treasury Department’s investment unless we have repurchased all of the preferred stock issued to the Treasury Department or the Treasury Department has transferred all of such preferred stock to third parties. The Series E Preferred Stock may be repurchased at a price equal to its issue price plus accrued and unpaid dividends subject to the approval of the Treasury Department. In addition, the consent of the Treasury Department is required for us to repurchase any common stock for the first three years after the investment date.

We intend to use the net proceeds from this offering, together with estimated net proceeds of $484 million from the depositary shares offering, estimated net proceeds of $425 million from the planned debt offering and available funds to repurchase the Series E Preferred Stock, subject to the approval of the Treasury Department. See “Prospectus Supplement Summary — Repurchase of Our Series E Fixed Rate Cumulative Perpetual Preferred Stock.”

The CPP Warrant has a term of ten years and was immediately exercisable upon issuance, in whole or in part. We have granted the Treasury Department registration rights for the Series E Preferred Stock, the CPP Warrant and our common stock underlying the CPP Warrant, and the Treasury Department has agreed not to exercise any voting power with respect to any shares of common stock issued to it upon exercise of the warrant.

Participation in the CPP also subjects us to the Treasury Department’s standards for executive compensation and corporate governance for the period during which the Treasury Department holds the Series E Preferred Stock. For example, the American Recovery and Reinvestment Act of 2009 contains significant limitations on the amount and form of bonus, retention and other incentive compensation that participants in the CPP may pay to executive officers and senior management. We believe that these restrictions will not apply to compensation we may pay to executive officers and senior management effective from and after the repurchase date. See “Risk Factors — Risks Related to Our Business.”

Contractual and Statutory Provisions May Delay or Make More Difficult Acquisitions or Changes of Control of The Hartford

Some provisions of our Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws may delay or make more difficult unsolicited acquisitions or changes of control of The Hartford. We believe that these provisions will enable us to develop our business in a manner that will foster long-term growth without disruption caused by the threat of a takeover not thought by our board of directors to be in our best interest and the best interests of our stockholders.

Those provisions could have the effect of discouraging third parties from making proposals involving an unsolicited acquisition or change of control of The Hartford, although the proposals, if made, might be considered desirable by a majority of our stockholders. Those provisions may also have the effect of making it more difficult for third parties to cause the replacement of our current management without the concurrence of our board of directors.

These provisions include:

•	the availability of capital stock for issuance from time to time at the discretion of our board of directors (see “— Preferred Stock”),

•	prohibitions against stockholders calling a special meeting of stockholders or acting by written consent instead of at a meeting,

•	requirements for advance notice for raising business or making nominations at stockholders’ meetings, and

•	the ability of our board of directors to increase the size of the board and to appoint directors to fill newly created directorships.

The restrictions on ownership of our stock described under “— Restrictions on Ownership” and the terms of Allianz’s investment in us, described under “— Allianz’s Investment,” could also have the effect of discouraging third parties from making proposals involving an acquisition or change of control of The Hartford.

No Stockholder Action by Written Consent; Special Meetings

Our Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws provide that stockholder action can be taken only at an annual or special meeting and cannot be taken by written consent. Our Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws also provide that special meetings of stockholders can be called by the chairman of our board of directors or by a vote of the majority of the entire board of directors. Furthermore, our Amended and Restated By-Laws provide that only such business as is specified in the notice of any special meeting of stockholders may come before the meeting.

Advance Notice for Raising Business or Making Nominations at Meetings

Our Amended and Restated By-Laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders and for nominations by stockholders of candidates for election as directors at an annual or special meeting at which directors are to be elected. The only business that may be conducted at an annual meeting of stockholders is the election of members of the board of directors for the succeeding year and business that has been specified in the notice of the meeting given by or at the direction of the board of directors or otherwise brought before the meeting by, or at the direction of, the board of directors, or by a stockholder who has given to our corporate secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Only persons who are nominated by, or at the direction of, the board of directors, or who are nominated by a stockholder who has given timely written notice, in proper form, to the secretary prior to a meeting at which directors are to be elected will be eligible for election as directors.

To be timely, notice of business to be brought before an annual meeting or nominations of candidates for election as directors at an annual meeting must be given by a stockholder to our corporate secretary not later than 90 days prior to the anniversary date for the immediately preceding annual meeting (or, if the date of the annual meeting is more than 30 days before or after the anniversary date of the immediately preceding annual meeting, not later than the later of (a) 90 days prior to the date of such annual meeting or (b) if the first public announcement of the date of an advanced or delayed annual meeting is less than 100 days prior to the date of such annual meeting, ten days after the first public announcement of the date of such annual meeting).

Similarly, in the case of a special meeting of stockholders at which the board of directors gives notice that directors are to be elected, notice of nominations to be brought before a special meeting of stockholders for the election of directors must be delivered to the secretary no later than the close of business on the seventh day following the date on which notice of the date of the special meeting of stockholders is given.

The notice of any nomination for election as a director is required to state, among other things:

•	specified information regarding the stockholder who intends to make the nomination,

•	a representation that the stockholder is a holder of record of stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice,

•	a description of all arrangements or understandings relating to the nomination between the stockholder and each nominee and any other person or persons, naming those persons,

•	if applicable, a representation that the stockholder intends to solicit proxies in support of each nominee,

•	specified information regarding each nominee proposed by the stockholder, including all other information that would have been required to be included in a proxy statement filed under the proxy rules of the SEC had each nominee been nominated, or intended to be nominated, by our board of directors,

•	the consent of each nominee to serve as a director if so elected, and

•	whether, if elected, the nominee intends to tender any advance resignation notices requested by our board of directors in connection with subsequent elections, such advance resignation to be contingent upon the nominee’s failure to receive a majority vote and acceptance of such resignation by our board of directors.

Number of Directors; Filling of Vacancies

Our Amended and Restated By-Laws provide that newly created directorships resulting from any increase in the authorized number of directors, or any vacancy, may be filled by a vote of a majority of directors then in office. The New York Stock Exchange rules require that the majority of directors holding office immediately after the election must be independent directors. Accordingly, our board of directors may be able to prevent any stockholder from obtaining majority representation on the board of directors by increasing the size of the board and filling the newly created directorships with its own nominees.

Restrictions on Ownership

State insurance laws could be a significant deterrent to any person interested in acquiring control of The Hartford. The insurance holding company laws of each of the jurisdictions in which our insurance subsidiaries are incorporated or commercially domiciled, as well as state corporation laws, govern any acquisition of control of The Hartford or of our insurance subsidiaries. In general, these laws provide that no person or entity may directly or indirectly acquire control of an insurance company unless that person or entity has received the prior approval of the insurance regulatory authorities. An acquisition of control would be presumed in the case of any person or entity that purchases 10% or more of our outstanding common stock, unless the applicable insurance regulatory authorities determine otherwise.

In addition, we became a savings and loan holding company when the OTS approved our application to acquire Federal Trust Corporation, the parent company of FTB, a federally chartered, FDIC-insured thrift. As a savings and loan holding company, we are subject to federal banking laws that could be a significant deterrent to any person interested in acquiring control of The Hartford. Federal law requires, for example, that any person or company must obtain the prior approval or nonobjection of the OTS before taking any action that could result in that person or company acquiring control of a savings and loan holding company. “Control” is broadly defined under federal law, and the federal regulations governing whether control exists are extremely complex. In general, any person or company that owns or controls, directly or indirectly, or acting in concert with others, 25% or more of any class of our voting stock would be found to control us, and a person or company could be found to control us under other circumstances, including based on a presumption that could arise with the direct or indirect ownership or control of 10% or more of any class of our voting stock under certain conditions, unless the OTS determines otherwise. In addition, any company that acquires control of The Hartford would itself become a savings and loan holding company subject to regulation, supervision and examination by the OTS.

Delaware General Corporation Law

The terms of Section 203 of the Delaware General Corporation Law apply to us since we are a Delaware corporation and we have a class of voting stock that is listed on a national securities exchange. Under Section 203, with some exceptions, a Delaware corporation may not engage in a broad range of business combinations, such as mergers, consolidations and sales of assets, with an “interested stockholder,” for a period of three years from the date that person became an interested stockholder unless:

•	the transaction or the business combination that results in a person becoming an interested stockholder is approved by the board of directors of the corporation before the person becomes an interested stockholder,

•	upon consummation of the transaction that results in the stockholder becoming an interested stockholder, the interested stockholder owns 85% or more of the voting stock of the corporation outstanding at the time the transaction commenced, excluding, for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers and shares owned by certain employee stock plans, or

•	on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation’s board of directors and by holders of at least two-thirds of the corporation’s outstanding voting stock, excluding shares owned by the interested stockholder, at a meeting of stockholders.

Under Section 203, an “interested stockholder” is defined as any person (or the affiliates or associates of such person), other than the corporation and any direct or indirect majority-owned subsidiary, that is:

•	the owner of 15% or more of the outstanding voting stock of the corporation, or

•	an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether the person is an interested stockholder.

Section 203 does not apply to a corporation that so provides in an amendment to its certificate of incorporation or by-laws passed by a majority of its outstanding shares at any time. As a general matter, this stockholder action does not become effective for 12 months following its adoption and would not apply to persons who were already interested stockholders at the time of the amendment. Our Amended and Restated Certificate of Incorporation does not exclude us from the restrictions imposed under Section 203.

Section 203 makes it more difficult for a person who would be an interested stockholder to effect business combinations with a corporation for a three-year period, although the stockholders may elect to exclude a corporation from the restrictions imposed. The provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board of directors, because the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our management. It is further possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interest.

CERTAIN U.S. FEDERAL TAX CONSIDERATIONS

The following is a summary of certain United States federal tax consequences of the purchase, ownership and disposition of our common stock as of the date of this prospectus supplement. Except where noted, this summary deals only with common stock that is held as a capital asset by a non-U.S. holder. A “non-U.S. holder” means a person (other than a partnership) that is not for United States federal income tax purposes any of the following:

•	an individual citizen or resident of the United States;

•	a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•	any other person that is subject to U.S. federal income taxation on a net income basis in respect of its investment in the common stock.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended, or the Code, and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those summarized below. This summary does not address all aspects of United States federal income taxation and does not deal with foreign, state, local or other tax considerations that may be relevant to non-U.S. holders in light of their particular circumstances. In addition, it does not represent a detailed description of the United States federal income tax consequences applicable to holders that are subject to special treatment under the United States federal income tax laws (including United States expatriates, “controlled foreign corporations,” “passive foreign investment companies,” or corporations that accumulate earnings to avoid United States federal income tax). A change in law may alter significantly the tax considerations that we describe in this summary.

If you are considering the purchase of our common stock, we recommend that you consult your own tax advisors concerning the particular United States federal income and estate tax consequences to you of the ownership and disposition of our common stock, as well as the consequences to you arising under the laws of any other taxing jurisdiction.

Dividends

In the event that we pay dividends, dividends paid to a non-U.S. holder of our common stock generally will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder of our common stock that wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required to (a) complete Internal Revenue Service Form W-8BEN (or other applicable form) and certify under penalty of perjury that such holder is not a United States person as defined under the Code or (b) if our common stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are entities rather than individuals.

A non-U.S. holder of our common stock eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the Internal Revenue Service.

Gain on Sale or Other Disposition of Common Stock

Any gain realized on the disposition of our common stock generally will not be subject to United States federal income tax unless the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met.

Federal Estate Tax

Common stock held by an individual non-U.S. holder at the time of death and common stock held by entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes will be included in such holder’s gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Backup Withholding, Information Reporting and Other Reporting Requirements

We must report annually to the Internal Revenue Service and to each non-U.S. holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

A non-U.S. holder will be subject to backup withholding for dividends paid to such holder unless such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code) or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of our common stock within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code) or such owner otherwise establishes an exemption.

Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s United States federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

Recent Legislative Developments Potentially Affecting Taxation of Common Stock Held By or Through Foreign Entities

Proposed legislation recently introduced in the United States Congress would generally impose a withholding tax of 30 percent on dividends paid on our common stock and the gross proceeds of a disposition of our common stock paid to a foreign financial institution, unless such institution enters into an agreement with the U.S. government to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) and to withhold on certain payments. The proposed legislation would also generally impose a withholding tax of 30 percent on dividends paid on our common stock and the gross proceeds of a disposition of our common stock paid to a non-financial foreign entity unless such entity provides the withholding agent with a certification identifying the direct and indirect U.S. owners of the entity. Under certain circumstances, a non-U.S. holder of our common stock might be eligible for refunds or credits of such taxes. Investors are encouraged to consult with their own tax advisors regarding the possible implications of this proposed legislation on their investment in our common stock.

UNDERWRITING

We and the underwriters named below have entered into an underwriting agreement with respect to the shares of our common stock being offered hereby. Subject to certain conditions, each underwriter has severally agreed to purchase the number of shares indicated in the following table. Goldman, Sachs & Co. and J.P. Morgan Securities Inc. are the representatives of the underwriters, or the Representatives.

Underwriters	Number of Shares

Goldman, Sachs & Co.	18,288,290
J.P. Morgan Securities Inc.	18,288,290
Citigroup Global Markets Inc.	2,873,877
Wells Fargo Securities, LLC	2,873,877
Morgan Stanley & Co. Incorporated	992,792
Credit Suisse Securities (USA) LLC	992,792
Merrill Lynch, Pierce, Fenner & Smith Incorporated	992,792
Barclays Capital Inc.	992,792
BNY Mellon Capital Markets, LLC	992,792
Deutsche Bank Securities Inc.	992,792
SunTrust Robinson Humphrey, Inc.	992,792
UBS Securities LLC	992,792
Piper Jaffray & Co.	992,792
Daiwa Securities America Inc.	66,186
Aladdin Capital Holdings LLC	66,186
BB&T Capital Markets, a division of Scott & Stringfellow LLC	66,186
Sanford C. Bernstein & Co.	66,186
Blaylock Robert Van, LLC	66,186
Dowling & Partners Securities LLC	66,186
FBR Capital Markets & Co.	66,186
RBS Securities Inc.	66,186
Janney Montgomery Scott LLC	66,186
Jefferies & Company, Inc.	66,186
Keefe, Bruyette & Woods, Inc.	66,186
Macquarie Capital (USA), Inc.	66,186
Samuel A. Ramirez & Co., Inc.	66,186
Mitsubishi UFJ Securities (USA), Inc.	66,186
The Williams Capital Group, L.P.	66,186

Total	52,252,252

The underwriters are committed to take and pay for all of the shares of our common stock being offered, if any are taken, other than the shares of our common stock covered by the option described below unless and until this option is exercised.

If the underwriters sell more shares of our common stock than the total number set forth in the table above, the underwriters have an option to buy up to an additional 7,837,837 shares from us. They may exercise that option for 30 days. If any shares are purchased pursuant to this option, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.

The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by us. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase 7,837,837 additional shares of our common stock.

	No Exercise	Full Exercise

Per Share	$0.888	$0.888
Total	$46,400,000	$53,360,000

Shares of our common stock sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any shares of our common stock sold by the underwriters to securities dealers may be sold at a discount of up to $0.5328 per share from the initial public offering price. If all the shares of our common stock are not sold at the initial public offering price, the representatives may change the offering price and the other selling terms. The offering of the shares of our common stock by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

We and our directors and executive officers have agreed that, during the period beginning on the date hereof and continuing until the date 60 days after the date of this prospectus supplement with respect to our directors and executive officers, and 90 days after the date of this prospectus supplement with respect to us, and subject to limited exceptions, neither we nor they will, without the prior consent of the Representatives, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for common stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of common stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of common stock or such other securities, in cash or otherwise. These restrictions are intended to preclude us and our directors and executive officers from engaging in any hedging or other transaction which is designed to, or which reasonably could be expected to lead to or result in a sale or disposition of shares of our common stock even if such shares would be disposed of by someone other than us or our directors and executive officers.

With respect to us, the foregoing paragraph shall not apply to (i) the sale and issuance of the common stock in this offering, the depositary shares in the depositary shares offering and the common stock into which the depositary shares are convertible; (ii) the repurchase or redemption of our Series E Preferred Stock held by the Treasury Department; (iii) any offering of securities conducted pursuant to registration rights granted prior to this offering by us to the Treasury Department or Allianz or any of their respective permitted transferees and (iv) issuances of shares of our common stock pursuant to equity compensation plans existing on, or upon the conversion, exercise or exchange of any option or convertible or exchangeable securities outstanding as of, the date hereof (including issuances of shares of our common stock pursuant to any equity compensation plan that, as of the date hereof, has been adopted subject to the approval of our shareholders).

With respect to our directors and executive officers, the foregoing paragraph shall not apply to (i) transfers of shares of our common stock as a bona fide gift or gifts or by will or intestacy, provided that each donee, transferee or distributee thereof agrees to be bound in writing by the restrictions as described herein, (ii) transfers of shares of our common stock to us, provided that we agree to be bound in writing by the restrictions set forth herein with respect to the shares of our common stock of our officers and directions so transferred (other than any shares transferred to us for purposes of tax withholding in connection with vesting of our officers’ and directors’ shares), (iii) transfers of shares of our common stock to any trust for the direct or indirect benefit of such director or executive officer or the immediate family of such director or executive officer, provided that the trustee of the trust agrees to be bound in writing by the restrictions as described herein, and provided further, that any such transfer shall not involve a disposition for value and no party shall be required to, nor shall it voluntarily file, a report under the Exchange Act, or (iv) transfers of our common stock pursuant to a written contract, instruction or plan complying with Rule 10b5-1 under the Exchange Act and previously provided to the Representatives, provided that such plan has been entered into prior to the date of this prospectus supplement and is not amended or modified during the 60-day restricted period.

In connection with this offering, the underwriters may purchase and sell shares of our common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares of our common stock from us in the offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares of our common stock to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares of our common stock pursuant to the option granted to them. “Naked” short sales are any sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for, or purchases of, our common stock made by the underwriters in the open market prior to the completion of the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares of our common stock sold by, or for the account of, such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of our common stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of our common stock. As a result, the price of our common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act.

We estimate that our total expenses from this offering, excluding underwriting discounts and commissions, will be approximately $1.1 million.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, including securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) it has not made and will not make an offer of shares of our common stock to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares of our common stock to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c) to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

(d) in any other circumstances which do not require the publication by The Hartford of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of shares to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

Each underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the shares in circumstances in which Section 21(1) of the FSMA does not apply to The Hartford; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

This communication is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The shares are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such shares will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Hong Kong

The shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a

“prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed for or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of notes and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Japan

The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the “Financial Instruments and Exchange Law”) and each underwriter has agreed that it will not offer or sell any shares, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

VALIDITY OF COMMON STOCK

The validity of the shares of our common stock offered by this prospectus supplement will be passed upon for us by Alan J. Kreczko, Esq., our Executive Vice President and General Counsel, and certain legal matters will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, New York, New York. As of March 2, 2010, Mr. Kreczko beneficially owned 6,101 shares of our common stock, 49,506 shares of our common stock obtainable through the exercise of vested options, 3,802 restricted stock units, 86,355 restricted units, and unvested options to acquire an additional 11,054 shares of our common stock. Certain legal matters will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

The consolidated financial statements and the related financial statement schedules incorporated in this prospectus supplement by reference from The Hartford Financial Services Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2009 and the effectiveness of The Hartford Financial Services Group, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which report on the financial statements expresses an unqualified opinion and includes an explanatory paragraph relating to our change in method of accounting and reporting for other-than-temporary impairments in 2009 and for the fair value measurement of financial instruments in 2008), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

The Hartford Financial
Services Group, Inc.

Debt Securities
Junior Subordinated Debentures
Preferred Stock
Common Stock
Depositary Shares
Warrants
Stock Purchase Contracts
Stock Purchase Units

Hartford Capital IV
Hartford Capital V
Hartford Capital VI

Preferred Securities Guaranteed
as Described in this Prospectus
and the Accompanying Prospectus Supplement
by The Hartford Financial Services Group, Inc.

By this prospectus, we may offer from time to time the securities described in this prospectus separately or together in any combination, and the trusts may offer from time to time the trust preferred securities.

Specific terms of any securities to be offered will be provided in a supplement to this prospectus. You should read this prospectus and any supplement carefully before you invest. A supplement may also add to, update, supplement or clarify information contained in this prospectus.

Unless stated otherwise in a prospectus supplement, none of these securities will be listed on any securities exchange.

Our common stock is listed on the New York Stock Exchange under the symbol “HIG”.

We or the trusts may offer and sell these securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 11, 2007

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we and the trusts filed with the Securities and Exchange Commission utilizing a “shelf” registration process. Under this shelf process, we and the trusts are registering an unspecified amount of each class of the securities described in this prospectus, and we may sell any combination of the securities described in this prospectus in one or more offerings, and the trusts may sell their trust preferred securities. In addition, we or the trusts or any of their respective affiliates may use this prospectus and the applicable prospectus supplement in a remarketing or other resale transaction involving the securities after their initial sale. This prospectus provides you with a general description of the securities we or the trusts may offer. Each time we or the trusts sell securities, we or the trusts will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update, supplement or clarify information contained in this prospectus. The rules of the Securities and Exchange Commission allow us to incorporate by reference information into this prospectus. This information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supersede this information. See “Incorporation by Reference”. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information”.

No person has been authorized to give any information or to make any representations, other than those contained or incorporated by reference in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by The Hartford Financial Services Group, Inc., or any underwriter, agent, dealer or remarketing firm. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of The Hartford Financial Services Group, Inc. since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to the date of such information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

Unless otherwise indicated, or the context otherwise requires, references in this prospectus to the “trusts” are to Hartford Capital IV, Hartford Capital V and Hartford Capital VI, collectively, and, references to a “trust” are to Hartford Capital IV, Hartford Capital V or Hartford Capital VI, individually. Unless otherwise indicated, or the context otherwise requires, references in this prospectus to “The Hartford”, “we”, “us” and “our” or similar terms are to The Hartford Financial Services Group, Inc. and its subsidiaries.

FORWARD-LOOKING STATEMENTS AND CERTAIN RISK FACTORS

Some of the statements contained in this prospectus or incorporated by reference are forward-looking statements. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include estimates and assumptions related to economic, competitive and legislative developments. These forward-looking statements are subject to change and uncertainty which are, in many instances, beyond our control and have been made based upon management’s expectations and beliefs concerning future developments and their potential effect upon us. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on us will be those anticipated by management. Actual results could differ materially from those we expect, depending on the outcome of various factors, including, but not limited to, those set forth in our most recently filed Annual Report on Form 10-K (as updated from time to time). These factors include:

•	the difficulty in predicting our potential exposure for asbestos and environmental claims;

•	the possible occurrence of terrorist attacks;

•	the response of reinsurance companies under reinsurance contracts and the availability, pricing and adequacy of reinsurance to protect us against losses;

•	changes in the stock markets, interest rates or other financial markets, including the potential effect on our statutory capital levels;

•	the inability to effectively mitigate the impact of equity market volatility on our financial position and results of operations arising from obligations under annuity product guarantees;

•	our potential exposure arising out of regulatory proceedings or private claims relating to incentive compensation or payments made to brokers or other producers and alleged anti-competitive conduct;

•	the uncertain effect on us of regulatory and market-driven changes in practices relating to the payment of incentive compensation to brokers and other producers, including changes that have been announced and those which may occur in the future;

•	the possibility of more unfavorable loss development;

•	the incidence and severity of catastrophes, both natural and man-made;

•	stronger than anticipated competitive activity;

•	unfavorable judicial or legislative developments;

•	the potential effect of domestic and foreign regulatory developments, including those which could increase our business costs and required capital levels;

•	the possibility of general economic and business conditions that are less favorable than anticipated;

•	our ability to distribute products through distribution channels, both current and future;

•	the uncertain effects of emerging claim and coverage issues;

•	a downgrade in our financial strength or credit ratings;

•	the ability of our subsidiaries to pay dividends to us;

•	our ability to adequately price our property and casualty policies;

•	our ability to recover our systems and information in the event of a disaster or other unanticipated event;

•	potential difficulties arising from outsourcing relationships;

•	potential changes in federal or state tax laws; and

•	other factors described in such forward-looking statements.

All forward-looking statements speak only as of the date made, and we undertake no obligation to update our forward-looking statements for any reason, whether as a result of new information, future events or otherwise.

THE HARTFORD FINANCIAL SERVICES GROUP, INC.

The Hartford is a diversified insurance and financial services holding company. The Hartford, headquartered in Connecticut, is among the largest providers of investment products, individual life, group life and disability insurance products, and property and casualty insurance products in the United States. Hartford Fire Insurance Company, or Hartford Fire, founded in 1810, is the oldest of our subsidiaries. Our companies write insurance in the United States and internationally. At December 31, 2006, our total assets were $326.7 billion and our total stockholders’ equity was $18.9 billion.

As a holding company that is separate and distinct from our insurance subsidiaries, we have no significant business operations of our own. Therefore, we rely on dividends from our insurance company subsidiaries and other subsidiaries as the principal source of cash flow to meet our obligations. These obligations include payments on our debt securities and the payment of dividends on our capital stock. The Connecticut insurance holding company laws limit the payment of dividends by Connecticut-domiciled insurers. In addition, these laws require notice to and approval by the state insurance commissioner for the declaration or payment by those subsidiaries of any dividend, if the dividend and other dividends or distributions made within the preceding twelve months exceeds the greater of:

•	10% of the insurer’s policyholder surplus as of December 31 of the preceding year, and

•	net income, or net gain from operations if the subsidiary is a life insurance company, for the previous calendar year, in each case determined under statutory insurance accounting principles.

In addition, if any dividend of a Connecticut-domiciled insurer exceeds the insurer’s earned surplus, it requires the prior approval of the Connecticut Insurance Commissioner.

The insurance holding company laws of the other jurisdictions in which our insurance subsidiaries are incorporated, or deemed commercially domiciled, generally contain similar, and in some instances more restrictive, limitations on the payment of dividends. Our property-casualty insurance subsidiaries are permitted to pay up to a maximum of approximately $1.5 billion in dividends to The Hartford in 2007 without prior approval from the applicable insurance commissioner. Our life insurance subsidiaries are permitted to pay up to a maximum of approximately $620 million in dividends to our subsidiary, Hartford Life, Inc. (“HLI”), in 2007 without prior approval from the applicable insurance commissioner. In 2006, The Hartford and HLI received a combined total of $609 million in dividends from their insurance subsidiaries. From January 1, 2007 through April 10, 2007, The Hartford and HLI received a combined total of $967 million in dividends from their insurance subsidiaries.

Our rights to participate in any distribution of the assets of any of our subsidiaries, for example, upon their liquidation or reorganization, and the ability of holders of the securities to benefit indirectly from a distribution, are subject to the prior claims of creditors of the applicable subsidiary, except to the extent that we may be a creditor of that subsidiary. Claims on these subsidiaries by persons other than us include, as of December 31, 2006, claims by policyholders for benefits payable amounting to $107.3 billion, claims by separate account holders of $180.5 billion, and other liabilities including claims of trade creditors, claims from guaranty associations and claims from holders of debt obligations amounting to $15.7 billion.

Our principal executive offices are located at One Hartford Plaza, Hartford, Connecticut 06155, and our telephone number is (860) 547-5000.

THE HARTFORD CAPITAL TRUSTS

We created each trust as a Delaware statutory trust pursuant to a trust agreement. We will enter into an amended and restated trust agreement for each trust, which will state the terms and conditions for the trust to issue and sell its preferred securities and common securities. We will amend and restate each trust agreement in its entirety substantially in the form filed as an exhibit to the registration statement that includes this prospectus. Each trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended, which we refer to in this prospectus as the “Trust Indenture Act”.

Each trust exists for the exclusive purposes of:

•	issuing and selling to the public preferred securities, representing undivided beneficial interests in the assets of the trust,

•	issuing and selling to us common securities, representing undivided beneficial interests in the assets of the trust,

•	using the proceeds from the sale of the preferred securities and common securities to acquire a corresponding series of junior subordinated deferrable interest debentures, which we refer to in this prospectus as the “corresponding junior subordinated debentures”,

•	distributing the cash payments it receives from the corresponding junior subordinated debentures it owns to you and the other holders of preferred securities and us, as the holder of common securities, and

•	engaging in the other activities that are necessary, convenient or incidental to these purposes.

Accordingly, the corresponding junior subordinated debentures will be the sole assets of each trust, and payments under the corresponding junior subordinated debentures and the related expense agreement will be the sole revenue of each trust.

We will own all of the common securities of each trust. The common securities of a trust will rank equally with, and payments will be made pro rata with, the preferred securities of the trust, except that if an event of default under a trust agreement then exists, our rights as holder of the common securities to payment of distributions and payments upon liquidation or redemption will be subordinated to your rights as a holder of the preferred securities of the trust. See “Description of Preferred Securities — Subordination of Common Securities”.

Unless we state otherwise in a prospectus supplement, each trust has a term of approximately 45 years from its date of formation. A trust may also terminate earlier. The trustees of each trust will conduct its business and affairs. As holder of the common securities we will initially appoint the trustees. Initially, the trustees will be:

•	Wilmington Trust Company, which will act as property trustee and as Delaware trustee, and

•	Two of our employees or officers or those of our affiliates, who will act as administrative trustees.

Wilmington Trust Company, as property trustee, will act as sole indenture trustee under each trust agreement for purposes of compliance with the provisions of the Trust Indenture Act. Wilmington Trust Company will also act as trustee under the guarantee and the junior subordinated indenture pursuant to which we will issue the junior subordinated debentures. See “Description of Junior Subordinated Debentures” and “Description of Guarantee”.

The holder of the common securities of a trust, or the holders of a majority in liquidation preference of the preferred securities if an event of default under the trust agreement for the trust has occurred and is continuing, will be entitled to appoint, remove or replace the property trustee and/or the Delaware trustee of the trust. You will not have the right to vote to appoint, remove or replace the administrative trustees. Only we, as the holder of the common securities, will have these voting rights. The duties and obligations of the trustees are governed by the applicable trust agreement. We will pay all fees and expenses related to the trusts and the offering of the preferred securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the trusts, except for payments made on the preferred securities or the common securities, subject to the guarantee.

The principal executive office of each trust is One Hartford Plaza, Hartford, Connecticut 06155, Attention: Corporate Secretary and its telephone number is (860) 547-5000.

In the future, we may form additional Delaware statutory trusts or other entities similar to the trusts, and those other trusts or entities could issue securities similar to the trust securities described in this prospectus. In that event, we may issue debt securities to those other trusts or entities and guarantees under a guarantee agreement with respect to the securities they may issue. The debt securities and guarantees we may issue in those cases would be similar to those described in this prospectus, with such modifications as may be described in the applicable prospectus supplement.

USE OF PROCEEDS

Unless we state otherwise in an applicable prospectus supplement, we intend to use the proceeds from the sale of the securities offered by this prospectus, including the corresponding junior subordinated debentures issued to the trusts in connection with their investment of all the proceeds from the sale of preferred securities, for general corporate purposes, including working capital, capital expenditures, investments in loans to subsidiaries, acquisitions and refinancing of debt, including outstanding commercial paper and other short-term indebtedness. We may include a more detailed description of the use of proceeds of any specific offering of securities in the prospectus supplement relating to the offering.

DESCRIPTION OF THE DEBT SECURITIES

We may offer unsecured senior debt securities or subordinated debt securities. We refer to the senior debt securities and the subordinated debt securities together in this prospectus as the “debt securities”. The senior debt securities will rank equally with all of our other unsecured, unsubordinated obligations. The subordinated debt securities will be subordinate and junior in right of payment to all of our senior debt.

We will issue the senior debt securities in one or more series under the indenture, which we refer to as the “senior indenture”, dated as of April 11, 2007, between us and The Bank of New York Trust Company, N.A., as trustee. We will issue subordinated debt securities in one or more series under an indenture, which we refer to as the “subordinated indenture”, between us and the trustee to be named in the prospectus supplement relating to the offering of subordinated debt securities.

The following description of the terms of the indentures is a summary. It summarizes only those portions of the indentures which we believe will be most important to your decision to invest in our debt securities. You should keep in mind, however, that it is the indentures, and not this summary, which define your rights as a debtholder. There may be other provisions in the indentures which are also important to you. You should read the indentures for a full description of the terms of the debt. The senior indenture and the subordinated indenture are filed as exhibits to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain copies of the senior indenture and the subordinated indenture.

The Debt Securities are Unsecured Obligations

Our debt securities will be unsecured obligations and our senior debt securities will be unsecured and will rank equally with all of our other senior unsecured and unsubordinated obligations. As a non-operating holding company, we have no significant business operations of our own. Therefore, we rely on dividends from our insurance company and other subsidiaries as the principal source of cash flow to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses. Accordingly, the debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries, and you should rely only on our assets for payments on the debt securities. The payment of dividends by our insurance subsidiaries is limited under the insurance holding company laws in the jurisdictions where those subsidiaries are domiciled. See “The Hartford Financial Services Group, Inc.”

Unless we state otherwise in the applicable prospectus supplement, the indentures do not limit us from incurring or issuing other secured or unsecured debt under either of the indentures or any other indenture that we may have entered into or enter into in the future. See “— Subordination under the Subordinated Indenture” and the prospectus supplement relating to any offering of subordinated debt securities.

Terms of the Debt Securities

We may issue the debt securities in one or more series through an indenture that supplements the senior indenture or the subordinated indenture or through a resolution of our board of directors or an authorized committee of our board of directors.

You should refer to the applicable prospectus supplement for the specific terms of the debt securities. These terms may include the following:

•	title of the debt securities,

•	any limit upon the aggregate principal amount of the series,

•	maturity date(s) or the method of determining the maturity date(s),

•	interest rate(s) or the method of determining the interest rate(s),

•	dates on which interest will be payable and circumstances, if any, in which interest may be deferred,

•	dates from which interest will accrue and the method of determining those dates,

•	place or places where we may pay principal, premium, if any, and interest and where you may present the debt securities for registration or transfer or exchange,

•	place or places where notices and demands relating to the debt securities and the indentures may be made,

•	redemption or early payment provisions,

•	sinking fund or similar provisions,

•	authorized denominations if other than denominations of $1,000,

•	currency, currencies, or currency units, if other than in U.S. dollars, in which the principal of, premium, if any, and interest on the debt securities is payable, or in which the debt securities are denominated,

•	any additions, modifications or deletions, in the events of default or covenants of The Hartford Financial Services Group, Inc. specified in the indenture relating to the debt securities,

•	if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities that is payable upon declaration of acceleration of maturity,

•	any additions or changes to the indenture relating to a series of debt securities necessary to permit or facilitate issuing the series in bearer form, registrable or not registrable as to principal, and with or without interest coupons,

•	any index or indices used to determine the amount of payments of principal of and premium, if any, on the debt securities and the method of determining these amounts,

•	whether a temporary global security will be issued and the terms upon which these temporary debt securities may be exchanged for definitive debt securities,

•	whether the debt securities will be issued in whole or in part in the form of one or more global securities,

•	identity of the depositary for global securities,

•	appointment of any paying agent(s),

•	the terms and conditions of any obligation or right we would have or any option you would have to convert or exchange the debt securities into other securities or cash or property of The Hartford or any other person and any changes to the indenture to permit or facilitate such conversion or exchange,

•	in the case of the subordinated indenture, any provisions regarding subordination, and

•	additional terms not inconsistent with the provisions of the indentures.

Debt securities may also be issued under the indentures upon the exercise of warrants or delivery upon settlement of stock purchase contracts. See “Description of Warrants” and “Description of Stock Purchase Contracts”.

We may, in certain circumstances, without notice to or consent of the holders of the debt securities, issue additional debt securities having the same terms and conditions as the debt securities previously issued under this prospectus and any applicable prospectus supplement, so that such additional debt securities and the debt securities previously offered under this prospectus and any applicable prospectus supplement form a single series, and references in this prospectus and any applicable prospectus supplement to the debt securities shall include, unless the context otherwise requires, any further debt securities issued as described in this paragraph.

Special Payment Terms of the Debt Securities

We may issue one or more series of debt securities at a substantial discount below their stated principal amount. These may bear no interest or interest at a rate which at the time of issuance is below market rates. We will describe United States federal tax consequences and special considerations relating to any series in the applicable prospectus supplement.

The purchase price of any of the debt securities may be payable in one or more foreign currencies or currency units. The debt securities may be denominated in one or more foreign currencies or currency units, or the principal of, premium, if any, or interest on any debt securities may be payable in one or more foreign currencies or currency units. We will describe the restrictions, elections, United States federal income tax considerations, specific terms and other information relating to the debt securities and any foreign currencies or foreign currency units in the applicable prospectus supplement.

If we use any index to determine the amount of payments of principal of, premium, if any, or interest on any series of debt securities, we will also describe in the applicable prospectus supplement the special United States federal income tax, accounting and other considerations applicable to the debt securities.

Denominations, Registration and Transfer

We expect to issue most debt securities in fully registered form without coupons and in denominations of $1,000 and any integral multiple of $1,000. Except as we may describe in the applicable prospectus supplement, debt securities of any series will be exchangeable for other debt securities of the same issue and series, in any authorized denominations, of a like tenor and aggregate principal amount and bearing the same interest rate.

You may present debt securities for exchange as described above, or for registration of transfer, at the office of the security registrar or at the office of any transfer agent we designate for that purpose. You will not incur a service charge but you must pay any taxes, assessments and other governmental charges as described in the indentures. We will appoint the trustees as security registrar under the indentures. We may at any time rescind the designation of any transfer agent that we initially designate or approve a change in the location through which the transfer agent acts. We will specify the transfer agent in the applicable prospectus supplement. We may at any time designate additional transfer agents.

Global Debt Securities

We may issue all or any part of a series of debt securities in the form of one or more global securities. We will appoint the depositary holding the global debt securities. Unless we otherwise state in the applicable prospectus supplement, the depositary will be The Depository Trust Company, or DTC. We will issue global securities in registered form and in either temporary or definitive form. Unless it is exchanged for individual debt securities, a global security may not be transferred except:

•	by the depositary to its nominee,

•	by a nominee of the depositary to the depositary or another nominee, or

•	by the depositary or any nominee to a successor of the depositary, or a nominee of the successor.

We will describe the specific terms of the depositary arrangement in the applicable prospectus supplement. We expect that the following provisions will generally apply to these depositary arrangements.

Beneficial Interests in a Global Security

If we issue a global security, the depositary for the global security or its nominee will credit on its book-entry registration and transfer system the principal amounts of the individual debt securities represented by the global security to the accounts of persons that have accounts with it. We refer to those persons as “participants” in this prospectus. The accounts will be designated by the dealers, underwriters or agents for the debt securities, or by us if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participants or persons who may hold interests through participants. Ownership and transfers of beneficial interests in the global security will be shown on, and transactions can be effected only through, records maintained by the applicable depositary or its nominee, for interests of participants, and the records of participants, for interests of persons who hold through participants. The laws of some states require that you take physical delivery of securities in definitive form. These limits and laws may impair your ability to transfer beneficial interests in a global security.

So long as the depositary or its nominee is the registered owner of a global security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Except as provided below, you:

•	will not be entitled to have any of the individual debt securities represented by the global security registered in your name,

•	will not receive or be entitled to receive physical delivery of any debt securities in definitive form, and

•	will not be considered the owner or holder of the debt securities under the indenture.

Payments of Principal, Premium and Interest

We will make principal, premium, if any, and interest payments on global securities to the depositary that is the registered holder of the global security or its nominee. The depositary for the global securities will be solely responsible and liable for all payments made on account of your beneficial ownership interests in the global security and for maintaining, supervising and reviewing any records relating to your beneficial ownership interests.

We expect that the depositary or its nominee, upon receipt of any principal, premium, if any, or interest payment immediately will credit participants’ accounts with amounts in proportion to their respective beneficial interests in the principal amount of the global security as shown on the records of the depositary or its nominee. We also expect that payments by participants to you, as an owner of a beneficial interest in the global security held through those participants, will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name”. These payments will be the responsibility of those participants.

Issuance of Individual Debt Securities

Unless we state otherwise in the applicable prospectus supplement, if a depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary, we will appoint a successor depositary or we will issue individual debt securities in exchange for the global security. In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to the debt securities, determine not to have any debt securities represented by one or more global securities. If that occurs, we will issue individual debt securities in exchange for the global security.

Further, we may specify that you may, on terms acceptable to us, the trustee and the depositary, receive individual debt securities in exchange for your beneficial interest in a global security, subject to any limitations described in the prospectus supplement relating to the debt securities. In that instance, you will be entitled to physical delivery of individual debt securities equal in principal amount to that beneficial interest and to have the debt securities registered in your name. Unless we otherwise specify, we will issue those individual debt securities in denominations of $1,000 and integral multiples of $1,000.

Payment and Paying Agents

Unless we state otherwise in an applicable prospectus supplement, we will pay principal of, premium, if any, and interest on your debt securities at the office of the trustee for your debt securities in the City of New York or at the office of any paying agent that we may designate.

Unless we state otherwise in an applicable prospectus supplement, we will pay any interest on debt securities to the registered owner of the debt security at the close of business on the record date for the interest, except in the case of defaulted interest. We may at any time designate additional paying agents or rescind the designation of any paying agent. We must maintain a paying agent in each place of payment for the debt securities.

Any moneys or U.S. government obligations (including the proceeds thereof) deposited with the trustee or any paying agent, or then held by us in trust, for the payment of the principal of, premium, if any, and interest on any debt security that remain unclaimed for two years after the principal, premium or interest has become due and payable will, at our request, be repaid to us. After repayment to us, you are entitled to seek payment only from us as a general unsecured creditor.

Redemption

Unless we state otherwise in an applicable prospectus supplement, debt securities will not be subject to any sinking fund.

Unless we state otherwise in an applicable prospectus supplement, we may, at our option, redeem any series of debt securities after its issuance date in whole or in part at any time and from time to time. We may redeem debt securities in denominations larger than $1,000 but only in integral multiples of $1,000.

Redemption Price

Except as we may otherwise specify in the applicable prospectus supplement, the redemption price for any debt security which we redeem will equal 100% of the principal amount plus any accrued and unpaid interest up to, but excluding, the redemption date.

Notice of Redemption

We will mail notice of any redemption of debt securities at least 30 days but not more than 60 days before the redemption date to the registered holders of the debt securities at their addresses as shown on the security register. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the debt securities or the portions called for redemption.

Consolidation, Merger and Sale of Assets

We will not consolidate with or merge into any other person or convey, transfer or lease our assets substantially as an entirety to any person, and no person may consolidate with or merge into us, unless:

•	we will be the surviving company in any merger or consolidation,

•	if we consolidate with or merge into another person or convey or transfer our assets substantially as an entirety to any person, the successor person is an entity organized and validly existing under the laws of the United States of America or any state thereof or the District of Columbia, and the successor entity expressly assumes our obligations relating to the debt securities,

•	immediately after giving effect to the consolidation, merger, conveyance or transfer, there exists no event of default, and no event which, after notice or lapse of time or both, would become an event of default, and

•	other conditions described in the relevant indenture are met.

This covenant would not apply to the direct or indirect conveyance, transfer or lease of all or any portion of the stock, assets or liabilities of any of our wholly owned subsidiaries to us or to our other wholly-owned subsidiaries. In addition, this covenant would not apply to any recapitalization transaction, a change of control of The Hartford or a highly leveraged transaction unless such transaction or change of control were structured to include a merger or consolidation by us or the conveyance, transfer or lease of our assets substantially as an entirety.

Limitations upon Liens

With certain exceptions set forth below, the indentures provide that neither we nor our restricted subsidiaries may create, incur, assume or permit to exist any lien, except liens created, incurred, assumed or existing prior to the date of the indentures, on, any property or assets (including the capital stock of any restricted subsidiary) now owned or hereafter acquired by it, or sell or transfer or create any lien on any income or revenues or rights in respect thereof.

General Exceptions

The restriction on our and our restricted subsidiaries’ ability to create, incur, assume or permit to exist liens will not apply to:

•	liens on any property or asset hereafter acquired, constructed or improved by us or any of our restricted subsidiaries which are created or assumed to secure or provide for the payment of any part of the purchase price of such property or asset or the cost of such construction or improvement, or any mortgage, pledge or other lien on any lien on any such property or asset existing at the time of acquisition thereof; provided, however, that such lien shall not extend to any other property owned by us or any of our restricted subsidiaries;

•	liens existing upon any property or asset of a company which is merged with or into or is consolidated into, or substantially all the assets or shares of capital stock of which are acquired by, us or any of our restricted subsidiaries, at the time of such merger, consolidation or acquisition; provided that such lien does not extend to any other property or asset, other than improvements to the property or asset subject to such lien;

•	any pledge or deposit to secure payment of workers’ compensation or insurance premiums, or in connection with tenders, bids, contracts (other than contracts for the payment of money) or leases;

•	any pledge of, or other lien upon, any assets as security for the payment of any tax, assessment or other similar charge by any governmental authority or public body, or as security required by law or governmental regulation as a condition to the transaction of any business or the exercise of any privilege or right;

•	liens necessary to secure a stay of any legal or equitable process in a proceeding to enforce a liability or obligation contested in good faith by us or any of our restricted subsidiaries or required in connection with the institution by us or any of our restricted subsidiaries of any legal or equitable proceeding to enforce a right or to obtain a remedy claimed in good faith by us or any of our restricted subsidiaries, or required in connection with any order or decree in any such proceeding or in connection with any contest of any tax or other governmental charge; or the making of any deposit with or the giving of any form of security to any governmental agency or any body created or approved by law or governmental regulation in order to entitle us or any of our restricted subsidiaries to maintain self-insurance or to participate in any fund in connection with workers’ compensation, unemployment insurance, old age pensions or other social security or to share in any provisions or other benefits provided for companies participating in any such arrangement or for liability on insurance of credits or other risks;

•	mechanics’, carriers’, workmen’s, repairmen’s, or other like liens, if arising in the ordinary course of business, in respect of obligations which are not overdue or liability for which is being contested in good faith by appropriate proceedings;

•	liens on property in favor of the United States, or of any agency, department or other instrumentality thereof, to secure partial, progress or advance payments pursuant to the provisions of any contract;

•	liens securing indebtedness of any of our restricted subsidiaries to us or to another restricted subsidiary; provided that in the case of any sale or other disposition of such indebtedness by us or such restricted subsidiary, such sale or other disposition shall be deemed to constitute the creation of another lien not permitted by this clause;

•	liens affecting our or any of our restricted subsidiaries’ property securing indebtedness of the United States or a state thereof (or any instrumentality or agency of either thereof) issued in connection with a pollution control or abatement program required in our opinion to meet environmental criteria with respect to our or any of our restricted subsidiaries’ operations and the proceeds of which indebtedness have financed the cost of acquisition of such program; or

•	the renewal, extension, replacement or refunding of any mortgage, pledge, lien, deposit, charge or other encumbrance, permitted as specified above; provided that in each case such amount outstanding at that time shall not be increased.

Exceptions for Specified Amount of Indebtedness

We and one or more of our restricted subsidiaries may create, incur, assume or permit to exist any lien which would otherwise be subject to the above restrictions, provided that immediately after the creation or assumption of such lien, the total of the aggregate principal amount of our and our restricted subsidiaries’ indebtedness (not including any liens incurred pursuant to the nine exceptions described above under “Limitations upon Liens-General Exceptions”) secured by liens shall not exceed an amount equal to 10% of our consolidated net tangible assets.

When we use the term “consolidated net tangible assets”, we mean the total of all of our assets, less the sum of the following items as shown on our consolidated balance sheet:

•	the book amount of all segregated intangible assets, including such items as good will, trademarks, trademark rights, trade names, trade name rights, copyrights, patents, patent rights and licenses and unamortized debt discount and expense less unamortized debt premium;

•	all depreciation, valuation and other reserves;

•	current liabilities;

•	any minority interest in the shares of stock (other than preferred stock) and surplus of our restricted subsidiaries;

•	investments by us or any of our restricted subsidiaries in any of our subsidiaries that is not a restricted subsidiary;

•	our and our restricted subsidiaries’ total indebtedness incurred in any manner to finance or recover the cost to us or any restricted subsidiary of any physical property, real or personal, which prior to or simultaneously with the creation of such indebtedness shall have been leased by us or a restricted subsidiary to the United States or a department or agency thereof at an aggregate rental, payable during that portion of the initial term of such lease (without giving effect to any options of renewal or extension) which shall be unexpired at the date of the creation of such indebtedness, sufficient (taken together with any amounts required to be paid by the lessee to the lessor upon any termination of such lease) to pay in full at the stated maturity date or dates thereof the principal of and the interest on such indebtedness;

•	deferred income and deferred liabilities; and

•	other items deductible under generally accepted accounting principles.

When we use the term “preferred stock”, we mean any capital stock entitled by its terms to a preference as to dividends or upon a distribution of assets.

When we use the term “restricted subsidiary”, we mean any subsidiary which is incorporated under the laws of any state of the United States or of the District of Columbia, and which is a regulated insurance company principally engaged in one or more of the property, casualty and life insurance businesses. However, no subsidiary is a restricted subsidiary:

•	if the total assets of that subsidiary are less than 10% of our total assets and the total assets of our consolidated subsidiaries, including that subsidiary, in each case as set forth on the most recent fiscal year- end balance sheets of the subsidiary and us and our consolidated subsidiaries, respectively, and computed in accordance with generally accepted accounting principles, or

•	if in the judgment of our board of directors, as evidenced by a board resolution, the subsidiary is not material to the financial condition of us and our subsidiaries taken as a whole.

As of the date of this prospectus, the following subsidiaries meet the definition of restricted subsidiaries: Hartford Fire, Hartford Life Insurance Company, Hartford Life and Accident Insurance Company and Hartford Life and Annuity Insurance Company.

Modification and Waiver

Modification

We and the trustee may modify and amend each indenture with the consent of the holders of a majority in aggregate principal amount of the series of debt securities affected. However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:

•	change the stated maturity of the principal of, or any installment of interest payable on, any outstanding debt security,

•	reduce the principal amount of, or the rate of interest on or any premium payable upon the redemption of, or the amount of principal of an original issue discount security that would be due and payable upon a redemption or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of, any outstanding debt security,

•	change the place of payment, or the coin or currency in which any outstanding debt security or the interest on any outstanding debt security is payable,

•	impair your right to institute suit for the enforcement of any payment on any outstanding debt security after the stated maturity or redemption date,

•	reduce the percentage of the holders of outstanding debt securities necessary to modify or amend the applicable indenture, to waive compliance with certain provisions of the applicable indenture or certain defaults and consequences of such defaults or to reduce the quorum or voting requirements set forth in the applicable indenture,

•	modify any of these provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of all of the holders of the debt securities affected, or

•	modify the provisions with respect to the subordination of outstanding subordinated debt securities in a manner materially adverse to the holders of such outstanding subordinated debt securities.

Waiver

The holders of a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive compliance by us with certain restrictive covenants of the indenture which relate to that series.

The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of that series, generally waive any past default under the indenture relating to that series of debt securities and the consequences of such default. However, a default in the payment of the principal of, or premium, if any, or any interest on, any debt security of that series or relating to a covenant or provision which under the indenture relating to that series of debt security cannot be modified or amended without the consent of the holder of each outstanding debt security of that series affected cannot be so waived.

Events of Default

Under the terms of each indenture, each of the following constitutes an event of default for a series of debt securities:

•	default for 30 days in the payment of any interest when due,

•	default in the payment of principal, or premium, if any, when due,

•	default in the performance, or breach, of any covenant or warranty in the indenture for 90 days after written notice,

•	certain events of bankruptcy, insolvency or reorganization,

•	any other event of default described in the applicable board resolution or supplemental indenture under which the series of debt securities is issued.

We are required to furnish the trustee annually with a statement as to the fulfillment of our obligations under the indenture. Each indenture provides that the trustee may withhold notice to you of any default, except in respect of the payment of principal or interest on the debt securities, if it considers it in the interests of the holders of the debt securities to do so.

Effect of an Event of Default

If an event of default exists (other than an event of default in the case of certain events of bankruptcy), the trustee or the holders of not less than 25% in aggregate principal amount of a series of outstanding debt securities may declare the principal amount, or, if the debt securities are original issue discount securities, the portion of the principal amount as may be specified in the terms of that series, of the debt securities of that series to be due and payable immediately, by a notice in writing to us, and to the trustee if given by holders. Upon that declaration the principal (or specified) amount will become immediately due and payable. However, at any time after a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of not less than a majority in aggregate principal amount of a series of outstanding debt securities may, subject to conditions specified in the indenture, rescind and annul that declaration.

If an event of default in the case of certain events of bankruptcy exists, the principal amount of all debt securities outstanding under the indentures shall automatically, and without any declaration or other action on the part of the trustee or any holder of such outstanding debt, become immediately due and payable.

Subject to the provisions of the indentures relating to the duties of the trustee, if an event of default then exists, the trustee will be under no obligation to exercise any of its rights or powers under the indentures (other than the payment of any amounts on the debt securities furnished to it pursuant to the indenture) at your (or any other person’s) request, order or direction, unless you have (or such other person has) offered to the trustee reasonable security or indemnity. Subject to the provisions for the security or indemnification of the trustee, the holders of a majority in aggregate principal amount of a series of outstanding debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee in connection with the debt securities of that series.

Legal Proceedings and Enforcement of Right to Payment

You will not have any right to institute any proceeding in connection with the indentures or for any remedy under the indentures, unless you have previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series. In addition, the holders of at least 25% in aggregate principal amount of a series of the outstanding debt securities must have made written request, and offered reasonable security or indemnity, to the trustee to institute that proceeding as trustee, and, within 60 days following the receipt of that notice, the trustee must not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with that request, and must have failed to institute the proceeding. However, you will have an absolute and unconditional right to receive payment of the principal of, premium, if any, and interest on that debt security on or after the due dates expressed in the debt security (or, in the case of redemption, on or after the redemption date) and to institute a suit for the enforcement of that payment.

Satisfaction and Discharge

Each indenture provides that when, among other things, all debt securities not previously delivered to the trustee for cancellation:

•	have become due and payable,

•	will become due and payable at their stated maturity within one year, or

•	are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense,

and we deposit or cause to be deposited with the trustee, money or United States government obligations or a combination thereof, as trust funds, in an amount (such amount to be certified in the case of United States government obligations) to be sufficient to pay and discharge the entire indebtedness on the debt securities not previously delivered to the trustee for cancellation, for the principal, and premium, if any, and interest to the date of the deposit or to the stated maturity or redemption date, as the case may be, then the indenture will cease to be of further effect, and we will be deemed to have satisfied and discharged the indenture. However, we will continue to be obligated to pay all other sums due under the indenture and to provide the officers’ certificates and opinions of counsel described in the indenture.

Defeasance and Covenant Defeasance

Unless we state otherwise in the applicable prospectus supplement, each indenture provides that we may discharge all of our obligations, other than as to transfers and exchanges and certain other specified obligations, under any series of the debt securities at any time, and that we may also be released from our obligations described above under “Limitation upon Liens” and “Consolidation, Merger and Sale of Assets” and from certain other obligations, including obligations imposed by supplemental indentures with respect to that series, if any, and elect not to comply with those sections and obligations without creating an event of default. Discharge under the first procedure is called “defeasance” and under the second procedure is called “covenant defeasance”.

Defeasance or covenant defeasance may be effected only if:

•	we irrevocably deposit with the trustee money or United States government obligations or a combination thereof, as trust funds in an amount certified to be sufficient to pay on the respective stated maturities, the principal of and any premium and interest on, all outstanding debt securities of that series,

•	we deliver to the trustee an opinion of counsel to the effect that:

•	the holders of the debt securities of that series will not recognize gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge or as a result of the deposit and covenant defeasance, and

•	the deposit, defeasance and discharge or the deposit and covenant defeasance will not otherwise alter those holders’ United States federal income tax treatment of principal and interest payments on the debt securities of that series, in the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of execution of the applicable indenture, that result would not occur under current tax law,

•	no event of default under the indenture has occurred and is continuing,

•	such defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any indenture or other agreement or instrument for borrowed money to which we are a party or by which we are bound,

•	such defeasance or covenant defeasance does not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940 unless such trust shall be registered under the Investment Company Act of 1940 or exempt from registration thereunder,

•	we deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such defeasance or covenant defeasance have been complied with, and

•	other conditions specified in the indentures are met.

The subordinated indenture will not be discharged as described above if we have defaulted in the payment of principal of, premium, if any, or interest on any senior debt, as defined below under “Subordination under the Subordinated Indenture”, and that default is continuing or another event of default on the senior debt then exists and has resulted in the senior debt becoming or being declared due and payable prior to the date it otherwise would have become due and payable.

Conversion or Exchange

We may issue debt securities that we may convert or exchange into common stock or other securities, property or assets. If so, we will describe the specific terms on which the debt securities may be converted or exchanged in the applicable prospectus supplement. The conversion or exchange may be mandatory, at your option, or at our option. The applicable prospectus supplement will describe the manner in which the shares of common stock or other securities, property or assets you would receive would be issued or delivered.

Subordination Under the Subordinated Indenture

In the subordinated indenture, we have agreed, and holders of subordinated debt will be deemed to have agreed, that any subordinated debt securities are subordinate and junior in right of payment to all senior debt to the extent provided in the subordinated indenture.

Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceeding in connection with our insolvency or bankruptcy, the holders of senior debt will first be entitled to receive payment in full of principal of, premium, if any, and interest on the senior debt before the holders of subordinated debt securities will be entitled to receive or retain any payment of the principal of, premium, if any, or interest on the subordinated debt securities.

If the maturity of any subordinated debt securities is accelerated, the holders of all senior debt outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due, including any amounts due upon acceleration, before you will be entitled to receive any payment of the principal of, premium, if any, or interest on the subordinated debt securities.

We will not make any payments of principal of, premium, if any, or interest on the subordinated debt securities or for the acquisition of subordinated debt securities (other than any sinking fund payment) if:

•	a default in any payment on senior debt then exists,

•	an event of default on any senior debt resulting in the acceleration of its maturity then exists, or

•	any judicial proceeding is pending in connection with default.

When we use the term “debt” we mean, with respect to any person, whether recourse is to all or a portion of the assets of that person and whether or not contingent:

•	every obligation of, or any obligation guaranteed by, that person for money borrowed,

•	every obligation of, or any obligation guaranteed by, that person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses but excluding the obligation to pay the deferred purchase price of any such property, assets or business if payable in full within 90 days from the date such debt was created,

•	every capital lease obligation of that person,

•	leases of property or assets made as part of any sale and lease-back transaction to which that person is a party, and

•	any amendments, renewals, extensions, modifications and refundings of any such debt.

The term “debt” does not include trade accounts payable or accrued liabilities arising in the ordinary course of business.

When we use the term “senior debt” we mean the principal of, premium, if any, and interest on debt, whether incurred on, prior to, or after the date of the subordinated indenture, unless the instrument creating or evidencing that debt or pursuant to which that debt is outstanding states that those obligations are not superior in right of payment to the subordinated debt securities or to other debt which ranks equally with, or junior to, the subordinated debt securities. Interest on this senior debt includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to The Hartford Financial Services Group, Inc., whether or not the claim for post-petition interest is allowed in that proceeding.

However, senior debt will not include:

•	any debt of The Hartford Financial Services Group, Inc. which when incurred and without regard to any election under Section 1111(b) of the Bankruptcy Code, was without recourse to The Hartford Financial Services Group, Inc.,

•	any debt of The Hartford Financial Services Group, Inc. to any of its subsidiaries,

•	debt to any employee of The Hartford Financial Services Group, Inc. or any of its subsidiaries,

•	any liability for taxes,

•	indebtedness or other monetary obligations to trade creditors or assumed by The Hartford Financial Services Group, Inc. or any of its subsidiaries in the ordinary course of business in connection with the obtaining of goods, materials or services, and

•	the subordinated debt securities.

The subordinated indenture does not limit the amount of additional senior debt that we may incur. We expect from time to time to incur additional senior debt.

The subordinated indenture provides that we may change the subordination provisions relating to any particular issue of subordinated debt securities prior to issuance. We will describe any change in the prospectus supplement relating to the subordinated debt securities.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Concerning the Trustees

The trustee under each indenture will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act. Neither trustee is required to expend or risk its own funds or otherwise incur financial liability in performing its duties or exercising its rights and powers if it reasonably believes that it is not reasonably assured of repayment or adequate indemnity.

Each of the trustees acts as depositary for funds of, makes loans to, and performs other services for, us and our subsidiaries in the normal course of business.

DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

We will issue the junior subordinated debentures in one or more series under a junior subordinated indenture to be entered into between us and Wilmington Trust Company, as debenture trustee.

The following description of the terms of the junior subordinated debentures is a summary. It summarizes only those terms of the junior subordinated debentures which we believe will be most important to your decision to invest in our junior subordinated debentures. You should keep in mind, however, that it is the junior subordinated indenture, and not this summary, which defines your rights as a holder of our junior subordinated debentures. There may be other provisions in the junior subordinated indenture which are also important to you. You should read the junior subordinated indenture for a full description of the terms of the junior subordinated debentures. The junior subordinated indenture is filed as an exhibit to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain a copy of the junior subordinated indenture.

Ranking of the Junior Subordinated Debentures

Each series of junior subordinated debentures will rank equally with all other series of junior subordinated debentures, and will be unsecured and subordinate and junior in right of payment, as described in the junior subordinated indenture, to all of our senior debt as defined in the junior subordinated indenture, which includes all debt issued under our senior indenture or subordinated indenture. See “— Subordination”.

As a non-operating holding company, we have no significant business operations of our own. Therefore, we rely on dividends from our insurance company and other subsidiaries as the principal source of cash flow to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses. Accordingly, the junior subordinated debentures will be effectively subordinated to all existing and future liabilities of our subsidiaries, and you should rely only on our assets for payments on the junior subordinated debentures. The payment of dividends by our insurance subsidiaries is limited under the insurance holding company laws in the jurisdictions where those subsidiaries are domiciled. See “The Hartford Financial Services Group, Inc.”

Unless we state otherwise in the applicable prospectus supplement, the junior subordinated indenture does not limit us from incurring or issuing other secured or unsecured debt under the junior subordinated indenture or any other indenture that we may have entered into or enter into in the future. See “— Subordination” and the prospectus supplement relating to any offering of securities.

Terms of the Junior Subordinated Debentures

We may issue the junior subordinated debentures in one or more series through an indenture that supplements the junior subordinated indenture or through a resolution of our board of directors or an authorized committee of our board of directors.

You should refer to the applicable prospectus supplement for the specific terms of the junior subordinated debentures. These may include:

•	the title and any limit upon the aggregate principal amount,

•	the date(s) on which the principal is payable or the method of determining those date(s),

•	the interest rate(s) or the method of determining these interest rate(s),

•	the date(s) on which interest will be payable or the method of determining these date(s),

•	the circumstances in which interest may be deferred, if any,

•	the regular record date or the method of determining this date,

•	the place or places where we may pay principal, premium, if any, and interest,

•	conversion or exchange provisions, if any,

•	the redemption or early payment provisions,

•	the authorized denominations,

•	the currency, currencies or currency units in which we may pay the purchase price for, the principal of, premium, if any, and interest on the junior subordinated debentures,

•	additions to or changes in the events of default or any changes in any of our covenants specified in the junior subordinated indenture,

•	any index or indices used to determine the amount of payments of principal and premium, if any, or the method of determining these amounts,

•	whether a temporary global security will be issued and the terms upon which you may exchange a temporary global security for definitive junior subordinated debt securities,

•	whether we will issue the junior subordinated debt securities, in whole or in part, in the form of one or more global securities,

•	the terms and conditions of any obligation or right we would have to convert or exchange the junior subordinated debentures into preferred securities or other securities, and

•	additional terms not inconsistent with the provisions of the junior subordinated indenture.

We may, in certain circumstances, without notice to or consent of the holders of the junior subordinated debentures, issue additional junior subordinated debentures having the same terms and conditions as junior subordinated debentures previously issued under this prospectus and any applicable prospectus supplement, so that such additional junior subordinated debentures and the junior subordinated debentures previously offered under this prospectus and any applicable prospectus supplement form a single series, and references in this prospectus and any applicable prospectus supplement to the junior subordinated debentures shall include, unless the context otherwise requires, any further junior subordinated debentures issued as described in this paragraph.

Special Payment Terms of the Junior Subordinated Debentures

We may issue junior subordinated debentures at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. We will describe United States federal income tax consequences and special considerations relating to any junior subordinated debentures in the applicable prospectus supplement.

The purchase price of any of the junior subordinated debentures may be payable in one or more foreign currencies or currency units. The junior subordinated debentures may be denominated in one or more foreign currencies or currency units, or the principal of, premium, if any, or interest on any junior subordinated debentures may be payable in one or more foreign currencies or currency units. We will describe the restrictions, elections, United States federal income tax considerations, specific terms and other information relating to the junior subordinated debentures and the foreign currency units in the applicable prospectus supplement.

If we use any index to determine the amount of payments of principal of, premium, if any, or interest on any series of junior subordinated debentures, we will also describe special United States federal income tax, accounting and other considerations relating to the junior subordinated debentures in the applicable prospectus supplement.

Denominations, Registration and Transfer

Unless we state otherwise in the applicable prospectus supplement, we will issue the junior subordinated debentures only in registered form without coupons in denominations of $25 and any integral multiple of $25. Junior subordinated debentures of any series will be exchangeable for other junior subordinated debentures of the same issue and series, of any authorized denomination of a like aggregate principal amount, of the same original issue date and stated maturity and bearing the same interest rate.

You may present junior subordinated debentures for exchange as described above, or for registration of transfer, at the office of the securities registrar or at the office of any transfer agent we designate for that purpose. You will not incur a service charge but you must pay any taxes and other governmental charges as described in the junior subordinated indenture. We will appoint the debenture trustee as securities registrar under the junior subordinated indenture. We may at any time rescind the designation of any transfer agent that we initially designate or approve a change in the location through which the transfer agent acts. We must maintain a transfer agent in each place of payment. We will specify the transfer agent in the applicable prospectus supplement. We may at any time designate additional transfer agents.

If we redeem any junior subordinated debentures, neither we nor the debenture trustee will be required to:

•	issue, register the transfer of, or exchange junior subordinated debentures during a period beginning at the opening of business 15 days before the day of selection for redemption of the junior subordinated debentures and ending at the close of business on the day of mailing of the relevant notice of redemption, or

•	transfer or exchange any junior subordinated debentures selected for redemption, except for any portion not redeemed of any junior subordinated debenture that is being redeemed in part.

Global Junior Subordinated Debentures

We may issue a series of junior subordinated debentures in the form of one or more global junior subordinated debentures. We will identify the depositary holding the global junior subordinated debentures in the applicable prospectus supplement. We will issue global junior subordinated debentures only in fully registered form and in either temporary or permanent form. Unless it is exchanged for an individual junior subordinated debenture, a global junior subordinated debenture may not be transferred except:

•	by the depositary to its nominee,

•	by a nominee of the depositary to the depositary or another nominee, or

•	by the depositary or any nominee to a successor depositary, or any nominee of the successor.

We will describe the specific terms of the depositary arrangement in the applicable prospectus supplement. We expect that the following provisions will generally apply to these depositary arrangements.

Beneficial Interests in a Global Junior Subordinated Debenture

If we issue a global junior subordinated debenture, the depositary for the global junior subordinated debenture or its nominee will credit on its book-entry registration and transfer system the principal amounts of the individual junior subordinated debentures represented by the global junior subordinated debenture to the accounts of persons that have accounts with it. We refer to those persons as “participants” in this prospectus. The accounts will be designated by the dealers, underwriters or agents for the junior subordinated debentures, or by us if the junior subordinated debentures are offered and sold directly by us. Ownership of beneficial interests in a global junior subordinated debenture will be limited to participants or persons that may hold interests through participants. Ownership and transfers of beneficial interests in the global junior subordinated debenture will be shown on, and effected only through, records maintained by the applicable depositary or its nominee, for interests of participants, and the records of participants, for interests of persons who hold through participants. The laws of some states require that you take physical delivery of securities in definitive form. These limits and laws may impair your ability to transfer beneficial interests in a global junior subordinated debenture.

So long as the depositary or its nominee is the registered owner of the global junior subordinated debenture, the depositary or the nominee will be considered the sole owner or holder of the junior subordinated debentures represented by the global junior subordinated debenture for all purposes under the junior subordinated indenture. Except as provided below, you:

•	will not be entitled to have any of the individual junior subordinated debentures represented by the global junior subordinated debenture registered in your name,

•	will not receive or be entitled to receive physical delivery of any junior subordinated debentures in definitive form, and

•	will not be considered the owner or holder of the junior subordinated debenture under the junior subordinated indenture.

Payments of Principal, Premium and Interest

We will make principal, premium and interest payments on global junior subordinated debentures to the depositary that is the registered holder of the global junior subordinated debenture or its nominee. The depositary for the junior subordinated debentures will be solely responsible and liable for all payments made on account of your beneficial ownership interests in the global junior subordinated debenture and for maintaining, supervising and reviewing any records relating to your beneficial ownership interests.

We expect that the depositary or its nominee, upon receipt of principal, premium or interest payments, immediately will credit participants’ accounts with amounts in proportion to their respective beneficial interests in the principal amount of the global junior subordinated debenture as shown on the records of the depositary or its nominee. We also expect that payments by participants to you, as an owner of a beneficial interest in the global junior subordinated debenture held through those participants, will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name”. These payments will be the responsibility of those participants.

Issuance of Individual Junior Subordinated Debentures

Unless we state otherwise in the applicable prospectus supplement, if a depositary for a series of junior subordinated debentures is at any time unwilling, unable or ineligible to continue as depositary, we will issue individual junior subordinated debentures in exchange for the global junior subordinated debenture. In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to the junior subordinated debentures, determine not to have any junior subordinated debentures represented by one or more global junior subordinated debentures. If that occurs, we will issue individual junior subordinated debentures in exchange for the global junior subordinated debenture.

Further, we may specify that you may, on terms acceptable to us, the debenture trustee and the depositary for the global junior subordinated debenture, receive individual junior subordinated debentures in exchange for your beneficial interest in a global junior subordinated debenture, subject to any limitations described in the prospectus supplement relating to the junior subordinated debentures. In that instance, you will be entitled to physical delivery of individual junior subordinated debentures equal in principal amount to that beneficial interest and to have the junior subordinated debentures registered in your name. Unless we otherwise specify, those individual junior subordinated debentures will be issued in denominations of $25 and integral multiples of $25.

Payment and Paying Agents

Unless we state otherwise in the applicable prospectus supplement, we will pay principal of, premium, if any, and interest on your junior subordinated debentures at the office of the debenture trustee in the City of New York or at the office of any paying agent that we may designate.

Unless we state otherwise in the applicable prospectus supplement, we will pay any interest on junior subordinated debentures to the registered owner of the junior subordinated debenture at the close of business on the regular record date for the interest, except in the case of defaulted interest. We may at any time designate additional paying agents or rescind the designation of any paying agent. We must maintain a paying agent in each place of payment for the junior subordinated debentures.

Any moneys deposited with the debenture trustee or any paying agent, or then held by us in trust, for the payment of the principal of, premium, if any, and interest on any junior subordinated debenture that remain unclaimed for two years after the principal, premium or interest has become due and payable will, at our request, be repaid to us. After repayment to us, you are entitled to seek payment only from us as a general unsecured creditor.

Redemption

Unless we state otherwise in the applicable prospectus supplement, junior subordinated debentures will not be subject to any sinking fund.

We may, at our option, redeem any series of junior subordinated debentures after its issuance date in whole or in part at any time and from time to time. We may redeem junior subordinated debentures in denominations larger than $25 but only in integral multiples of $25.

Redemption Price

Except as we may otherwise specify in the applicable prospectus supplement, the redemption price for any junior subordinated debenture redeemed will equal any accrued and unpaid interest to the redemption date, plus the greater of:

•	the principal amount, and

•	an amount equal to:

•	for junior subordinated debentures bearing interest at a fixed rate, the discounted remaining fixed amount payments, calculated as described below, or

•	for junior subordinated debentures bearing interest determined by reference to a floating rate, the discounted swap equivalent payments, calculated as described below.

The discounted remaining fixed amount payments will equal the sum of the current values of the amounts of interest and principal that would have been payable by us on each interest payment date after the redemption date and at stated maturity of the final payment of principal. This calculation will take into account any required sinking fund payments, but will otherwise assume that we have not redeemed the junior subordinated debenture prior to the stated maturity.

The current value of any amount is the present value of that amount on the redemption date after discounting that amount on a monthly, quarterly or semiannual basis, whichever corresponds to the interest payment date periods of the related series of junior subordinated debentures, from the originally scheduled date for payment. We will use the treasury rate to calculate this present value.

The treasury rate is a per annum rate, expressed as a decimal and, in the case of United States Treasury bills, converted to a per annum yield, determined on the redemption date to be the per annum rate equal to the semiannual bond equivalent yield to maturity, adjusted to reflect monthly or quarterly compounding in the case of junior subordinated debentures having monthly or quarterly interest payment dates for United States Treasury securities maturing at the stated maturity of the final payment of principal of the junior subordinated debentures redeemed. We will determine this rate by reference to the weekly average yield to maturity for United States Treasury securities maturing on that stated maturity if reported in the most recent Statistical Release H.15(519) of the Board of Governors of the Federal Reserve. If no such securities mature at the stated maturity, we will determine the rate by interpolation between the most recent weekly average yields to maturity for two series of United States Treasury securities, (1) one maturing as close as possible to, but earlier than, the stated maturity and (2) the other maturing as close as possible to, but later than, the stated maturity, in each case as published in the most recent Statistical Release H.15(519) of the Board of Governors of the Federal Reserve.

The discounted swap equivalent payments will equal the sum of:

•	the current value of the amount of principal that would have been payable by us pursuant to the terms of the junior subordinated debenture at the stated maturity of the final payment of the principal of the junior subordinated debentures. This calculation will take into account any required sinking fund payments but will otherwise assume that we had not redeemed the junior subordinated debenture prior to the stated maturity, and

•	the sum of the current values of the fixed rate payments that leading interest rate swap dealers would require to be paid by an assumed fixed rate payer having the same credit standing as ours against floating rate payments to be made by these leading dealers equal to the interest payments on the junior subordinated debentures being redeemed, taking into account any required sinking fund payment, but otherwise assuming we had not redeemed the junior subordinated debenture prior to the stated maturity, under a standard interest rate swap agreement having a notional principal amount equal to the principal amount of the junior subordinated debentures, a termination date set at the stated maturity of the junior subordinated debentures and payment dates for both fixed and floating rate payers set at each interest payment date of the junior subordinated debentures. The amount of the fixed rate payments will be based on quotations received by the trustee, or an agent appointed for that purpose, from four leading interest rate swap dealers or, if quotations from four leading interest rate swap dealers are not obtainable, three leading interest rate swap dealers.

Special Event Redemption

Unless we state otherwise in the applicable prospectus supplement, if a special event relating to a series of junior subordinated debentures then exists, we may, at our option, redeem the series of junior subordinated debentures in whole, but not in part, on any date within 90 days of the special event occurring. The redemption price will equal the principal amount of the junior subordinated debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption.

A “special event” means a “tax event” or an “investment company event”. A “tax event” occurs when a trust receives an opinion of counsel experienced in these matters to the effect that, as a result of any amendment to, or change, including any announced prospective change in, the laws or regulations of the United States or any political subdivision or taxing authority affecting taxation, or as a result of any official administrative pronouncement or judicial decision interpreting or applying those laws or regulations, which amendment or change is effective or pronouncement or decision is announced on or after the date of issuance of the preferred securities of a trust, there is more than an insubstantial risk that:

•	the trust is, or will be within 90 days of that date, subject to United States federal income tax with respect to income received or accrued on the corresponding series of junior subordinated debentures;

•	interest payable by us on the series of junior subordinated debentures is not, or within 90 days of that date, will not be, deductible, in whole or in part, for United States federal income tax purposes; or

•	the trust is, or will be within 90 days of that date, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

An “investment company event” occurs when, in respect of a trust, there is a change in law or regulation, or a change in interpretation or application of law or regulation, by any legislative body, court, governmental agency or regulatory authority such that such trust is or will be considered an “investment company” that is required to be registered under the Investment Company Act of 1940, which change becomes effective on or after the date of issuance of the preferred securities of a trust.

Notice of Redemption

We will mail notice of any redemption of your junior subordinated debentures at least 30 days but not more than 60 days before the redemption date to you at your registered address. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the junior subordinated debentures or the portions called for redemption.

Option to Extend Interest Payment Date

If provided in the applicable prospectus supplement, we will have the right during the term of any series of junior subordinated debentures to extend the interest payment period for a specified number of interest payment periods, subject to the terms, conditions and covenants specified in the prospectus supplement. However, we may not extend these interest payments beyond the maturity of the junior subordinated debentures. We will describe the United States federal income tax consequences and special considerations relating to any junior subordinated debentures in the applicable prospectus supplement.

If we exercise this right, during the extension period we and our subsidiaries may not:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment on, any of our capital stock, or

•	make any payment of principal, premium, if any, or interest on or repay, repurchase or redeem any debt securities that rank equally with or junior in interest to the junior subordinated debentures or make any related guarantee payments, other than:

•	dividends or distributions on our common stock,

•	redemptions or purchases of any rights pursuant to our rights plan, or any successor to our rights plan, and the declaration of a dividend of these rights in the future, and

•	payments under any guarantee.

Modification of Indenture

We and the debenture trustee may, without the consent of the holders of junior subordinated debentures, amend, waive or supplement the junior subordinated indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies. However, no action may materially adversely affect the interests of holders of any series of junior subordinated debentures or, in the case of corresponding junior subordinated debentures, the holders of the corresponding series of preferred securities so long as they remain outstanding. We may also amend the junior subordinated indenture to maintain the qualification of the junior subordinated indenture under the Trust Indenture Act.

We and the debenture trustee may, with the consent of the holders of not less than a majority in principal amount of the series of junior subordinated debentures affected, modify the junior subordinated indenture in a manner affecting the rights of the holders of junior subordinated debentures. However, no modification may, without the consent of the holder of each outstanding junior subordinated debenture affected:

•	change the stated maturity of the junior subordinated debentures,

•	reduce the principal amount of the junior subordinated debentures,

•	reduce the rate or, except as permitted by the junior subordinated indenture and the terms of the series of junior subordinated debentures, extend the time of payment of interest on the junior subordinated debentures, or

•	reduce the percentage of principal amount of the junior subordinated debentures, the holders of which are required to consent to the modification of the junior subordinated indenture.

In the case of corresponding junior subordinated debentures, so long as any of the corresponding series of preferred securities remain outstanding:

•	no such modification may be made that adversely affects the holders of the preferred securities,

•	no termination of the junior subordinated indenture may occur, and

•	no waiver of any debenture event of default or compliance with any covenant under the junior subordinated indenture may be effective,

without the prior consent of the holders of at least a majority of the aggregate liquidation preference of the preferred securities unless the principal of the corresponding junior subordinated debentures and all accrued and unpaid interest on the corresponding junior subordinated debentures have been paid in full and other conditions are satisfied.

In addition, we and the debenture trustee may execute, without your consent, any supplemental indenture for the purpose of creating any new series of junior subordinated debentures.

Debenture Events of Default

Under the terms of the junior subordinated indenture, each of the following constitutes a debenture event of default for a series of junior subordinated debentures:

•	failure for 30 days to pay any interest on the series of junior subordinated debentures when due, subject to the deferral of any due date in the case of an extension period,

•	failure to pay any principal or premium, if any, on the series of junior subordinated debentures when due, including at maturity, upon redemption or by declaration,

•	failure to observe or perform in any material respect specified other covenants contained in the junior subordinated indenture for 90 days after written notice from the debenture trustee or the holders of at least 25% in principal amount of the relevant series of outstanding junior subordinated debentures,

•	our bankruptcy, insolvency or reorganization, or

•	any other event of default described in the applicable board resolution or supplemental indenture under which the series of debt securities is issued.

Effect of Event of Default

The holders of a majority in outstanding principal amount of the series of junior subordinated debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee. The debenture trustee or the holders of not less than 25% in aggregate outstanding principal amount of the series of junior subordinated debentures may declare the principal due and payable immediately upon a debenture event of default. In the case of corresponding junior subordinated debentures, if the debenture trustee or the holders of the corresponding junior subordinated debentures fail to make this declaration, the holders of at least 25% in aggregate liquidation preference of the corresponding series of preferred securities will have that right.

Waiver of Event of Default

The holders of a majority in aggregate outstanding principal amount of the series of junior subordinated debentures may rescind and annul the declaration and its consequences if:

•	the event of default is other than our non-payment of the principal of the junior subordinated debentures which has become due solely by such acceleration and all other events of default have been cured or waived, and

•	we have paid or deposited with the debenture trustee a sum sufficient to pay:

•	all overdue installments of interest (including interest on overdue installments of interest) and principal (and premium, if any) due other than by acceleration, and

•	certain amounts owing to the debenture trustee, its agents and counsel.

The holders of a majority in aggregate outstanding principal amount of the junior subordinated debentures affected by the default may, on behalf of the holders of all the junior subordinated debentures, waive any past default and its consequences, except:

•	a default in the payment of principal (or premium, if any) or interest, and

•	a default relating to a covenant or provision which under the junior subordinated indenture cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debenture.

We are required under the junior subordinated indenture to file annually with the junior subordinated indenture trustee a certificate of compliance.

Direct Actions by Holders of Trust Preferred Securities

If a debenture event of default is attributable to our failure to pay interest or principal on the corresponding junior subordinated debentures on the date the interest or principal is payable, you, as a holder of preferred securities, may institute a legal proceeding directly against us, which we refer to in this prospectus as a “direct action”, for enforcement of payment to you of the principal of or interest on the corresponding junior subordinated debentures having a principal amount equal to the aggregate liquidation amount of your related preferred securities.

We may not amend the junior subordinated indenture to remove the right to bring a direct action without the prior written consent of the holders of all of the preferred securities. If the right to bring a direct action is removed, the applicable issue may become subject to the reporting obligations under the Securities Exchange Act of 1934, as amended. We have the right under the junior subordinated indenture to set-off any payment made to you as a holder of preferred securities by us in connection with a direct action. You will not be able to exercise directly any other remedy available to holders of the corresponding junior subordinated debentures.

You will not be able to exercise directly any remedies other than those described in the preceding paragraph available to holders of the junior subordinated debentures unless there has been an event of default under the trust agreement.

Consolidation, Merger, Sale of Assets and Other Transactions

We will not consolidate with or merge into any other corporation or convey, transfer or lease our properties and assets substantially as an entirety to any person, and no person will consolidate with or merge into us or convey, transfer or lease its properties and assets substantially as an entirety to us, unless:

•	if we consolidate with or merge into another corporation or convey or transfer our properties and assets substantially as an entirety to any person, the successor corporation is organized under the laws of the United States or any state or the District of Columbia, and the successor corporation expressly assumes our obligations relating to the junior subordinated debentures,

•	immediately after giving effect to the consolidation, merger, conveyance or transfer, there exists no debenture event of default, and no event which, after notice or lapse of time or both, would become a debenture event of default,

•	in the case of corresponding junior subordinated debentures, the transaction is permitted under the related trust agreement or guarantee and does not give rise to any breach or violation of the related trust agreement or guarantee, and

•	other conditions described in the junior subordinated indenture are met.

The general provisions of the junior subordinated indenture do not protect you against transactions, such as a highly leveraged transaction, that may adversely affect you.

Satisfaction and Discharge

The junior subordinated indenture provides that when, among other things, all junior subordinated debentures not previously delivered to the debenture trustee for cancellation:

•	have become due and payable, or

•	will become due and payable at their stated maturity within one year,

and we deposit or cause to be deposited with the debenture trustee, in trust, an amount in the currency or currencies in which the junior subordinated debentures are payable sufficient to pay and discharge the entire indebtedness on the junior subordinated debentures not previously delivered to the debenture trustee for cancellation, for the principal, premium, if any, and interest on the date of the deposit or to the stated maturity, as the case may be, then the junior subordinated indenture will cease to be of further effect and we will be deemed to have satisfied and discharged the indenture. However, we will continue to be obligated to pay all other sums due under the junior subordinated indenture and to provide the officers’ certificates and opinions of counsel described in the junior subordinated indenture.

Conversion or Exchange

We may issue junior subordinated debentures that we may convert or exchange into preferred securities or other securities, property or assets. If so, we will describe the specific terms on which junior subordinated debentures may be converted or exchanged in the applicable prospectus supplement. The conversion or exchange may be mandatory, at your option or at our option. The applicable prospectus supplement will state the manner in which the preferred securities or other securities, property or assets you would receive would be issued or delivered.

Subordination

In the junior subordinated indenture, we have agreed that any junior subordinated debentures will be subordinate and junior in right of payment to all senior debt to the extent provided in the junior subordinated indenture.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to us, the holders of senior debt will first be entitled to receive payment in full of principal of, premium, if any, and interest on the senior debt before the holders of junior subordinated debentures or, in the case of corresponding junior subordinated debentures, the property trustee on behalf of the holders, will be entitled to receive or retain any payment of the principal, premium, if any, or interest on the junior subordinated debentures.

If the maturity of any junior subordinated debentures is accelerated, the holders of all senior debt outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due, including any amounts due upon acceleration, before you will be entitled to receive any payment of the principal of, premium, if any, or interest on the junior subordinated debentures.

We will not make any payments of principal of, premium, if any, or interest on the junior subordinated debentures if:

•	a default in any payment on senior debt then exists,

•	an event of default on any senior debt resulting in the acceleration of its maturity then exists, or

•	any judicial proceeding is pending in connection with a default.

When we use the term “debt”, we mean, with respect to any person, whether recourse is to all or a portion of the assets of that person and whether or not contingent:

•	every obligation of that person for money borrowed,

•	every obligation of that person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses,

•	every reimbursement obligation of that person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of the person,

•	every obligation of that person issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business,

•	every capital lease obligation of that person, and

•	every obligation of the type referred to in the prior five clauses of another person and all dividends of another person the payment of which the person has guaranteed or is responsible or liable for, directly or indirectly, including as obligor.

When we use the term “senior debt” we mean the principal, premium, if any, and interest on debt, whether incurred on, prior to or after the date of the junior subordinated indenture, unless the instrument creating or evidencing that debt or pursuant to which that debt is outstanding states that those obligations are not superior in right of payment to the junior subordinated debentures or to other debt which ranks equally with, or junior to, the junior subordinated debentures. Interest on this senior debt includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to The Hartford Financial Services Group, Inc., whether or not the claim for post-petition interest is allowed in that proceeding.

However, senior debt will not include:

•	any debt of The Hartford Financial Services Group, Inc. which when incurred and without regard to any election under Section 1111(b) of the Bankruptcy Code, was without recourse to The Hartford Financial Services Group, Inc.,

•	any debt of The Hartford Financial Services Group, Inc. to any of its subsidiaries,

•	debt to any employee of The Hartford Financial Services Group, Inc.,

•	any liability for taxes,

•	indebtedness or monetary obligations to trade creditors or assumed by The Hartford Financial Services Group, Inc. or any of its subsidiaries in the ordinary course of business in connection with the obtaining of materials or services, and

•	any other junior subordinated debentures issued pursuant to the Junior Subordinated Indenture, dated as of February 28, 1996, and the Junior Subordinated Indenture, dated as of October 30, 1996.

As a non-operating holding company, we have no significant business operations of our own. Therefore, we rely on dividends from our insurance company and other subsidiaries as the principal source of cash flow to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses. Accordingly, the junior subordinated debentures will be effectively subordinated to all existing and future liabilities of our subsidiaries, and you should rely only on our assets for payments on the junior subordinated debentures. The payment of dividends by our insurance subsidiaries is limited under the insurance holding company laws in the jurisdictions where those subsidiaries are domiciled. See “The Hartford Financial Services Group, Inc.”

The junior subordinated indenture does not limit the amount of additional senior debt that we may incur. We expect from time to time to incur additional senior debt.

The indenture provides that we may change the subordination provisions relating to any particular issue of junior subordinated debentures prior to issuance. We will describe any change in the prospectus supplement relating to the junior subordinated debentures.

Governing Law

The junior subordinated indenture and the junior subordinated debentures will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Debenture Trustee

The debenture trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act. Subject to those provisions, the debenture trustee is not required to exercise any of its powers under the junior subordinated indenture at your request, unless you offer reasonable indemnity against the costs, expenses and liabilities which the trustee might incur. The debenture trustee is not required to expend or risk its own funds or incur personal financial liability in performing its duties if the debenture trustee reasonably believes that it is not reasonably assured of repayment or adequate indemnity.

DESCRIPTION OF CAPITAL STOCK OF
THE HARTFORD FINANCIAL SERVICES GROUP, INC.

Authorized and Outstanding Capital Stock

Our Amended and Restated Certificate of Incorporation, as amended effective May 1, 2002, provides that our authorized capital stock is 800,000,000 shares. These shares consist of:

•	50,000,000 shares of preferred stock, par value $.01 per share, of which 300,000 shares have been designated as Series A Participating Cumulative Preferred Stock; and

•	750,000,000 shares of common stock, par value $.01 per share.

As of March 31, 2007, we had 316,371,491 outstanding shares of common stock. No shares of preferred stock are currently outstanding.

No holders of any class of our capital stock are entitled to preemptive rights except as may be agreed from time to time by us and any such holders.

In general, the classes of authorized capital stock are afforded preferences in relation to dividends and liquidation rights in the order listed above. Our board of directors is empowered, without the approval of our stockholders, to cause our preferred stock to be issued in one or more classes or series, or both, with the numbers of shares of each class or series and the provisions, designations, powers, preferences and relative, participating, optional and other special rights and the qualifications, limitations or restrictions thereof, of each class or series to be determined by it. The specific matters that may be determined by our board of directors include dividend rights, voting rights, redemption rights, liquidation preferences, conversion and exchange rights, retirement and sinking fund provisions, conditions or restrictions on our creation of indebtedness or our issuance of additional shares of stock, and other powers, preferences and relative, participating, optional and other special rights and any qualifications, limitations or restrictions on any wholly unissued series of preferred stock, or of the entire class of preferred stock if none of the shares have been issued, the number of shares constituting that series and the terms and conditions of the issue of the shares.

The following description of our capital stock is a summary. It summarizes only those aspects of our capital stock which we believe will be most important to your decision to invest in our capital stock. You should keep in mind, however, that it is our Amended and Restated Certificate of Incorporation and our Amended and Restated By-Laws, and the Delaware General Corporation Law, and not this summary, which define your rights as a securityholder. There may be other provisions in these documents which are also important to you. You should read these documents for a full description of the terms of our capital stock. Our Amended and Restated Certificate of Incorporation and our Amended and Restated By-Laws are incorporated by reference as exhibits to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain copies of these documents.

Common Stock

Subject to any preferential rights of any preferred stock created by our board of directors, as a holder of our common stock you are entitled to dividends as our board of directors may declare from time to time out of funds that we can legally use to pay dividends. The holders of common stock possess exclusive voting rights, except to the extent provided by law and to the extent our board of directors specifies voting power for any preferred stock that is issued.

As a holder of our common stock, you are entitled to one vote for each share of common stock and do not have any right to cumulate votes in the election of directors. In the event of our liquidation, dissolution or winding-up, as a holder of our common stock, you will be entitled to receive on a proportionate basis any assets remaining after provision for payment of creditors and after payment or provision for payment of any liquidation preferences to holders of preferred stock. Our common stock is listed on the New York Stock Exchange under the symbol “HIG”.

The transfer agent and registrar for our common stock is The Bank of New York.

Preferred Stock

We will describe the particular terms of any series of preferred stock in the prospectus supplement relating to the offering.

We will fix or designate the rights, preferences, privileges and restrictions, including dividend rights, voting rights, terms of redemption, retirement and sinking fund provisions and liquidation preferences, if any, of a series of preferred stock through a certificate of designations adopted by our board of directors. We will describe the terms, if any, on which shares of any series of preferred stock are convertible or exchangeable into common stock in the prospectus supplement relating to the offering. The conversion or exchange may be mandatory, at your option or at our option. The applicable prospectus supplement will state the manner in which the shares of common stock that you will receive as a holder of preferred stock would be converted or exchanged.

Provisions of Our Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws May Delay or Make More Difficult Unsolicited Acquisitions or Changes of Control of The Hartford

Some provisions of our Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws may delay or make more difficult unsolicited acquisitions or changes of control of The Hartford. We believe that these provisions will enable us to develop our business in a manner that will foster long-term growth without disruption caused by the threat of a takeover not thought by our board of directors to be in our best interest and the best interests of our stockholders.

Those provisions could have the effect of discouraging third parties from making proposals involving an unsolicited acquisition or change of control of The Hartford, although the proposals, if made, might be considered desirable by a majority of our stockholders. Those provisions may also have the effect of making it more difficult for third parties to cause the replacement of our current management without the concurrence of our board of directors.

These provisions include:

•	the availability of capital stock for issuance from time to time at the discretion of our board of directors (see “— Authorized and Outstanding Capital Stock” and “— Preferred Stock”),

•	prohibitions against stockholders calling a special meeting of stockholders or acting by written consent instead of at a meeting,

•	requirements for advance notice for raising business or making nominations at stockholders’ meetings, and

•	the ability of our board of directors to increase the size of the board and to appoint directors to fill newly created directorships.

No Stockholder Action by Written Consent; Special Meetings

Our Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws provide that stockholder action can be taken only at an annual or special meeting and cannot be taken by written consent. Our Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws also provide that special meetings of stockholders can be called only by the chairman of our board of directors or by a vote of the majority of the entire board of directors. Furthermore, our Amended and Restated By-Laws provide that only such business as is specified in the notice of any special meeting of stockholders may come before the meeting.

Advance Notice for Raising Business or Making Nominations at Meetings

Our Amended and Restated By-Laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders and for nominations by stockholders of candidates for election as directors at an annual or special meeting at which directors are to be elected. The only business that may be conducted at an annual meeting of stockholders is the election of members of the board of directors for the succeeding year and business that has been specified in the notice of the meeting given by or at the direction of the board of directors or otherwise brought before the meeting by, or at the direction of, the board of directors, or by a stockholder who has given to our corporate secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Only persons who are nominated by, or at the direction of, the board of directors, or who are nominated by a stockholder who has given timely written notice, in proper form, to the secretary prior to a meeting at which directors are to be elected will be eligible for election as directors.

To be timely, notice of business to be brought before an annual meeting or nominations of candidates for election as directors at an annual meeting must be given by a stockholder to our corporate secretary not later than 90 days prior to the anniversary date for the immediately preceding annual meeting (or, if the date of the annual meeting is more than 30 days before or after the anniversary date of the immediately preceding annual meeting, not later than the later of (a) 90 days prior to the date of such annual meeting or (b) ten days after the first public disclosure of the date of such annual meeting).

Similarly, notice of nominations to be brought before a special meeting of stockholders for the election of directors must be delivered to the secretary no later than the close of business on the seventh day following the date on which notice of the date of the special meeting of stockholders is given.

The notice of any nomination for election as a director is required to state:

•	the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated,

•	a representation that the stockholder is a holder of record of stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice,

•	a description of all arrangements or understandings relating to the nomination between the stockholder and each nominee and any other person or persons, naming those persons,

•	all other information regarding each nominee proposed by the stockholder that would have been required to be included in a proxy statement filed under the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by our board of directors,

•	the consent of each nominee to serve as a director if so elected, and

•	if applicable, a representation that the stockholder intends to solicit proxies in support of each nominee.

Number of Directors; Filling of Vacancies

Our Amended and Restated By-Laws provide that newly created directorships resulting from any increase in the authorized number of directors, or any vacancy, may be filled by a vote of a majority of directors then in office, subject to the requirement in the Amended and Restated By-Laws that the majority of directors holding office immediately after the election must be independent directors. Accordingly, our board of directors may be able to prevent any stockholder from obtaining majority representation on the board of directors by increasing the size of the board and filling the newly created directorships with its own nominees.

Restrictions on Ownership Under Insurance Laws

State insurance laws could be a significant deterrent to any person interested in acquiring control of The Hartford. The insurance holding company laws of each of the jurisdictions in which our insurance subsidiaries are incorporated or commercially domiciled, as well as state corporation laws, govern any acquisition of control of The Hartford or of our insurance subsidiaries. In general, these laws provide that no person or entity may directly or indirectly acquire control of an insurance company unless that person or entity has received the prior approval of the insurance regulatory authorities. An acquisition of control would be presumed in the case of any person or entity who purchases 10% or more of our outstanding common stock, unless the applicable insurance regulatory authorities determine otherwise.

Delaware General Corporation Law

The terms of Section 203 of the Delaware General Corporation Law apply to us since we are a Delaware corporation. Under Section 203, with some exceptions, a Delaware corporation may not engage in a broad range of business combinations, such as mergers, consolidations and sales of assets, with an “interested stockholder”, for a period of three years from the date that person became an interested stockholder unless:

•	the transaction or the business combination that results in a person becoming an interested stockholder is approved by the board of directors of the corporation before the person becomes an interested stockholder,

•	upon consummation of the transaction which results in the stockholder becoming an interested stockholder, the interested stockholder owns 85% or more of the voting stock of the corporation outstanding at the time the transaction commenced, excluding, for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers and shares owned by certain employee stock plans, or

•	on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation’s board of directors and by holders of at least two-thirds of the corporation’s outstanding voting stock, excluding shares owned by the interested stockholder, at a meeting of stockholders.

Under Section 203, an “interested stockholder” is defined as any person (or the affiliates or associates of such person), other than the corporation and any direct or indirect majority-owned subsidiary, that is:

•	the owner of 15% or more of the outstanding voting stock of the corporation, or

•	an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether the person is an interested stockholder.

Section 203 does not apply to a corporation that so provides in an amendment to its certificate of incorporation or by-laws passed by a majority of its outstanding shares at any time. This stockholder action does not become effective for 12 months following its adoption and would not apply to persons who were already interested stockholders at the time of the amendment. Our Amended and Restated Certificate of Incorporation does not exclude us from the restrictions imposed under Section 203.

Section 203 makes it more difficult for a person who would be an interested stockholder to effect business combinations with a corporation for a three-year period, although the stockholders may elect to exclude a corporation from the restrictions imposed. The provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board of directors, because the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our management. It is further possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interest.

DESCRIPTION OF DEPOSITARY SHARES

General Terms

We may elect to offer depositary shares representing receipts for fractional interests in debt securities or preferred stock. In this case, we will issue receipts for depositary shares, each of which will represent a fraction of a debt security or share of a particular series of preferred stock, as the case may be.

We will deposit the debt securities or shares of any series of preferred stock represented by depositary shares under a deposit agreement between us and a depositary which we will name in the applicable prospectus supplement. Subject to the terms of the deposit agreement, as an owner of a depositary share you will be entitled, in proportion to the applicable fraction of a debt security or share of preferred stock represented by the depositary share, to all the rights and preferences of the debt security or preferred stock, as the case may be, represented by the depositary share, including, as the case may be, interest, dividend, voting, conversion, redemption, sinking fund, repayment at maturity, subscription and liquidation rights.

The following description of the terms of the deposit agreement is a summary. It summarizes only those terms of the deposit agreement that we believe will be most important to your decision to invest in our depositary shares. You should keep in mind, however, that it is the deposit agreement, and not this summary, which defines your rights as a holder of depositary shares. There may be other provisions in the deposit agreement that are also important to you. You should read the deposit agreement for a full description of the terms of the depositary shares. The form of the deposit agreement is filed as an exhibit to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain a copy of the deposit agreement.

Interest, Dividends and Other Distributions

The depositary will distribute all payments of interest, cash dividends or other cash distributions received on the debt securities or preferred stock, as the case may be, to you in proportion to the number of depositary shares that you own.

In the event of a distribution other than in cash, the depositary will distribute property received by it to you in an equitable manner, unless the depositary determines that it is not feasible to make a distribution. In that case the depositary may sell the property and distribute the net proceeds from the sale to you.

Redemption of Depositary Shares

If we redeem a debt security or series of preferred stock represented by depositary shares, the depositary will redeem your depositary shares from the proceeds received by the depositary resulting from the redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per debt security or share of preferred stock, as the case may be, payable in relation to the redeemed series of debt securities or preferred stock. Whenever we redeem debt securities or shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing, as the case may be, the debt securities or shares of preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine.

Exercise of Rights under the Indentures or Voting the Preferred Stock

Upon receipt of notice of any meeting at which you, as a holder of interests in deposited preferred stock, are entitled to vote, or of any request for instructions or directions from you, as a holder of interests in deposited debt securities, the depositary will mail to you the information contained in that notice. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to give instructions or directions with respect to the debt securities represented by that holder’s depositary shares or how to vote the amount of the preferred stock represented by that holder’s depositary shares. The record date for the depositary shares will be the same date as the record date for the debt securities or preferred stock, as the case may be. The depositary will endeavor, to the extent practicable, to give instructions or directions with respect to the debt securities or to vote the amount of the preferred stock, as the case may be, represented by the depositary shares in accordance with those instructions. We will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from giving instructions or directions with respect to the debt securities or voting shares of the preferred stock, as the case may be, if it does not receive specific instructions from you.

Amendment and Termination of the Deposit Agreement

We and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment which materially and adversely alters the rights of the holders of the depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding.

The deposit agreement will terminate if:

•	all outstanding depositary shares have been redeemed, or

•	there has been a complete repayment or redemption of the debt securities or a final distribution in respect of the preferred stock, including in connection with our liquidation, dissolution or winding up, and the repayment, redemption or distribution proceeds, as the case may be, have been distributed to you.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so. We also may, at any time, remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the debt securities or preferred stock, as the case may be, and issuance of depositary receipts, all withdrawals of shares of debt securities or preferred stock, as the case may be, by you and any repayment or redemption of the debt securities or preferred stock, as the case may be. You will pay other transfer and other taxes and governmental charges, as well as the other charges that are expressly provided in the deposit agreement to be for your account.

Miscellaneous

The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required or otherwise determine to furnish to holders of debt securities or preferred stock, as the case may be.

Neither we nor the depositary will be liable under the deposit agreement to you other than for the depositary’s gross negligence, willful misconduct or bad faith. Neither we nor the depositary will be obligated to prosecute or defend any legal proceedings relating to any depositary shares, debt securities or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting debt securities or shares of preferred stock for deposit, you or other persons believed to be competent and on documents which we and the depositary believe to be genuine.

DESCRIPTION OF WARRANTS

We may issue warrants, including warrants to purchase debt securities, preferred stock, common stock or other securities, property or assets (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices) as well as other types of warrants. We may issue warrants independently or together with any other securities, and they may be attached to or separate from those securities. We will issue the warrants under warrant agreements between us and a bank or trust company, as warrant agent, that we will describe in the prospectus supplement relating to the warrants that we offer.

The following description of the terms of the warrants is a summary. It summarizes only those terms of the warrants and the warrant agreement which we believe will be most important to your decision to invest in our warrants. You should keep in mind, however, that it is the warrant agreement and the warrant certificate relating to the warrants, and not this summary, which defines your rights as a warrantholder. There may be other provisions in the warrant agreement and the warrant certificate relating to the warrants which are also important to you. You should read these documents for a full description of the terms of the warrants. Forms of these documents are filed as exhibits to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain copies of these documents.

Debt Warrants

We will describe in the applicable prospectus supplement the terms of warrants to purchase debt securities that we may offer, the warrant agreement relating to the debt warrants and the warrant certificates representing the debt warrants. These terms will include the following:

•	the title of the debt warrants,

•	the debt securities for which the debt warrants are exercisable,

•	the aggregate number of the debt warrants,

•	the price or prices at which we will issue the debt warrants, the principal amount of debt securities that you may purchase upon exercise of each debt warrant and the price or prices at which such principal amount may be purchased upon exercise,

•	currency, currencies, or currency units, if other than in U.S. dollars, in which such debt warrants are to be issued or for which the debt warrants may be exercised,

•	the procedures and conditions relating to the exercise of the debt warrants,

•	the designation and terms of any related debt securities issued with the debt warrants, and the number of debt warrants issued with each debt security,

•	the date, if any, from which you may separately transfer the debt warrants and the related securities,

•	the date on which your right to exercise the debt warrants commences, and the date on which your right expires,

•	the maximum or minimum number of the debt warrants which you may exercise at any time,

•	if applicable, a discussion of material United States federal income tax considerations,

•	any other terms of the debt warrants and terms, procedures and limitations relating to your exercise of the debt warrants, and

•	the terms of the securities you may purchase upon exercise of the debt warrants.

We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange debt warrant certificates for new debt warrant certificates of different denominations and may exercise debt warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to exercise, you will not have any of the rights of holders of the debt securities purchasable upon that exercise and will not be entitled to payments of principal, premium, if any, or interest on the debt securities purchasable upon the exercise.

Other Warrants

We may issue other warrants. We will describe in the applicable prospectus supplement the following terms of those warrants:

•	the title of the warrants,

•	the securities, which may include preferred stock, common stock or other securities, property or assets (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices), for which you may exercise the warrants,

•	the aggregate number of the warrants,

•	the price or prices at which we will issue the warrants, the number of securities or amount of other property or assets that you may purchase upon exercise of each warrant and the price or prices at which such securities, property or assets may be purchased,

•	currency, currencies, or currency units, if other than in U.S. dollars, in which such debt warrants are to be issued or for which the debt warrants may be exercised,

•	the procedures and conditions relating to the exercise of the warrants,

•	the designation and terms of any related securities issued with the warrants, and the number of warrants issued with each security,

•	the date, if any, from which you may separately transfer the warrants and the related securities,

•	the date on which your right to exercise the warrants commences, and the date on which your right expires,

•	the maximum or minimum number of warrants which you may exercise at any time,

•	if applicable, a discussion of material United States federal income tax considerations, and

•	any other terms of the warrants, including terms, procedures and limitations relating to your exchange and exercise of the warrants.

We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or the expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange warrant certificates for new warrant certificates of different denominations and may exercise warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to the exercise of your warrants, you will not have any of the rights of holders of the preferred stock, common stock or other securities purchasable upon that exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock, common stock or other securities purchasable upon the exercise.

Exercise of Warrants

We will describe in the prospectus supplement relating to the warrants the principal amount or the number of our securities, or amount of other securities, property or assets that you may purchase for cash upon exercise of a warrant, and the exercise price. You may exercise a warrant as described in the prospectus supplement relating to the warrants at any time up to the close of business on the expiration date stated in the prospectus supplement. Unexercised warrants will become void after the close of business on the expiration date, or any later expiration date that we determine.

We will forward the securities purchasable upon the exercise as soon as practicable after receipt of payment and the properly completed and executed warrant certificate at the corporate trust office of the warrant agent or other office stated in the applicable prospectus supplement. If you exercise less than all of the warrants represented by the warrant certificate, we will issue you a new warrant certificate for the remaining warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating or entitling you to purchase from us, and obligating or entitling us to sell to you, a specific number of shares of common stock or preferred stock, or other securities, property or assets, at a future date or dates. Alternatively, the stock purchase contacts may obligate or entitle us to purchase from you, and obligate or entitle you to sell to us, a specific or varying number of shares of common stock or preferred stock, or other securities, property or assets, at a future date. The price per share of preferred stock or common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula described in the stock purchase contracts. We may issue stock purchase contracts separately or as a part of units each consisting of a stock purchase contract and debt securities, undivided beneficial ownership interests in debt securities, trust preferred securities, depositary shares representing fractional interests in debt securities or shares of preferred stock, or debt obligations of third parties, including U.S. Treasury securities, securing your obligations to purchase the preferred stock or the common stock, or other securities, property or assets, under the stock purchase contract. The stock purchase contracts may require us to make periodic payments to you or vice versa and the payments may be unsecured or prefunded on some basis. The stock purchase contracts may require you to secure your obligations in a specified manner. We will describe in the applicable prospectus supplement the terms of any stock purchase contracts or stock purchase units.

DESCRIPTION OF TRUST PREFERRED SECURITIES

The trustees of each trust will issue preferred securities and common securities of the trust. The preferred securities will represent preferred undivided beneficial interests in the assets of the related trust. As a holder of trust preferred securities, you will generally be entitled to a preference with respect to distributions and amounts payable on redemption or liquidation over the common securities of the trust, as well as other benefits as described in the corresponding trust agreement. Each of the trusts is a legally separate entity and the assets of one trust are not available to satisfy the obligations of any other trust.

The following description of the terms of the form of trust agreement is a summary. It summarizes only those portions of the form of trust agreement which we believe will be most important to your decision to invest in the preferred securities. You should keep in mind, however, that it is the trust agreement, and not this summary, which defines your rights as a holder. There may be other provisions in the trust agreement which are also important to you. You should read the form of trust agreement itself for a full description of the terms of the preferred securities. The form of trust agreement is filed as an exhibit to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain a copy of the trust agreement.

Ranking of Preferred Securities

The preferred securities of a trust will rank equally, and we will make payments proportionately, with the common securities of the trust except as described under “— Subordination of Common Securities”. The preferred securities of each trust represent preferred undivided beneficial interests in the assets of the trust. The property trustee will hold legal title to the corresponding junior subordinated debentures in trust for the benefit of the holders of the related preferred securities and common securities.

Each guarantee agreement that we execute for your benefit, as a holder of preferred securities of a trust, will be a guarantee on a subordinated basis with respect to the related preferred securities. However, our guarantee will not guarantee payment of distributions or amounts payable on redemption or liquidation of the preferred securities when the related trust does not have funds on hand available to make such payments. See “Description of Guarantee”.

Distributions on the Preferred Securities

The trust will pay the distributions on the preferred securities and common securities at a rate specified in the prospectus supplement.

The amount of distributions the trust must pay for any period will be computed on the basis of a 360-day year of twelve 30-day months unless we otherwise specify in the applicable prospectus supplement. Distributions that are in arrears may bear interest at the rate per annum specified in the applicable prospectus supplement. The term “distributions” as we use it in this prospectus includes any additional amounts provided in the corresponding trust agreement.

Distributions on the preferred securities will be cumulative, will accrue from the date of original issuance and will be payable on the dates specified in the applicable prospectus supplement. If any date on which distributions are payable on the preferred securities is not a business day, the trust will instead make the payment on the next succeeding day that is a business day, and without any interest or other payment on account of the delay. However, if that business day is in the next succeeding calendar year, the trust will make the payment on the immediately preceding business day. In each case payment will be made with the same force and effect as if made on the date the payment was originally due. When we use the term “business day” in this prospectus, we mean any day other than a Saturday or a Sunday, or a day on which banking institutions in the City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the applicable trustee is closed for business.

If provided in the applicable prospectus supplement, we have the right under the junior subordinated indenture, the contract that provides the terms for the corresponding junior subordinated debentures, to extend the interest payment period for a specified number of periods. However, we may not extend these interest payments beyond the maturity of the junior subordinated debentures. As a consequence of any extension, distributions on the corresponding preferred securities would be deferred by the trust during the extension period. These distributions would continue to accumulate additional distributions at the rate per annum set form in the prospectus supplement.

If we exercise this right, during the extension period we and our subsidiaries may not:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment on, any of our capital stock, or

•	make any payment of principal, premium, if any, or interest on or repay, repurchase or redeem any debt securities that rank equally with or junior in interest to the corresponding junior subordinated debentures or make any related guarantee payments, other than:

•	dividends or distributions on our common stock,

•	redemptions or purchases of any rights pursuant to our rights plan, or any successor to our rights plan, and the declaration of a dividend of these rights in the future, and

•	payments under any guarantee.

We anticipate that the revenue of each trust available for distribution to you, as a holder of preferred securities, will be limited to payments under the corresponding junior subordinated debentures in which the trust will invest the proceeds from the issuance and sale of its preferred securities and its common securities. See “Description of Corresponding Junior Subordinated Debentures”.

If we do not make interest payments on the corresponding junior subordinated debentures, the property trustee will not have funds available to pay distributions on the corresponding preferred securities. The payment of distributions, if and to the extent the trust has funds legally available for the payment of these distributions is guaranteed by us on a limited basis as set forth under “Description of Guarantee”.

The trust will pay distributions on the preferred securities to you provided you are entered in the register of the trust on the relevant record dates. As long as the preferred securities remain in book-entry form, the record date will be one business day prior to the relevant distribution date. If any preferred securities are not in book-entry form, the record date for the preferred securities will be the date 15 days prior to the relevant distribution date.

Redemption

Redemption on a Repayment or Redemption of the Corresponding Junior Subordinated Debentures

Upon the repayment or redemption, in whole or in part, of any corresponding junior subordinated debentures, the property trustee must apply the proceeds from that repayment or redemption to redeem a like amount of the corresponding preferred securities. This redemption must be made upon not less than 30 nor more than 60 days notice to you. The redemption price will be equal to the aggregate liquidation preference of the preferred securities, plus accumulated and unpaid distributions on the preferred securities to the date of redemption and the related amount of any premium paid by us upon the concurrent redemption of the corresponding junior subordinated debentures. See “Description of Corresponding Junior Subordinated Debentures — Optional Redemption”.

If less than all of any series of corresponding junior subordinated debentures are repaid or redeemed, then the proceeds from the repayment or redemption will be allocated to redeem a proportionate amount of each of the preferred securities and the common securities. The amount of premium, if any, paid by us upon the redemption of all or any part of any series of any corresponding junior subordinated debentures repaid or redeemed will be allocated proportionately to the redemption of the preferred securities and the common securities.

We must repay the principal of the corresponding junior subordinated debentures when they are due. In addition, we will have the right to redeem any series of corresponding junior subordinated debentures:

•	in whole or in part, subject to the conditions we describe under “Description of Corresponding Junior Subordinated Debentures — Optional Redemption”,

•	at any time, in whole, but not in part, upon the occurrence of a tax event or an investment company event, each as defined below, and subject to the further conditions we describe under “Description of Corresponding Junior Subordinated Debentures — Optional Redemption”, or

•	as we may otherwise specify in the applicable prospectus supplement.

Redemption or Distribution Upon the Occurrence of a Tax Event or an Investment Company Event

If an event occurs that constitutes a tax event or an investment company event we will have the right to:

•	redeem the corresponding junior subordinated debentures in whole, but not in part, and cause a mandatory redemption of the preferred securities and common securities in whole, but not in part, within 90 days following the occurrence of the tax event or an investment company event, or

•	terminate the related trust and cause the corresponding junior subordinated debentures to be distributed to the holders of the preferred securities and common securities in liquidation of the trust.

If provided in the applicable prospectus supplement, we will have the right to extend or shorten the maturity of any series of corresponding junior subordinated debentures at the time that we exercise our right to elect to terminate the related trust and cause the corresponding junior subordinated debentures to be distributed to the holders of the preferred securities and common securities in liquidation of the trust.

When we use the term “additional sums” in this prospectus we mean the additional amounts that may be necessary in order that the amount of distributions then due and payable by a trust on its outstanding preferred securities and common securities will not be reduced as a result of any additional taxes, duties and other governmental charges to which the trust has become subject as a result of a tax event.

When we use the term “tax event” we mean the receipt by the trust of an opinion of counsel experienced in those matters to the effect that, as a result of any amendment to, or change, including any announced prospective change, in, the laws of the United States or any political subdivision or taxing authority affecting taxation, or as a result of any official administrative pronouncement or judicial decision interpreting or applying those laws or regulations, which amendment or change is effective or pronouncement or decision is announced on or after the trust issues the preferred securities, there is more than an insubstantial risk that:

•	the trust is, or will be within 90 days of the date of the opinion, subject to United States federal income tax with respect to income received or accrued on the corresponding series of corresponding junior subordinated debentures,

•	interest payable by us on the series of corresponding junior subordinated debentures is not, or within 90 days of the date of the opinion, will not be, deductible, in whole or in part, for United States federal income tax purposes, or

•	the trust is, or will be within 90 days of the date of the opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

When we use the term “investment company event” we mean the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority to the effect that the applicable trust is or will be considered an investment company that is required to be registered under the Investment Company Act of 1940, which change becomes effective on or after the date of original issuance of the series of preferred securities issued by the trust.

When we use the term “like amount”, we mean:

•	with respect to a redemption of any series of preferred securities, preferred securities having a liquidation amount equal to that portion of the principal amount of corresponding junior subordinated debentures to be contemporaneously redeemed, the proceeds of which will be used to pay the redemption price of the preferred securities, and

•	with respect to a distribution of corresponding junior subordinated debentures to you, as a holder of preferred securities in connection with a dissolution or liquidation of the related trust, corresponding junior subordinated debentures having a principal amount equal to the liquidation amount of your preferred securities.

When we use the term “liquidation amount”, we mean the stated amount of $25 per preferred security and common security.

After the liquidation date fixed for any distribution of corresponding junior subordinated debentures for any series of preferred securities:

•	the series of preferred securities will no longer be deemed to be outstanding,

•	The Depository Trust Company, which we refer to in this prospectus as “DTC”, or its nominee, as the record holder of the series of preferred securities, will receive a registered global certificate or certificates representing the corresponding junior subordinated debentures to be delivered upon that distribution, and

•	any certificates representing the series of preferred securities not held by DTC or its nominee will be deemed to represent the corresponding junior subordinated debentures having a principal amount equal to the stated liquidation preference of the series of preferred securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on the series of preferred securities until you present the certificates to the administrative trustees or their agent for transfer or reissuance.

We can make no assurance as to what the market prices will be for the preferred securities or the corresponding junior subordinated debentures that may be distributed to you in exchange for your preferred securities if a dissolution and liquidation of a trust were to occur. Accordingly, the preferred securities that you purchase, or the corresponding junior subordinated debentures that you receive on dissolution and liquidation of a trust, may trade at a discount to the price that you paid to purchase the preferred securities.

Voluntary Distribution of Junior Subordinated Debentures

If we so provide in the applicable prospectus supplement, we may elect, at any time, to dissolve the trust and cause the corresponding junior subordinated debentures to be distributed to you, as a holder of the preferred securities, and us, as the holder of the common securities, in liquidation of the trust.

Redemption Procedures

The trust will redeem the preferred securities on each redemption date at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding junior subordinated debentures. The trust will make redemptions of the preferred securities and pay the redemption price only to the extent that it has funds available for the payment of the redemption price. See also “— Subordination of Common Securities”.

If a trust gives notice to you of redemption of your preferred securities, then by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the property trustee will irrevocably deposit with DTC funds sufficient to pay the applicable redemption price and will give DTC irrevocable instructions and authority to pay the redemption price to you. See “— Book-Entry Issuance”.

If the preferred securities are no longer in book-entry form, the trust, to the extent funds are available, will irrevocably deposit with the paying agent for the preferred securities funds sufficient to pay the applicable redemption price to you and will give the paying agent irrevocable instructions and authority to pay the redemption price to you upon surrender of your certificates.

The trust will pay any distributions payable on or prior to the redemption date for any preferred securities called for redemption to you on the relevant record dates for the distribution. If the trust has given notice of redemption and has deposited the required funds, then upon the date of the deposit, all your rights will cease, except your right to receive the redemption price, without interest on that redemption price, and your preferred securities will cease to be outstanding. If any date fixed for redemption of preferred securities is not a business day, then the trust will pay the redemption price on the next succeeding day which is a business day, and without any interest or other payment on account of the delay. However, if the business day falls in the next calendar year, the trust will make the payment on the immediately preceding business day. If payment of the redemption price is improperly withheld or refused and not paid either by the trust or by us pursuant to the guarantee as described under “Description of Guarantee”, distributions on the preferred securities will continue to accrue at the then applicable rate, from the redemption date originally established by the trust for the preferred securities to the date the redemption price is actually paid. In this case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

Subject to applicable law, including United States federal securities law, we or our subsidiaries may at any time purchase outstanding preferred securities by tender, in the open market or by private agreement.

The trust will make payment of the redemption price on the preferred securities and any distribution of corresponding junior subordinated debentures to the applicable record holders as they appear on the register for the preferred securities on the relevant record date. This date will generally be one business day prior to the relevant redemption date or liquidation date. However, if any preferred securities are not in book-entry form, the relevant record date for the preferred securities will be the date 15 days prior to the redemption date or liquidation date.

If less than all of the preferred securities and common securities issued by a trust are to be redeemed on a redemption date, then the aggregate liquidation amount of the preferred securities and common securities to be redeemed will be allocated proportionately among the preferred securities and the common securities. The property trustee will select the particular preferred securities to be redeemed on a proportionate basis not more than 60 days prior to the redemption date from the outstanding preferred securities not previously called for redemption, by any method that the property trustee deems fair and appropriate. This method may provide for the selection for redemption of portions, equal to $25 or an integral multiple of $25, of the liquidation amount of preferred securities. The property trustee will promptly notify the trust registrar in writing of the preferred securities selected for redemption and, in the case of any preferred securities selected for partial redemption, the liquidation amount of the preferred securities to be redeemed.

Subordination of Common Securities

The trust will make payment of distributions, any additional amounts and the redemption price on the preferred securities and common securities proportionately based on the liquidation amount of the preferred securities and common securities. However, if on any distribution date or redemption date a debenture event of default exists, the trust will not make any payment on the common securities unless payment in full in cash of all accumulated and unpaid distributions, any additional amounts and the full amount of the redemption price on all of the outstanding preferred securities of the trust, has been made or provided for. The property trustee will apply all available funds first to the payment in full in cash of all distributions on, or redemption price of, the preferred securities then due and payable. If any event of default resulting from a debenture event of default exists, we as holder of the common securities of the trust will be deemed to have waived any right to act with respect to the event of default under the trust agreement until the effect of all those events of default with respect to the preferred securities have been cured, waived or otherwise eliminated. Until any events of default under the trust agreement with respect to the preferred securities have been so cured, waived or otherwise eliminated, the property trustee will act solely on your behalf, as a holder of the preferred securities, and not on our behalf as holder of the common securities, and only you acting with the other holders will have the right to direct the property trustee to act on your behalf.

Liquidation Distribution Upon Dissolution

Each trust will automatically terminate upon expiration of its term or the redemption of all of the preferred securities of the trust. In addition, we will terminate the trust on the first to occur of:

•	our bankruptcy, dissolution or liquidation,

•	the distribution of a like amount of corresponding junior subordinated debentures to the holders of its preferred securities and common securities,

•	the redemption of all of the preferred securities, and

•	the entry of an order for the dissolution of the trust by a court of competent jurisdiction.

If an early dissolution occurs as described in the clauses above, the trustees will liquidate the trust as expeditiously as the trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the trust as provided by applicable law, to the holders of the preferred securities and common securities a like amount of corresponding junior subordinated debentures. If the property trustee determines that this distribution is not practical, you will be entitled to receive out of the assets of the trust available for distribution, after satisfaction of liabilities to creditors of the trust as provided by applicable law, an amount equal to the aggregate of the liquidation amount plus accrued and unpaid distributions to the date of payment. We refer to this liquidation amount in this prospectus as the “liquidation distribution”. If the trust can make the liquidation distribution only in part because it has insufficient assets available to pay the full aggregate liquidation distribution, then it will pay the amounts on a proportionate basis. We, as the holder of the common securities, will be entitled to receive distributions upon any liquidation proportionately with you, and the other holders of the preferred securities, except that if an event exists that constitutes a debenture event of default, the preferred securities will have a priority over the common securities. A supplemental indenture may provide that if an early dissolution occurs as described in the third clause above, the corresponding junior subordinated debentures may be subject to optional redemption in whole, but not in part.

Events of Default; Notice

Under the terms of the form of trust agreement, each of the following constitutes an event of default for a series of preferred securities:

•	the occurrence of a debenture event of default under the junior subordinated indenture (see “Description of Junior Subordinated Debentures — Debenture Events of Default”),

•	default by the property trustee in the payment of any distribution when it becomes due and payable, and continuation of that default for a period of 30 days,

•	default by the property trustee in the payment of any redemption price of the preferred securities or common securities when it becomes due and payable,

•	default in the performance, or breach, in any material respect, of any covenant or warranty of the trustees in the trust agreement, other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in the second and third clauses above, and continuation of the default or breach for a period of 60 days after there has been given to the defaulting trustee or trustees by the holders of at least 10% in aggregate liquidation amount of the outstanding preferred securities, a written notice specifying the default or breach and requiring it to be remedied and stating that the notice is a notice of default under such trust agreement, or

•	the bankruptcy or insolvency of the property trustee and our failure to appoint a successor property trustee within 60 days of that event.

Within five business days after the occurrence of any event of default actually known to the property trustee, the property trustee will transmit notice of the event of default to you, the administrative trustees and us, as depositor, unless the event of default has been cured or waived. We, as depositor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not we are and they are in compliance with all the conditions and covenants applicable to them and to us under the trust agreement.

If a debenture event of default then exists, the preferred securities will have a preference over the common securities upon termination of the trust. See “— Liquidation Distribution Upon Dissolution”.

The existence of an event of default does not entitle you to accelerate the maturity.

Removal of Trustees

Unless a debenture event of default then exists, the holder of the common securities may remove any trustee. If a debenture event of default then exists the holders of a majority in liquidation amount of the outstanding preferred securities may remove the property trustee and the Delaware trustee. In no event will you have the right to vote to appoint, remove or replace the administrative trustees. These voting rights are vested exclusively in us as the holder of the common securities. No resignation or removal of a trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the trust agreement.

Co-trustees and Separate Property Trustee

Unless an event of default then exists, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the trust property may be located, we, as the holder of the common securities, and the administrative trustees will have power to appoint one or more persons approved by the property trustee either to act as a co-trustee, jointly with the property trustee, of all or any part of the trust property, or, to the extent required by law, to act as separate trustee. These persons will have the powers provided in the instrument of appointment, and we may vest in that person or persons any property, title, right or power deemed necessary or desirable, subject to the provisions of the trust agreement. If a debenture event of default exists, the property trustee alone will have power to make that appointment.

Merger or Consolidation of Trustees

Any corporation into which the property trustee, the Delaware trustee or any administrative trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the trustee is a party, or any corporation succeeding to all or substantially all the corporate trust business of the trustee, will be the successor of such trustee under the trust agreements, provided that the corporation is otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Trusts

A trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body, except as described below.

A trust may, at our request, with the consent of the administrative trustees and without your consent, merge with or into, consolidate, amalgamate, or be replaced by a trust organized under the laws of any state. However, the following conditions must be satisfied:

•	the successor entity must either:

•	expressly assume all of the obligations of the trust relating to the preferred securities, or

•	substitute for the preferred securities other securities having substantially the same terms and the same ranking as the preferred securities,

•	we must expressly appoint a trustee of the successor entity possessing the same powers and duties as the property trustee as the holder of the corresponding junior subordinated debentures,

•	the successor securities must be listed, or any successor securities must be listed upon notification of issuance, on any national securities exchange or other organization on which the preferred securities are then listed,

•	the merger, consolidation, amalgamation or replacement must not cause the preferred securities, including any successor securities, to be downgraded by any nationally recognized statistical rating organization,

•	the merger, consolidation, amalgamation or replacement must not adversely affect the rights, preferences and privileges of holders of the preferred securities, including any successor securities, in any material respect,

•	the successor entity must have a purpose identical to that of the trust,

•	prior to the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease we must have received an opinion of counsel to the trust to the effect that:

•	the merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of holders of the preferred securities, including any successor securities, in any material respect, and

•	following the merger, consolidation, amalgamation or replacement neither the trust nor the successor entity will be required to register as an investment company under the Investment Company Act, and

•	we or any permitted successor or assignee must own all of the common securities of the successor entity and guarantee the obligations of such successor entity under the successor securities at least to the extent provided by the guarantee.

However, a trust must not, except with the consent of holders of 100% in liquidation amount of the preferred securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if it would cause the trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

Voting Rights; Amendment of Trust Agreement

Except as provided below and under “Description of Guarantee — Amendments and Assignment” and as otherwise required by law and the applicable trust agreement, you will have no voting rights.

We and the trustees may amend a trust agreement without your consent:

•	to cure any ambiguity, correct or supplement any provisions in the trust agreement which may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, which are not inconsistent with the other provisions of the trust agreement, or

•	to modify, eliminate or add to any provisions of the trust agreement to the extent necessary to ensure that the trust will be classified for United States federal income tax purposes as a grantor trust at all times that any preferred securities and common securities are outstanding, or to ensure that the trust will not be required to register as an investment company under the Investment Company Act.

However, in the case of the first clause above, the action may not adversely affect in any material respect the interests of the holders of the preferred securities or our interests, as the holder of the common securities. Any amendments of the trust agreement will become effective when notice is given to you and us.

We and the trustees may also amend a trust agreement with:

•	the consent of holders representing not less than a majority, based upon liquidation amounts, of the outstanding preferred securities and common securities, and

•	receipt by the trustees of an opinion of counsel to the effect that the amendment or the exercise of any power granted to the trustees under the amendment will not affect the status of the trust as a grantor trust for United States federal income tax purposes or its exemption from the status of an “investment company” under the Investment Company Act.

Without both your and our consent a trust agreement may not be amended to:

•	change the amount or timing of any distribution on the preferred securities and common securities or otherwise adversely affect the amount of any distribution of the preferred securities and common securities as of a specified date, or

•	restrict your or our right to institute suit for the enforcement of any payment on or after that date.

So long as any corresponding junior subordinated debentures are held by the property trustee, the trustees may not:

•	direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or for executing any trust or power conferred on the debenture trustee with respect to the corresponding junior subordinated debentures,

•	waive any past default that is waiveable under specified sections of the junior subordinated indenture,

•	exercise any right to rescind or annul a declaration that the principal of all the junior subordinated debentures is due and payable, or

•	consent to any amendment, modification or termination of the junior subordinated indenture or the corresponding junior subordinated debentures, where that consent is required,

without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding preferred securities. However, where a consent under the junior subordinated indenture would require the consent of each holder of corresponding junior subordinated debentures affected by the consent, no consent may be given by the property trustee without the prior consent of each holder of the corresponding preferred securities.

The trustees may not revoke any action previously authorized or approved by a vote of the preferred securities except by subsequent vote of the holders of the preferred securities. The property trustee will notify you of any notice of default with respect to the corresponding junior subordinated debentures. In addition to obtaining the approval of the holders of the preferred securities prior to taking any of these actions, the trustees must obtain an opinion of counsel experienced in these matters to the effect that the trust will not be classified as a corporation or partnership for United States federal income tax purposes on account of the action.

Any required approval of holders of preferred securities may be given at a meeting of holders of preferred securities convened for that purpose or through a written consent. The property trustee will cause a notice of any meeting at which you are entitled to vote, or of any matter upon which action by written consent is to be taken, to be given to each holder of record of preferred securities in the manner set forth in the trust agreement.

Your vote or consent is not required for a trust to redeem and cancel the preferred securities under the applicable trust agreement.

Any preferred securities that are owned by us, the trustees or any of our affiliates or any affiliate of the trustees, will, for purposes of a vote or consent, be treated as if they were not outstanding.

Global Preferred Securities

We may issue a series of preferred securities in the form of one or more global preferred securities. We will identify the depositary which will hold the global preferred security in the applicable prospectus supplement.

Unless we otherwise indicate in the applicable prospectus supplement, the depositary will be DTC. We will issue global preferred securities only in fully registered form and in either temporary or permanent form. Unless it is exchanged for individual preferred securities, a global preferred security may not be transferred except:

•	by the depositary to its nominee,

•	by a nominee of the depositary to the depositary or another nominee, or

•	by the depositary or any nominee to a successor depositary, or any nominee of the successor.

We will describe the specific terms of the depositary arrangement in the applicable prospectus supplement. We expect that the following provisions will generally apply to these depositary arrangements.

Beneficial Interests in a Global Preferred Security

If we issue a global preferred security, the depositary for the global preferred security or its nominee will credit on its book-entry registration and transfer system the aggregate liquidation amounts of the individual preferred securities represented by the global preferred securities to the accounts of participants. The accounts will be designated by the dealers, underwriters or agents for the preferred securities, or by us if the preferred securities are offered and sold directly by us. Ownership of beneficial interests in a global preferred security will be limited to participants or persons that may hold interests through participants. Ownership and transfers of beneficial interests in the global preferred security will be shown on, and effected only through, records maintained by the applicable depositary or its nominee, for interests of participants, and the records of participants, for interests of persons who hold through participants. The laws of some states require that you take physical delivery of the securities in definitive form. These limits and laws may impair your ability to transfer beneficial interests in a global preferred security.

So long as the depositary or its nominee is the registered owner of the global preferred security, the depositary or nominee will be considered the sole owner or holder of the preferred securities represented by the global preferred security for all purposes under the trust agreement. Except as provided below, you:

•	will not be entitled to have any of the individual preferred securities represented by the global preferred security registered in your name,

•	will not receive or be entitled to receive physical delivery of any preferred securities in definitive form, and

•	will not be considered the owner or holder of the preferred security under the trust agreement.

Payments of Distributions

We will pay distributions on global preferred securities to the depositary that is the registered holder of the global security, or its nominee. The depositary for the preferred securities will be solely responsible and liable for all payments made on account of your beneficial ownership interests in the global preferred security and for maintaining, supervising and reviewing any records relating to your beneficial ownership interests.

We expect that the depositary or its nominee, upon receipt of any payment of liquidation amount, premium or distributions, immediately will credit participants’ accounts with amounts in proportion to their respective beneficial interests in the aggregate liquidation amount of the global preferred security as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in the global preferred security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name”. These payments will be the responsibility of those participants.

Issuance of Individual Preferred Securities

Unless we state otherwise in the applicable prospectus supplement, if a depositary for a series of preferred securities is at any time unwilling, unable or ineligible to continue as a depositary and we do not appoint a successor depositary within 90 days, we will issue individual preferred securities in exchange for the global preferred security. In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to the preferred securities, determine not to have any preferred securities represented by one or more global preferred securities. If that occurs, we will issue individual preferred securities in exchange for the global preferred security.

Further, we may specify that you may, on terms acceptable to us, the property trustee and the depositary for the global preferred security, receive individual preferred securities in exchange for your beneficial interests in a global preferred security, subject to any limitations described in the prospectus supplement relating to the preferred securities. In that instance, you will be entitled to physical delivery of individual preferred securities equal in liquidation amount to that beneficial interest and to have the preferred securities registered in its name. Unless we otherwise specify, those individual preferred securities will be issued in denominations of $25 and integral multiples of $25.

Payment and Paying Agency

A trust will make payments on the preferred securities to DTC, which will credit the relevant accounts at DTC on the applicable distribution dates. However, if any preferred securities are not held by DTC, the trust will make the payments by check mailed to the address of the holder entitled to the payment as shown on the register. Unless we state otherwise in the applicable prospectus supplement, the paying agent will initially be the property trustee, together with any co-paying agent chosen by the property trustee and acceptable to the administrative trustees and us. The paying agent may resign as paying agent upon 30 days’ written notice to the administrative trustees, property trustees and us. If the property trustee ceases to be the paying agent, the administrative trustees will appoint a successor to act as paying agent. The successor must be a bank or trust company acceptable to the administrative trustees and us.

Registrar and Transfer Agent

Unless we state otherwise in the applicable prospectus supplement, the property trustee will act as registrar and transfer agent for the preferred securities.

A trust will register transfers of preferred securities without charge, but upon your payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. A trust will not be required to register the transfer of its preferred securities after the preferred securities have been called for redemption.

Information Concerning the Property Trustee

The property trustee, unless an event of default then exists, will be required to perform only those duties that are specifically set forth in the applicable trust agreement. After an event of default, the property trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. However, the property trustee is under no obligation to exercise any of the powers vested in it by the trust agreement at your request unless you offer reasonable indemnity against the costs, expenses and liabilities that it might incur. If no event of default then exists and the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in a trust agreement or is unsure of the application of any provision of a trust agreement, and the matter is not one on which holders are entitled under the trust agreement to vote, then the property trustee will take such action as is directed by us. If it is not so directed, the property trustee will take such action as it deems advisable and in the best interests of the holders of the preferred securities and the holder of the common securities and will have no liability except for its own bad faith, negligence or willful misconduct.

Miscellaneous

The trust agreements authorize and direct the administrative trustees to operate the related trusts in such a way that the trusts will not be deemed to be an investment company required to be registered under the Investment Company Act or taxed as a corporation for United States federal income tax purposes and so that the corresponding junior subordinated debentures will be treated as our indebtedness for United States federal income tax purposes. We and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of a trust or the trust agreement, that we and the administrative trustees determine in our discretion to be necessary or desirable for these purposes, as long as the action does not materially adversely affect the interests of the holders of the preferred securities.

You have no preemptive or similar rights as a holder of preferred securities. No trust may borrow money or issue debt or mortgage or pledge any of its assets.

DESCRIPTION OF GUARANTEE

At the same time as the issuance by a trust of its preferred securities, we will execute and deliver a guarantee for your benefit, as a holder of the preferred securities. Wilmington Trust Company will act as indenture trustee under the guarantee for the purposes of compliance with the Trust Indenture Act. The guarantee will be qualified as an indenture under the Trust Indenture Act.

The following description of the terms of the guarantee is a summary. It summarizes only those portions of the guarantee that we believe will be most important to your decision to invest in the preferred securities of a trust. You should keep in mind, however, that it is the guarantee, and not this summary, which defines your rights as a holder of preferred securities. There may be other provisions in the guarantee that are also important to you. You should read the guarantee itself for a full description of its terms. The guarantee is filed as an exhibit to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain a copy of the guarantee. When we refer in this summary to preferred securities, we mean the preferred securities issued by a trust to which the guarantee relates.

General Terms of the Guarantee

We will irrevocably agree to pay in full on a subordinated basis, to the extent described below, the guarantee payments, as defined below, to you, as and when due, regardless of any defense, right of set-off or counterclaim that the trust may have or assert other than the defense of payment.

The following payments, which we refer to in this prospectus as the “guarantee payments”, to the extent not paid by or on behalf of the related trust, will be subject to the guarantee:

•	any accrued and unpaid distributions required to be paid to you on the related preferred securities, to the extent that the trust has funds available for the payments,

•	the redemption price for any preferred securities called for redemption, to the extent that the trust has funds available for the payments, or

•	upon a voluntary or involuntary dissolution, winding up or liquidation of the trust, unless the corresponding junior subordinated debentures are distributed to you, the lesser of:

•	the liquidation distribution, and

•	the amount of assets of the trust remaining available for distribution to you.

Our obligation to make a guarantee payment may be satisfied by us directly paying to you the required amounts or by causing the trust to pay the amounts to you.

The guarantee will be an irrevocable guarantee on a subordinated basis of the related trust obligations under the preferred securities, but will apply only to the extent that the related trust has funds sufficient to make the payments. It is not a guarantee of collection.

If we do not make interest payments on the corresponding junior subordinated debentures held by the trust, we expect that the trust will not pay distributions on the preferred securities and will not have funds legally available for those payments. The guarantee will rank subordinate and junior in right of payment to all senior debt. See “— Status of the Guarantee”.

As a non-operating holding company, we have no significant business operations of our own. Therefore, we rely on dividends from our insurance company and other subsidiaries as the principal source of cash flow to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses. Accordingly, our obligations under the guarantee will be effectively subordinated to all existing and future liabilities of our subsidiaries, and you should rely only on our assets for payments under the guarantee. The payment of dividends by our insurance subsidiaries is limited under the insurance holding company laws in the jurisdictions where those subsidiaries are domiciled. See “The Hartford Financial Services Group, Inc”.

Unless we state otherwise in the applicable prospectus supplement, the guarantee does not limit the amount of secured or unsecured debt that we may incur. We expect from time to time to incur additional senior debt.

We have, through the guarantee, the trust agreement, the junior subordinated debentures, the junior subordinated indenture and the expense agreement, taken together, fully, irrevocably and unconditionally guaranteed all of the obligations of the trust under the preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes the guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the obligations of the trust under the preferred securities. See “Relationship Among the Preferred Securities, the Corresponding Junior Subordinated Debentures and the Guarantees”.

Status of the Guarantee

The guarantee will constitute an unsecured obligation of The Hartford Financial Services Group, Inc. and will rank subordinate and junior in right of payment to all its senior debt.

Unless we state otherwise in the applicable prospectus supplement, the guarantee of a series of preferred securities will rank equally with the guarantees relating to all other series of preferred securities that we may issue. The guarantee will constitute a guarantee of payment and not of collection, which means that the guaranteed party may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity. The property trustee of the related trust will hold the guarantee for your benefit. The guarantee will not be discharged except by payment of the guarantee payments in full to the extent not paid by the trust or upon distribution of the corresponding junior subordinated debentures to you.

Amendments and Assignment

We may not amend the guarantee without the prior approval of the holders of not less than a majority of the aggregate liquidation amount of outstanding preferred securities, except for any changes which do not materially adversely affect the rights of the holders of the preferred securities, in which case no vote will be required. The manner of obtaining any approval will be as set forth under “Description of the Preferred Securities — Voting Rights; Amendment of Trust Agreement”.

All guarantees and agreements contained in the guarantee will bind our successors, assigns, receivers, trustees and representatives and will inure to the benefit of the holders of the related preferred securities then outstanding.

Events of Default

An event of default under the guarantee will occur when we fail to perform any of our payment or other obligations under the guarantee. The holders of not less than a majority in aggregate liquidation amount of the related preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee under the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee.

You may institute a legal proceeding directly against us to enforce your rights under the guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.

We, as guarantor, are required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the guarantee.

Information Concerning the Guarantee Trustee

The guarantee trustee, unless a default by us in the performance of the guarantee then exists, is required to perform only those duties that are specifically set forth in the guarantee. After a default under the guarantee, the guarantee trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. However, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the guarantee at your request unless you offer reasonable indemnity against the costs, expenses and liabilities that it might incur.

Termination of the Guarantee

The guarantee will terminate and be of no further force and effect:

•	upon full payment of the redemption price of the related preferred securities,

•	upon full payment of the amounts payable upon liquidation of the related trust, or

•	upon distribution of corresponding junior subordinated debentures to the holders of the preferred securities.

The guarantee will continue to be effective or will be reinstated if at any time you must restore payment of any sums paid under the preferred securities or the guarantee.

Governing Law

The guarantee will be governed by and construed in accordance with the laws of the State of New York.

The Expense Agreement

Under an expense agreement entered into by us, we will irrevocably and unconditionally guarantee to each person or entity to whom a trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the trust, other than obligations of the trust to pay to you the amounts due to you under the terms of the preferred securities.

DESCRIPTION OF CORRESPONDING JUNIOR SUBORDINATED DEBENTURES

The corresponding junior subordinated debentures are to be issued in one or more series of junior subordinated debentures under the junior subordinated indenture with terms corresponding to the terms of the related preferred securities. See “Description of Junior Subordinated Debentures”.

The following description of the terms of the corresponding junior subordinated debentures and the junior subordinated indenture is a summary. It summarizes only those portions of the junior subordinated indenture which we believe will be most important to your decision to invest in the preferred securities. You should keep in mind, however, that it is the junior subordinated indenture, and not this summary, which defines your rights. There may be other provisions in the junior subordinated indenture which are also important to you. You should read the junior subordinated indenture itself for a full description of its terms. The junior subordinated indenture is filed as an exhibit to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain a copy of the junior subordinated indenture.

General Terms of the Corresponding Junior Subordinated Debentures

At the same time a trust issues preferred securities, the trust will invest the proceeds from the sale and the consideration paid by us for the common securities in a series of corresponding junior subordinated debentures issued by us to the trust. Each series of corresponding junior subordinated debentures will be in the principal amount equal to the aggregate stated liquidation amount of the related preferred securities plus our investment in the common securities and, unless we state otherwise in the applicable prospectus supplement, will rank equally with all other series of corresponding junior subordinated debentures. The corresponding junior subordinated debentures will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the junior subordinated indenture to all our senior debt. See “Description of Junior Subordinated

Debentures — Subordination” and the prospectus supplement relating to any offering of related preferred securities.

Optional Redemption

Unless we state otherwise in the applicable prospectus supplement, we may, at our option, redeem the corresponding junior subordinated debentures on any interest payment date, in whole or in part. Unless we state otherwise in the applicable prospectus supplement, the redemption price for any corresponding junior subordinated debentures will be equal to any accrued and unpaid interest to the date fixed for redemption, plus the greater of:

•	the principal amount of the debentures, and

•	an amount equal to:

•	for junior subordinated debentures bearing interest at a fixed rate, the discounted remaining fixed amount payments. See “Description of Junior Subordinated Debentures — Redemption”, or

•	for junior subordinated debentures bearing interest determined by reference to a floating rate, the discounted swap equivalent payments. See “Description of Junior Subordinated Debentures — Redemption”.

If a tax event or an investment company event exists, we may, at our option, redeem the corresponding junior subordinated debentures on any interest payment date falling within 90 days of the occurrence of the tax event or investment company event, in whole but not in part, subject to the provisions of the junior subordinated indenture. The redemption price for any corresponding junior subordinated debentures will be equal to 100% of the principal amount of the corresponding junior subordinated debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption. See “Description of Junior Subordinated Debentures — Redemption”.

For so long as the applicable trust is the holder of all the outstanding series of corresponding junior subordinated debentures, the trust will use the proceeds of any redemption to redeem the corresponding preferred securities. We may not redeem a series of corresponding junior subordinated debentures in part unless all accrued and unpaid interest has been paid in full on all outstanding corresponding junior subordinated debentures of the series for all interest periods terminating on or prior to the redemption date.

Covenants of The Hartford Financial Services Group, Inc.

We will covenant in the junior subordinated indenture for each series of corresponding junior subordinated debentures that we will pay additional sums to the trust, if:

•	the trust that has issued the corresponding series of preferred securities and common securities is the holder of all of the corresponding junior subordinated debentures,

•	a tax event exists, and

•	we have not redeemed the corresponding junior subordinated debentures or terminated the trust.

We will also covenant, for each series of corresponding junior subordinated debentures, that we and our subsidiaries will not:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment on any of our capital stock, or

•	make any payment of principal of, interest or premium, if any, on or repay or repurchase or redeem any debt securities, including other corresponding junior subordinated debentures, that rank equally with or junior in interest to the corresponding junior subordinated debentures or make any related guarantee payments,

other than:

•	dividends or distributions in our common stock,

•	redemptions or purchases of any rights pursuant to our rights plan, or any successor to our rights plan, and the declaration of a dividend of these rights in the future, and

•	payments under any guarantee of preferred securities,

if at that time:

•	there has occurred any event of which we have actual knowledge that with the giving of notice or the lapse of time, or both, would constitute an “event of default” under the junior subordinated indenture for that series of corresponding junior subordinated debentures which we have not taken reasonable steps to cure,

•	we are in default on our payment of any obligations under the related guarantee, or

•	we have given notice of our selection of an extension period as provided in the junior subordinated indenture for that series of corresponding junior subordinated debentures and have not rescinded that notice, or the extension period, or any extension, is continuing.

We will also covenant, for each series of corresponding junior subordinated debentures:

•	to maintain, by ourselves or our permitted successors, directly or indirectly, 100% ownership of the common securities of the trust to which corresponding junior subordinated debentures have been issued,

•	not to voluntarily terminate, wind-up or liquidate any trust, except in connection with a distribution of corresponding junior subordinated debentures to you in liquidation of the trust, or in connection with mergers, consolidations or amalgamations permitted by the related trust agreement, and

•	to use our reasonable efforts, consistent with the terms and provisions of the related trust agreement, to cause the trust to remain a statutory trust and not to be classified as an association taxable as a corporation for United States federal income tax purposes.

RELATIONSHIP AMONG THE PREFERRED SECURITIES, THE CORRESPONDING
JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEES

As long as payments of interest and other payments are made when due on each series of corresponding junior subordinated debentures, these payments will be sufficient to cover distributions and other payments due on the related preferred securities, primarily because:

•	the aggregate principal amount of each series of corresponding junior subordinated debentures will be equal to the sum of the aggregate stated liquidation amount of the corresponding preferred securities and corresponding common securities,

•	the interest rate and interest and other payment dates on each series of corresponding junior subordinated debentures will match the distribution rate and distribution and other payment dates for the corresponding preferred securities,

•	we will pay for all and any costs, expenses and liabilities of the trust except the obligations of the trust to holders of its preferred securities under the preferred securities, and

•	each trust agreement further provides that the trust will not engage in any activity that is not consistent with the limited purposes of the trust.

We will irrevocably guarantee payments of distributions and other amounts due on the preferred securities, to the extent the trust has funds available for the payment of such distributions, to the extent set forth under “Description of Guarantee”.

Taken together, our obligations under each series of junior subordinated debentures, the junior subordinated indenture, the related trust agreement, the related expense agreement and the related guarantee provide a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related series of preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes the guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the obligations of the trust under the preferred securities. If and to the extent that we do not make payments on any series of corresponding junior subordinated debentures, the trust will not pay distributions or other amounts due on its preferred securities.

Notwithstanding anything to the contrary in the junior subordinated indenture, we have the right to set-off any payment we are otherwise required to make under the junior subordinated indenture with and to the extent we have made or are making a payment under the related guarantee.

You may institute a legal proceeding directly against us to enforce your rights under the related guarantee without first instituting a legal proceeding against the guarantee trustee, the related trust or any other person or entity.

The preferred securities of each trust evidence your rights to the benefits of the trust. Each trust exists for the sole purpose of issuing its preferred securities and common securities, investing the proceeds from the sale of such securities in corresponding junior subordinated debentures and related purposes.

A principal difference between your rights as a holder of a preferred security and the rights of a holder of a corresponding junior subordinated debenture is that a holder of a corresponding junior subordinated debenture will accrue, and, subject to the permissible extension of the interest period, is entitled to receive, interest on the principal amount of corresponding junior subordinated debentures held, while you are only entitled to receive distributions if and to the extent the trust has funds available for the payment of those distributions.

Upon any voluntary or involuntary termination, winding-up or liquidation of any trust involving the liquidation of the corresponding junior subordinated debentures, you will be entitled to receive, out of assets held by the trust, the liquidation distribution in cash. See “Description of Preferred Securities — Liquidation Distribution Upon Termination”.

Upon any voluntary or involuntary liquidation or bankruptcy of The Hartford Financial Services Group, Inc., the property trustee, as holder of the corresponding junior subordinated debentures, would be a subordinated creditor. In this case, the property trustee would be subordinated in right of payment to all senior debt, but entitled to receive payment in full of principal and interest, before any of our stockholders receive payments or distributions. Since we are the guarantor under each guarantee and have agreed to pay for all costs, expenses and liabilities of each trust, your position as a holder of the preferred securities and the position of a holder of the corresponding junior subordinated debentures relative to other creditors and to our stockholders in the event of liquidation or bankruptcy of our company would be substantially the same.

A default or event of default under any senior debt would not constitute a default or event of default under the junior subordinated indenture. However, in the event of payment defaults under, or acceleration of, senior debt, the subordination provisions of the junior subordinated indenture provide that we may not make payments on the corresponding junior subordinated debentures until the senior debt has been paid in full or any payment default under the senior debt has been cured or waived. Our failure to make required payments on any series of corresponding junior subordinated debentures would constitute an event of default under the junior subordinated indenture.

PLAN OF DISTRIBUTION

We may sell securities from time to time in one or more transactions separately or as units with other securities, and the trusts may sell from time to time the trust preferred securities. We or the trusts may sell the securities of or within any series to or through agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. We or the trusts may issue securities as a dividend or distribution. In some cases, we or the trusts or dealers acting with us or the trusts or on behalf of us or the trusts may also purchase securities and reoffer them to the public. We or the trusts may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any option agreement or other contractual arrangement.

Agents whom we or the trusts designate may solicit offers to purchase the securities.

•	We or the trusts will name any agent involved in offering or selling securities, and disclose any commissions that we or the trusts will pay to the agent, in the applicable prospectus supplement.

•	Unless we or the trusts indicate otherwise in the applicable prospectus supplement, agents will act on a best efforts basis for the period of their appointment.

•	Agents may be deemed to be underwriters under the Securities Act of 1933, as amended, of any of the securities that they offer or sell.

We or the trusts may use an underwriter or underwriters in the offer or sale of the securities.

•	If we or the trusts use an underwriter or underwriters, we or the trusts will execute an underwriting agreement with the underwriter or underwriters at the time that we or the trusts reach an agreement for the sale of the securities.

•	We or the trusts will include the names of the specific managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement.

•	The underwriters will use the applicable prospectus supplement to sell the securities.

We or the trusts may use a dealer to sell the securities.

•	If we or the trusts use a dealer, we or the trusts, as principal, will sell the securities to the dealer.

•	The dealer will then sell the securities to the public at varying prices that the dealer will determine at the time it sells the securities.

•	We or the trusts will include the name of the dealer and the terms of the transactions with the dealer in the applicable prospectus supplement.

We or the trusts may solicit directly offers to purchase the securities, and we or the trusts may directly sell the securities to institutional or other investors. We or the trusts will describe the terms of direct sales in the applicable prospectus supplement.

We or the trusts may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act of 1933, as amended.

We or the trusts may also offer and sell securities, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms referred to as remarketing firms, acting as principals for their own accounts or as our or the trusts’ agents. Any remarketing firm will be identified and the terms of its agreement, if any, with us or the trusts, and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters under the Securities Act of 1933, as amended, in connection with the securities they remarket.

We or the trusts may indemnify agents, underwriters, dealers and remarketing firms against certain liabilities, including liabilities under the Securities Act of 1933, as amended. Agents, underwriters, dealers and remarketing firms, or their affiliates, may be customers of, engage in transactions with or perform services for us or the trusts, in the ordinary course of business.

We or the trusts may authorize agents and underwriters to solicit offers by certain institutions to purchase the securities at the public offering price under delayed delivery contracts.

•	If we or the trusts use delayed delivery contracts, we or the trusts will disclose that we or the trusts are using them in the prospectus supplement and will tell you when we or the trusts will demand payment and delivery of the securities under the delayed delivery contracts.

•	These delayed delivery contracts will be subject only to the conditions that we or the trusts describe in the prospectus supplement.

•	We or the trusts will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive.

Until the distribution of the securities is completed, rules of the SEC may limit the ability of underwriters and other participants in the offering to bid for and purchase the securities. As an exception to these rules, the underwriters in certain circumstances are permitted to engage in certain transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering, i.e., if they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing securities in the open market. The underwriters also may impose a penalty bid on certain underwriters. This means that if the underwriters purchase the securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of the selling concession from the underwriters who sold those securities as part of the offering. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

We or the trusts may enter into derivative or other hedging transactions involving the securities with third parties, or sell securities not covered by the prospectus to third parties in privately-negotiated transactions. If we or the trusts so indicate in the applicable prospectus supplement, in connection with those derivative transactions, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions, or may lend securities in order to facilitate short sale transactions by others. If so, the third party may use securities pledged by us or the trusts or borrowed from us or the trusts or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us or the trusts in settlement of those derivative or hedging transactions to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement of which this prospectus is a part).

We or the trusts may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.

We or the trusts may loan or pledge securities to third parties that in turn may sell the securities using this prospectus and the applicable prospectus supplement or, if we or the trusts default in the case of a pledge, may offer and sell the securities from time to time using this prospectus and the applicable prospectus supplement. Such third parties may transfer their short positions to investors in the securities or in connection with a concurrent offering of other securities offered by this prospectus and the applicable prospectus supplement or otherwise.

LEGAL OPINIONS

Unless we state otherwise in the applicable prospectus supplement the validity of any securities offered by this prospectus will be passed upon for us by Debevoise & Plimpton LLP, New York, New York, and for the trusts by Richards, Layton & Finger, P.A., special Delaware counsel to the trusts, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements, the related financial statement schedules, and management’s report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from The Hartford Financial Services Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2006 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which report on the financial statements expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s change in its method of accounting and reporting for defined benefit pension and other postretirement plans in 2006), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. This information may be read and copied at the Public Reference Room of the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of these public reference facilities. The Securities and Exchange Commission maintains an Internet site, http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that are subject to the Securities and Exchange Commission’s reporting requirements.

This prospectus is part of a registration statement that we and the trusts have filed with the Securities and Exchange Commission relating to the securities to be offered. This prospectus does not contain all of the information we and the trusts have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the Securities and Exchange Commission, and we and the trusts refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and does not describe all exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the Securities and Exchange Commission’s Public Reference Room or through its Internet site.

INCORPORATION BY REFERENCE

The rules of the Securities and Exchange Commission allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below:

•	our Annual Report on Form 10-K for the year ended December 31, 2006;

•	description of our common stock and the rights associated with our common stock contained in our registration statement on Form 8-A, dated September 18, 1995 (as amended by the Form 8-A/A filed on November 13, 1995);

•	our Current Reports on Form 8-K filed on February 16, 2007 and March 12, 2007; and

•	all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus.

You can obtain any of the filings incorporated by reference in this prospectus through us or from the Securities and Exchange Commission through the Securities and Exchange Commission’s Internet site or at the address listed above. We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus. You should direct requests for those documents to The Hartford Financial Services Group, Inc., One Hartford Plaza, Hartford, Connecticut 06155, Attention: Investor Relations (telephone (860) 547-5000).

52,252,252 Shares of Common Stock

The Hartford Financial Services Group, Inc.

Common Stock

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Goldman, Sachs & Co.	J.P. Morgan

Joint Lead Managers

Citi	Wells Fargo Securities

Senior Co-Managers
BofA Merrill Lynch	Credit Suisse	Morgan Stanley

Junior Co-Managers
Barclays Capital	BNY Mellon Capital Markets, LLC	Deutsche Bank Securities
Piper Jaffray & Co.	SunTrust Robinson Humphrey	UBS Investment Bank

March 17, 2010